Exhibit 4.1

EXECUTION COPY

CANWEST MEDIAWORKS INC.

as Borrower

- and -

THE GUARANTORS FROM TIME TO TIME

PARTY TO THIS AGREEMENT

as Guarantors

- and -

SCOTIA CAPITAL

as Lead Arranger and Book Runner

- and -

THE BANK OF NOVA SCOTIA

as Administrative Agent

- and -

THE LENDERS FROM TIME TO TIME

PARTY TO THIS AGREEMENT

CDN. $500,000,000 CREDIT FACILITY

CREDIT AGREEMENT

DATED AS OF 13 OCTOBER 2005

RBC CAPITAL MARKETS

as Syndication Agent

CIBC WORLD MARKETS

BMO NESBITT BURNS

TD SECURITIES

as Documentation Agents

NATIONAL BANK FINANCIAL

as Co-Arranger

BORDEN LADNER GERVAIS LLP

(ii)

(iii)

TABLE OF CONTENTS

Page No.

SCHEDULE B - FORM OF AGREEMENT OF NEW GUARANTOR

SCHEDULE C - FORM OF COMPLIANCE CERTIFICATE

SCHEDULE D - MODEL CREDIT AGREEMENT PROVISIONS

SCHEDULE E - APPLICABLE PERCENTAGES OF LENDERS

SCHEDULE F - DETAILS OF CAPITAL STOCK, PROPERTY, ETC.

SCHEDULE G - OTHER SECURED OBLIGATIONS

SCHEDULE H - INTELLECTUAL PROPERTY

SCHEDULE I - PERMITTED ENCUMBRANCES

SCHEDULE J - GUARANTORS

SCHEDULE K - MATERIAL CONTRACTS

SCHEDULE L - MATERIAL PERMITS

SCHEDULE M - ORGANIZATION STRUCTURE

SCHEDULE N - EXISTING SCOTIA L/CS

SCHEDULE O - REAL PROPERTY

SCHEDULE P - EXCLUDED INVESTMENTS

SCHEDULE Q - FORM OF BORROWER DEBENTURE

(iv)

THIS CREDIT AGREEMENT is dated as of 13 October 2005

B E T W E E N:

CANWEST MEDIAWORKS INC.

a corporation incorporated under the laws of Manitoba

as Borrower

- and -

THE GUARANTORS LISTED ON SCHEDULE J

TO THIS AGREEMENT FROM TIME TO TIME

as Guarantors

- and -

THE LENDERS LISTED ON SCHEDULE E

TO THIS AGREEMENT FROM TIME TO TIME

as Lenders

- and -

THE BANK OF NOVA SCOTIA,

in its capacity as Administrative Agent

RECITALS:

A. The Lenders have agreed to establish a credit facility in favour of the Borrower on the terms and conditions set out in this Agreement.

B. The parties are entering into this Agreement to provide for the terms of such credit facility.

FOR VALUE RECEIVED, and intending to be legally bound by this Agreement, the parties agree as follows:

ARTICLE 1

DEFINED TERMS

1.1	Defined Terms

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

1.1.1

“Adjusted Consolidated Basis” means, for any period, the results of operations of the Global Group Entities for such period determined on a consolidated basis in accordance with GAAP (but excluding the results of operations of any Person who is not a Global Group Entity which would otherwise be included on such a consolidation), but

(a)	excluding Debt, Interest Expense and the results of operations of any Person that is not a Global Group Entity on the last day of such period, and which would otherwise be included in such consolidated results of operations of the Global Group Entities;

(b)	in circumstances where a Global Group Entity has been disposed of during such period (a “former GGE”) and the proceeds of disposition of such former GGE (or its Property) have been used to permanently repay amounts owing under the Credit or other Permitted Pari Passu Debt during such period, the amounts so repaid shall be excluded from calculations of Total Debt and Interest Expense which would otherwise be included in such calculations for such period; and

(c)	including the results of operations for such period of each Person that during such period, became a Global Group Entity and which is a Global Group Entity on the last day of such period on a pro forma basis for such period (based on historical results of operations or reasonable projections satisfactory to the Required Lenders) and, in circumstances where Debt was incurred or assumed in connection with the acquisition of such Global Group Entity, pro forma Debt and Interest Expense relating thereto.

1.1.2	“Administrative Questionnaire” has the meaning defined in the Provisions.

1.1.3	“Advance” means an availment of the Credit by the Borrower by way of a Prime Rate Advance, BA Equivalent Loan, Base Rate Advance, LIBOR Advance, acceptance of a Banker’s Acceptance or issuance by the Issuing Bank of an L/C, including overdrafts under the Swingline Availability and other deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances, Base Rate Advances and LIBOR Advances, plus the face amount of all outstanding Banker’s Acceptances, BA Equivalent Loans and L/Cs.

1.1.4	“Affiliate” has the meaning defined in the Provisions.

1.1.5	“Agent” or “Administrative Agent” means The Bank of Nova Scotia in its capacity as administrative agent for the Lenders, and any successor administrative agent appointed in accordance with this Agreement.

1.1.6	“Agreement”, “hereof”, “herein”, “hereto”, “hereunder” or similar expressions mean this Agreement, the Recitals hereto and any Schedules hereto, including the Provisions, as amended, supplemented, restated and replaced from time to time in accordance with the provisions hereof, and not any particular Article, Section or other portion hereof.

1.1.7	“Applicable Law” has the meaning defined in the Provisions.

1.1.8	“Applicable Percentage” has the meaning defined in the Provisions. The Applicable Percentage of each Lender as of the date of this Agreement is the percentage calculated based on the amounts set out in Schedule E to this Agreement, which shall be amended and distributed to all parties by the Administrative Agent from time to time as Applicable Percentages change in accordance with this Agreement.

1.1.9	“Approved Fund” has the meaning defined in the Provisions.

1.1.10	“Arm’s Length” has the meaning given to that term for the purposes of the Income Tax Act (Canada).

1.1.11	“Article” means the designated article of this Agreement.

1.1.12	“Asper Group” means:

(a)	the late Israel Harold Asper (“Asper”),

(b)	Asper’s spouse,

(c)	any lineal descendant of Asper (treating for this purpose, for greater certainty, any legally adopted descendant as a lineal descendant),

(d)	the estate of any Person listed in clauses (a) to (c),

(e)	any trust primarily for one or more of the lineal descendants of Asper, spouses of such lineal descendants, Asper himself or any spouse or former spouse of Asper, provided that one or more of the Persons listed in clauses (a) to (c) retain dispositive control of such trust,

(f)	any and all corporations which are directly or indirectly controlled by any one or more of the foregoing, and

(g)	any charitable trust settled by any one or more of the Persons listed in clauses (a) to (c) over which any such Person retains or Persons retain, as the case may be, dispositive control,

provided that, for the purposes of this definition, (i) “control” of a corporation means the ownership of, or control or direction over, more than 50% of the total voting interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors and the votes attached to such voting interests are sufficient, if exercised, to elect a majority of the board of directors of such corporation, (ii) “spouse” includes a Person’s widow or widower, and (iii) “dispositive control” of any trust means the control or direction over the payment or transfer of trust property to beneficiaries.

1.1.13	“Assignment and Assumption” has the meaning defined in the Provisions.

1.1.14	“BA Discount Proceeds” means, in respect of any Banker’s Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Banker’s Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (a) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (b) a fraction, the numerator of which is the term of such Banker’s Acceptance and the denominator of which is 365, rounded to the nearest multiple of 0.001%.

1.1.15	“BA Discount Rate” means, (a) with respect to any Banker’s Acceptance accepted by a Lender named on Schedule I to the Bank Act (Canada), the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for banker’s acceptances of the Schedule I Reference Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Banker’s Acceptance, and (b) with respect to any Banker’s Acceptance accepted by any other Lender, the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for banker’s acceptances of the Other Reference Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Banker’s Acceptance.

1.1.16	“BA Equivalent Loan” has the meaning defined in Section 5.11(5).

1.1.17	“Banker’s Acceptance” means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Borrower and accepted by a Lender pursuant to this Agreement. Orders or drafts that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as “orders”. References in the Provisions to “bankers’ acceptances” shall be interpreted as referring to Banker’s Acceptances.

1.1.18	“Banker’s Acceptance Fee” means, with respect to any Banker’s Acceptance, the amount calculated by multiplying the face amount of the Banker’s Acceptance by the applicable rate for the Banker’s Acceptance Fee specified in Section 2.6, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the applicable actual number of days to elapse from and including the date of acceptance of the Banker’s Acceptance by the Lender up to but excluding the maturity date of the Banker’s Acceptance and the denominator of which is the number of days in the calendar year in question.

1.1.19	“Base Rate” means, on any day, the greater of:

(a)	the average of the annual rates of interest (expressed as a percentage per annum on the basis of a 360 day year) offered by each Schedule I Reference Lender on that day as its reference rate for commercial loans made by it in Canada in US Dollars; and

(b)	the Federal Funds Effective Rate plus 0.75% per annum.

1.1.20	“Base Rate Advance” or “Base Rate Loan” means an advance in US Dollars bearing interest based on the Base Rate and includes any deemed Base Rate Advance provided for in this Agreement.

1.1.21	“Borrower” means CanWest MediaWorks Inc., a corporation amalgamated under the Corporations Act (Manitoba), its successors and permitted assigns.

1.1.22	“Borrower Debenture” has the meaning defined in Section 5.1.

1.1.23	“BoA/Citibank Swaps” means the existing Swap Transactions as at the date of this Agreement between the Borrower and Citibank Canada and Bank of America, N.A., including the exchange offer high yield swaps executed on November 23, 2004 (with an effective date of November 18, 2004) to mature on September 15, 2012.

1.1.24	“Branch of Account” means (a) for the purpose of obtaining and repaying Advances under the Swingline Availability, the branch of the Agent located at Scotia Plaza Branch, 40 King Street West, Toronto, Ontario, M5W 2X6, and (b) for all other purposes, WBO – Loan Administration & Agency Operations of the Agent located at 720 King Street West, 4th Floor, Wholesale Banking Operations, Toronto, Ontario, M5V 2T3, or such other branch or branches as may be designated by the Agent from time to time.

1.1.25	“Business Day” means a day of the year, other than Saturday or Sunday, on which (a) in respect of notices, determinations, payments or Advances relating to Base Rate Advances, the Agent is open for normal banking business at its executive offices in Toronto, Ontario, the Branch of Account and its principal office in New York, New York, (b) in respect of notices, determinations, payments or Advances relating to LIBOR Advances, the Agent is open for normal banking business at its executive offices in Toronto, Ontario, the Branch of Account and its principal offices in New York, New York and London, England, and (c) for all other purposes, the Agent is open for normal banking business at its executive offices in Toronto, Ontario and the Branch of Account.

1.1.26	“Canadian Dollars”, “Cdn. Dollars”, “Cdn. $” and “$” mean the lawful money of Canada.

1.1.27	“CanWest” means CanWest Global Communications Corp.

1.1.28	“CanWest Fund” means the CanWest MediaWorks Income Fund, a trust formed under the laws of the Province of Ontario.

1.1.29	“CanWest GP” means CanWest MediaWorks (Canada) Inc.

1.1.30	“CanWest LP” means CanWest MediaWorks Limited Partnership.

1.1.31	“CanWest Fund Entities” means, collectively, the CanWest Fund, CWMW Trust, CanWest LP, CanWest GP, CanWest MediaWorks Publications Inc., CanWest Books Inc., and any other present or future Subsidiary of any of the foregoing, and their successors and assigns, and “CanWest Fund Entity” means any one of them.

1.1.32	“CanWest Partnership Agreement” means the limited partnership agreement made as of 7 September 2005 as amended and restated by the amended and restated limited partnership agreement made as of 13 October 2005 between the Borrower, CanWest GP and CWMW Trust, pursuant to which CanWest LP was formed.

1.1.33	“CanWest Services Agreement” means the services agreement dated as of 13 October 2005 between the Borrower, CanWest GP and CanWest LP;

1.1.34	“Capital Lease” means any lease that is not an Operating Lease.

1.1.35	“Capital Lease Obligations” means, as to any Person, an obligation of such Person to pay rent or other amounts under a Lease of (or other agreement conveying the right to use) real property, personal property or both, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person for financial reporting purposes under GAAP (including Section 3065 of the Canadian Institute of Chartered Accountants Handbook) and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP (including such Section 3065 of the Canadian Institute of Chartered Accountants Handbook).

1.1.36	“Capital Stock” means, with respect to any Person from time to time, any and all shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in the Person’s equity or capital from time to time, however designated and whether voting or non-voting.

1.1.37

“CDOR Rate” means, on any date, with respect to any Banker’s Acceptance, the simple average of the rates shown on the display referred to as the “CDOR Page” (or any display substituted therefor) on Reuters Domestic Money Service (or any successor source from time to time) with respect to the banks and other financial institutions named in such display at or about 10:00 a.m. (Toronto time) on such date for banker’s acceptances having an identical maturity date to the maturity date of such Banker’s Acceptance, as determined by the Agent, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, that if such rates are not available, then the CDOR Rate for any day shall be calculated as the average of the bid rates (rounded upwards to the nearest 1/16th of 1%) quoted by each of the Schedule I Reference Lenders for its own banker’s acceptances for the applicable period as of 10:00 a.m. (Toronto time) on such day, as determined by the

Agent, or if such day is not a Business Day, then on the immediately preceding Business Day.

1.1.38	“Change in Law” has the meaning defined in the Provisions.

1.1.39	“Change of Control” means (i) the Asper Group ceases to beneficially own, directly or indirectly, at least 25% of the votes attached to CanWest’s Capital Stock entitled to vote for the election of the board of directors of CanWest; (ii) any Person or related group of Persons shall at any time be, directly or indirectly, the beneficial owner of a greater percentage of the votes attached to CanWest’s Capital Stock entitled to vote for the election of CanWest’s board of directors than the votes attached to CanWest’s Capital Stock entitled to vote for the election of the board of directors beneficially owned, directly or indirectly, by the Asper Group; (iii) CanWest’s or any Global Group Entities’ shareholders approve any plan or proposal for the liquidation or dissolution of CanWest, the Borrower or any one or more other Global Group Entities the aggregate amount of EBITDA (calculated on an unconsolidated basis at any time for the then immediately preceding four completed fiscal quarters, but net of any amounts that would be excluded in the calculation of EBITDA calculated on an Adjusted Consolidated Basis) of which represents an amount greater than 15% of EBITDA of the Global Group Entities calculated on an Adjusted Consolidated Basis (calculated at any time for the then immediately preceding four completed fiscal quarters); or (iv) any Person or group of Persons shall cause, as a result of any proxy solicitation made otherwise than by or on behalf of management, Continuing Directors to cease to be a majority of the board of directors of CanWest (where “Continuing Directors” are (y) members of the original board of directors, or (z) members appointed or whose nomination is approved by a majority of the Continuing Directors or nominated at a time that the Continuing Directors form a majority of the board of directors).

1.1.40	“Closing” means the consummation of the Implementation Transactions.

1.1.41	“Closing Date” means 13 October 2005 or such other day as may be agreed to by the parties which is not later than 31 October 2005.

1.1.42	“Collateral” means cash, a bank draft or a letter of credit issued by a Canadian chartered bank, all in a form satisfactory to the Agent, acting reasonably.

1.1.43	“Collateral Agency Agreement” means the intercreditor and collateral agency agreement made as of 13 October 2005 between the Borrower and the Persons who are, and from time to time become, parties thereto, as guarantors, the Collateral Agent, and the Persons who are, and from time to time become, parties thereto as Secured Creditors (as defined therein).

1.1.44	“Collateral Agent” means CIBC Mellon Trust Company, a trust company to which the Trust and Loan Companies Act (Canada) applies, in its capacity as Collateral Agent or fondé de pouvoir, as the case may be, under the Collateral Agency Agreement, its successors and assigns.

1.1.45	“Commitment” means in respect of each Lender from time to time, the covenant to make Advances to the Borrower in the Lender’s Applicable Percentage of the maximum amount of the Credit and, where the context requires, the maximum amount of Advances which the Lender has covenanted to make.

1.1.46	“Communications Business” means:

(a)	the media and communications businesses and activities related thereto including the television broadcasting and related businesses (such as the sale of television advertising and programming and the development, production and distribution of television and film programming), radio broadcasting and related businesses (such as sale of radio advertising and the production of radio programming) and specialty or pay television (including Prime TV), cable television, electronic media, data, voice and video transmission, print media, advertising, billboards, tower transmission rental and sales and real property rental and sales (to the extent only that such real property rental and sales arise from lease or sale of properties used by any Obligor in connection with any of the foregoing media and communications businesses);

(b)	the publications business (such as the publication of print and electronic newspapers and magazines);

(c)	providing executive advisory, management and administrative services to CanWest Irish Holdings (Barbados) Inc., CanWest MediaWorks (NZ) Limited, other Obligors and other Subsidiaries and Affiliates of the Borrower which are not Obligors;

(d)	lending money by the Borrower to other Obligors;

(e)	providing executive advisory, management and administrative services to the CanWest Fund Entities; and

(f)	the holding of ownership interests in Persons engaged in any of the foregoing.

1.1.47	“Compliance Certificate” means a certificate in the form of Schedule C, signed by a senior officer of the Borrower.

1.1.48	“Constating Documents” means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation, continuance or association, memorandum of association, by-laws, declaration of trust, trust indenture, partnership agreement, limited liability company agreement or other similar document, as applicable, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Person’s Capital Stock, all as amended, supplemented, restated or replaced from time to time.

1.1.49	“Contract” means any agreement, contract, indenture, Lease, deed of trust, licence, option, undertaking, promise or any other commitment or obligation, whether oral or written, express or implied, other than a Permit.

1.1.50	“Contributing Lender” shall have the meaning defined in Section 5.22.

1.1.51	“Control” has the meaning defined in the Provisions.

1.1.52	“Credit” means the credit facility of up to Cdn. $500,000,000 or the Equivalent Amount in US Dollars established by the Lenders in favour of the Borrower pursuant to Article 2 of this Agreement.

1.1.53	“Currency Agreements” means (a) any contract for the sale, purchase or exchange, whether for spot or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged) and whether or not subject to any ISDA Master Agreement, (b) any currency swap agreements, option contracts, futures contracts, options on futures contracts, spot or forward contracts or other agreements to purchase or sell currency or any other similar arrangements related to movements in the rates of exchange of currencies, or (c) other similar derivatives transactions or any other contract or arrangement having the same economic effect as the foregoing, whether at, above or below current market prices.

1.1.54	“Current Market Price” means, in respect of the Capital Stock of any Person (the “Traded Securities”) on any date, the average closing price for the Traded Securities during a period of twenty (20) consecutive trading days ending on the third (3rd) trading day before that date on the principal public stock exchange on which the Traded Securities are listed, provided, however, that if in the reasonable opinion of the Required Lenders the trading activity of the Traded Securities during that period does not create a market which reflects the fair market value of a Traded Security, then the current market price will be determined on a basis satisfactory to the Required Lenders, acting in good faith and in their sole discretion, and provided further that any selection, or opinion or determination by the Required Lenders will be conclusive and binding.

1.1.55	“Debt” means, with respect to a Person, without duplication and, except as provided in item (b) below, without regard to any uncapitalized interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP, unless the context otherwise requires:

(a)	all obligations (including, without limitation, by way of overdraft and drafts or orders accepted representing extensions of credit) that would be considered to be indebtedness for borrowed money, and all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments;

(b)	the face amount of all banker’s acceptances, if any, and similar instruments;

(c)	all liabilities upon which interest charges are customarily paid by that Person;

(d)	any Capital Stock of that Person (or of any Subsidiary of that Person) which Capital Stock, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date, for cash or securities constituting Debt;

(e)	all Capital Lease Obligations, synthetic lease obligations, obligations under sale and leaseback transactions, indebtedness under arrangements relating to Purchase Money Encumbrances and other obligations in respect of the deferred purchase price of property or services;

(f)	the amount of the contingent liability under any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation of another Person of the type included in items (a) through (e) above, including the amount of all contingent liabilities in respect of letters of credit and letters of guarantee and similar instruments; and

(g)	the amount of all contingent liabilities in respect of performance bonds and surety bonds, and any other guarantee or other contingent liability of any part or all of an obligation of a Person other than an Obligor, in each case only to the extent that the guarantee or other contingent liability is required by GAAP to be treated as a liability on a balance sheet of the guarantor or Person contingently liable;

and, for greater certainty, includes Permitted Obligations to the extent that the Permitted Obligations fall within any of the foregoing categories; provided that the following items do not constitute Debt: (i) trade payables, (ii) accrued liabilities that are current liabilities incurred in the ordinary course of business (including subscriber deposits), and (iii) obligations in respect of which the Borrower has the right, exercisable at its option and subject only to Specified Conditions, to convert such obligation into Capital Stock of CanWest Global Communications Corp. or to satisfy any retraction or redemption obligations in respect thereof by the issuance of such Capital Stock, except to the extent that (A) any Obligor may be required to retract, redeem, repurchase or cancel such Capital Stock, or (B) such Capital Stock of CanWest Global Communications Corp. may be convertible into or exercisable for any other Capital Stock that an Obligor may be required to so redeem, repurchase, retract or cancel; and provided further that in the case of foreign denominated Debt of a Person which is the subject of a Currency Agreement, such Person’s Debt, at any time, shall (without duplication of any other adjustment to such Person’s Debt) be the Debt at the hedged rate.

1.1.56	“Deed of Hypothec” means a deed of hypothec granted by an Obligor as described in Section 3.1(1)(d).

1.1.57	“Default” has the meaning defined in the Provisions and, without limiting the Provisions, Default includes an Event of Default and a Pending Event of Default.

1.1.58	“Defaulting Lender” has the meaning defined in Section 5.22.

1.1.59	“Demand” has the meaning defined in Section 5.20(3).

1.1.60	“Designated Account” means, in respect of any Advance, the account or accounts maintained by the Borrower at a branch of the Agent in Toronto, Ontario that the Borrower designates in its notice requesting an Advance.

1.1.61	“Distribution” means:

(a)	the retirement, redemption, retraction, purchase, or other acquisition of any Equity or Related Party Debt of any Global Group Entity;

(b)	the declaration or payment of any dividend, return of capital or other distribution (in cash, securities or other Property or otherwise) of, on or in respect of, any Equity of any Global Group Entity;

(c)	any payment or repayment of or on account of Related Party Debt of any Global Group Entity, including in respect of principal, interest, bonus, premium or otherwise;

(d)	any payment of management or similar fees (other than payments of management or similar fees which are deducted in the calculation of net income of the applicable Person in accordance with GAAP, including management fees payable under the Operating Agreements); and

(e)	any other payment or distribution (in cash, securities or other Property, or otherwise) of, on or in respect of any Equity or Related Party Debt of any Global Group Entity,

and the terms “Distribute” and “Distributed” shall have corresponding meanings.

1.1.62	“Drawdown Date” means the date, which shall be a Business Day, of any Advance.

1.1.63	“EBITDA” means the net income of the Global Group Entities determined on an Adjusted Consolidated Basis in accordance with GAAP for the last four completed fiscal quarters of the Borrower:

(a)	plus, to the extent deducted in calculating such net income, Interest Expense, expenses for income tax, expenses for depreciation and amortization;

(b)	plus, to the extent not included in such net income, Non-Group Distributions in respect of the Global Group Entities;

(c)	plus/minus, any other non-cash items reducing/increasing such net income for such period (other than any non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period);

(d)	plus/minus, to the extent included/excluded in calculating such net income (i) all extraordinary, non-recurring and unusual items, (ii) gains or losses on sales of assets, (iii) losses from write-downs, and (iv) any other non-cash items increasing such net income (other than any non-cash items that were accrued in the ordinary course of business);

provided that notwithstanding the foregoing, the aggregate of the Non-Group Distributions received from any Person which is included in EBITDA shall not exceed the Global Group Entities’ share, or Global Group Entity’s share, as the case may be, of the EBITDA of such Person (calculated on the basis of the net income of such Person adjusted in accordance with the above) for any relevant period, based on the Global Group Entities’, or such Global Group Entity’s, as the case may be, proportionate economic interest in such Person; and provided further that (i) for purposes of calculating pro forma EBITDA of the Global Group Entities as of the Closing Date, there shall be included in (b) above the projected Non-Group Distributions to be received from the CanWest Fund Entities during the 12 month period following the Closing Date, and (ii) for purposes of calculating EBITDA of the Global Group Entities during the 12 month period following the Closing Date, the amount that shall be included in (b) above in respect of Non-Group Distributions from the CanWest Fund Entities, shall be the amount calculated by annualizing the actual amount of such Non-Group Distributions received by the Global Group Entities during the period from the Closing Date to the end of the applicable fiscal quarter.

1.1.64	“Eligible Assignee” has the meaning defined in the Provisions.

1.1.65	“Encumbrance” means:

(a)	with respect to any Property, any mortgage, deed of trust, lien, pledge, hypothec, hypothecation, encumbrance, charge, assignment, consignment, security interest, royalty interest, adverse claim or defect of title in, on or of the Property;

(b)	the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or title retention agreement relating to an asset;

(c)	any purchase option, call or similar right of a third party in respect of any Property;

(d)	any netting arrangement or set-off arrangement (other than netting or set-off arising by operation of law in the ordinary course of business), defeasance arrangement or other similar arrangement; and

(e)	any other agreement, trust or arrangement having the effect of security for the payment or performance of any debt, liability or obligation,

and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” shall have corresponding meanings.

1.1.66	“Environmental Laws” means all Applicable Laws or any parts thereof pertaining to the environment, Hazardous Material or health and safety.

1.1.67	“Equity” means, in respect of any Person, Capital Stock of such Person, warrants, options or other rights to acquire Capital Stock of the Person and securities convertible into or exchangeable for Capital Stock of such Person.

1.1.68	“Equivalent Amount” means, on any date, the equivalent amount in Canadian Dollars or US Dollars, as the case may be, after giving effect to a conversion of a specified amount of US Dollars to Canadian Dollars or Canadian Dollars to US Dollars, as the case may be, at the Exchange Rate.

1.1.69	“Event of Default” means any of the events or circumstances described in Section 8.1.

1.1.70	“Exchange Rate” means on any day, for the purpose of calculations under this Agreement, the amount of Canadian Dollars into which US Dollars may be converted, or vice versa, using the Bank of Canada noon spot rate for converting the one currency into the other on that day or if that day is not a Business Day, the preceding Business Day, or if such rate is not so published by the Bank of Canada for any such day, then at the mid rate (i.e. the average of the Agent’s spot buying and selling rates) quoted by the Agent at the Branch of Account at approximately noon (Toronto time) on that day in accordance with its normal practice for the applicable currency conversion in the wholesale market, or if that day is not a Business Day, the preceding Business Day.

1.1.71	“Excluded Global Group Entities” means, collectively (i) CGS International Holdings (Luxembourg) SāRL (ii) any other Subsidiary of CanWest Global Communications Corp. incorporated under the laws of Luxembourg, and (iii) any other Global Group Entity acceptable to the Required Lenders, acting reasonably.

1.1.72	“Excluded Investments” means the Property described in Schedule P annexed hereto.

1.1.73	“Excluded Taxes” has the meaning defined in the Provisions.

1.1.74	“Existing Credit Agreement” means the credit agreement dated as of November 7, 2000 between CanWest Media Inc. (now CanWest MediaWorks Inc.), as borrower, CanWest Global Communications Corp., as guarantor, the Lenders (as defined therein), and The Bank of Nova Scotia, as administrative agent, as amended to date.

1.1.75	“Existing Credit Facilities” means the credit facilities established in favour of the Borrower pursuant to the Existing Credit Agreement.

1.1.76

“Federal Funds Effective Rate” means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of

New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the average of the quotations for that day for such transactions received by the Agent from three Federal Funds brokers of recognized standing.

1.1.77	“Fee Letter” means the confidential fee letter agreement dated 7 September 2005 made by The Bank of Nova Scotia addressed to the Borrower providing for the payment of certain fees in relation to the Credit, accepted and agreed to by the Borrower of even date therewith.

1.1.78	“Foreign Lender” has the meaning defined in the Provisions.

1.1.79	“Fronting Fee” means the fee payable to the Issuing Bank upon the issuance or renewal of an L/C calculated in accordance with Section 2.6.

1.1.80	“Fund” has the meaning defined in the Provisions.

1.1.81	“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada, as established by the Canadian Institute of Chartered Accountants or any successor institute, provided, however, that if there occurs after the date hereof any change in GAAP from that used in the preparation of the audited financial statements of CanWest Media Inc. (a predecessor of the Borrower) for its fiscal year ending August 31, 2004 or that affects in any respect the calculation of any covenant contained in Section 7.1, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.1 shall be calculated as if no such change in GAAP has occurred.

1.1.82	“Global Group Entities” means the Obligors and the Excluded Global Group Entities, and “Global Group Entity” means any one of them.

1.1.83	“Governmental Authority” has the meaning defined in the Provisions.

1.1.84	“Guarantor Obligations” means the obligations of the Guarantors under the Loan Documents.

1.1.85	“Guarantors” means each of the Persons listed on Schedule J, and each other Person which delivers a guarantee and security hereunder, and becomes a party hereto and to the Collateral Agency Agreement, from time to time in accordance with Section 3.1.

1.1.86	“Hazardous Materials” means any substance, product, waste, residue, pollutant, material, chemical, contaminant, dangerous good, constituent or other material which is or becomes listed, regulated, defined or addressed under or subject to any Environmental Law or any applicable Permit issued under any Environmental Law, including asbestos, petroleum, tailings, mining residue and polychlorinated biphenyls.

1.1.87	“Implementation Transactions” means:

(a)	the completion of the Tender Offer;

(b)	the completion of the Offering;

(c)	the acquisition by CanWest LP of all of the issued and outstanding common shares of CanWest MediaWorks Publications Inc. and of certain debts of CanWest MediaWorks Publications Inc.;

(d)	the acquisition by CanWest GP of all of the issued and outstanding special voting shares of CanWest MediaWorks Publications Inc.;

(e)	the transfer to CanWest LP of the certain cost centre assets, information technology assets and assets formerly owned by Reach Canada Inc. from the Borrower; and

(f)	all related transactions as described in steps 6 to 31 of the steps memorandum dated 12 October 2005 prepared by Osler, Hoskin & Harcourt LLP.

1.1.88	“Inactive Subsidiaries” means Apple Box Productions Sub Inc., Southam Digital Inc./Southam Numerique Inc., CanWest (U.S.) Inc., and any other Subsidiary of the Borrower (specifically excluding the Global Group Entities) which, if included as an Inactive Subsidiary, would not result in (i) the representation and warranty in Section 6.1(4)(m) being incorrect, or (ii) a breach of Section 7.4(4)(e), and “Inactive Subsidiary” means any one of them; provided however that any such Person shall cease to be an Inactive Subsidiary if it becomes a Guarantor.

1.1.89	“Indemnified Taxes” has the meaning defined in the Provisions.

1.1.90	“Intellectual Property” means patents, trademarks, service marks, trade names, copyrights, trade secrets, industrial designs and other similar rights.

1.1.91	“Interbank Reference Rate” means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other chartered banks.

1.1.92	“Intercreditor Agreement” means any intercreditor, subordination or postponement agreement that may be entered into from time to time which provides for the terms of subordination, ranking or priority of any other Debt in relation to any of the Secured Obligations, including the subordination and postponement provisions of the Senior Subordinated Note Indenture and any agreements referenced in Section 1.1.139(e) and Section 1.1.140(e).

1.1.93	“Interest Coverage Ratio” means, at any time, the ratio calculated by dividing (a) EBITDA for the four most recently completed fiscal quarters by (b) Interest Expense for such period.

1.1.94	“Interest Expense” means, for the Global Group Entities for any period, the aggregate, without duplication, of all expenses incurred by the Global Group Entities on an Adjusted Consolidated Basis for interest and equivalent costs of borrowing, including but not limited to:

(a)	banker’s acceptance fees, if any;

(b)	discounts on banker’s acceptances, if any;

(c)	the interest portion of any Capital Lease Obligation;

(d)	all fees and other compensation paid to any Person that has extended credit to an a Global Group Entity; and

(e)	the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program,

all as determined at such time, in each case whether or not actually paid (unless paid by the issuance of securities constituting Debt).

1.1.95	“Interest Payment Date” means the 21st day of each calendar month.

1.1.96	“Interest Period” has the same meaning as LIBOR Period.

1.1.97	“Interest Rate Agreements” means (a) any interest rate swap, option contract, futures contract, option on futures contract, cap, floor, collar, or any other similar arrangement relating to movements in interest rates or that is designed to protect against fluctuations in interest rates or to obtain the benefits of floating or fixed interest rates; or (b) any other similar derivatives transaction or any other contract or arrangement having the same economic effect, whether at, above or below current market prices.

1.1.98	“Investment” means (a) any investment in or purchase of or other acquisition of any Equity of any Person, (b) any purchase or other acquisition of a business or undertaking or division of any Person, including Property comprising the business, undertaking or division, (c) any investment in or purchase of or other acquisition of any assets of any other Person, or (d) any loan or advance or guarantee or the provision of any other financial assistance of any kind to, or otherwise becoming liable for any debts, liabilities or obligations of, any Person.

1.1.99	“Issuing Bank” has the meaning defined in the Provisions, which for the time being, is Scotia Capital and includes other Lenders designated by the Agent from time to time after consultation with the Borrower to be Issuing Banks.

1.1.100	“Landlord Consent Agreement” means an agreement entered into by the Collateral Agent with the landlord and tenant in relation to premises Leased by an Obligor, in form and substance satisfactory to the Collateral Agent and Agent.

1.1.101	“L/C” or “Letter of Credit” means a standby letter of credit, letter of guarantee or commercial letter of credit denominated in Canadian Dollars or US Dollars in a form satisfactory to the Issuing Bank and issued by the Issuing Bank under the Credit at the request of the Borrower. The letters of credit issued (or deemed to have been issued) by Scotia Capital under the Existing Credit Facilities listed in Schedule N hereto that remain outstanding as of the date of the initial Advance under the Credit (“Existing Scotia L/Cs”), and all extensions, replacements and renewals thereof, shall be deemed to have been issued by the Issuing Bank and to be L/Cs outstanding under the Credit.

1.1.102	“Lease” includes any lease, sublease, offer to lease or sublease, occupancy or tenant agreement and lease or sublease amending agreement, and “Leased” shall have a corresponding meaning.

1.1.103	“Lenders” means each of the Persons listed on Schedule E and other lenders that agree from time to time to become Lenders in accordance with the terms of this Agreement and includes, where the context requires, the Issuing Bank, and “Lender” means any one of the Lenders.

1.1.104	“Lending Office” means, as to any Lender, the office or offices from which it makes Advances and receives payments pursuant to this Agreement from time to time.

1.1.105	“LIBO Rate” means for any LIBOR Period and LIBOR Advance, a rate expressed as a percentage per annum on the basis of a 360 day year equal:

(a)	to the rate for deposits in US Dollars in the London interbank market for a period equal to the LIBOR Period and in an amount approximately equal to the amount of the LIBOR Advance, that appears on the Reuters Telerate Page 3750 (or any successor source from time to time) as of 11:00 a.m. London time two Business Days before the first day of the LIBOR Period; or

(b)	if no such rate appears as contemplated in item (a) above, to the rate at which deposits in US Dollars are offered by the principal lending office of Scotia Capital in London, England to leading banks in the London interbank market at 11:00 a.m. London time two Business Days before the first day of the LIBOR Period for a period equal to the LIBOR Period and in an amount approximately equal to the amount of the LIBOR Advance.

1.1.106	“LIBOR Advance” or “LIBO Rate Loan” means an advance in US Dollars bearing interest based on the LIBO Rate.

1.1.107	“LIBOR Period” means the period selected by the Borrower for a LIBOR Advance or the period applicable to the LIBOR Advance under the terms of this Agreement.

1.1.108	“Liquidity and Exchange Agreement” means the liquidity and exchange agreement dated as of 13 October 2005 between the Borrower, the CanWest Fund, CWMW Trust, CanWest GP and CanWest LP.

1.1.109	“Loan” has the meaning defined in the Provisions.

1.1.110	“Loan Documents” means this Agreement, the Borrower Debenture, the Collateral Agency Agreement, all Security, any Intercreditor Agreement, the Fee Letter, and all other documents from time to time relating to the Credit or any of them.

1.1.111	“Market Value of Public Equity” means the aggregate of the Current Market Price of (i) units of CanWest Fund owned by an Obligor and pledged in favour of the Collateral Agent pursuant to the Security, (ii) units of the Fund into which units of CanWest LP owned by an Obligor and pledged in favour of the Collateral Agent pursuant to the Security are exchangeable, to the extent such units of CanWest LP are immediately exchangeable (without condition) into such units of CanWest Fund (which, for greater certainty, includes any subordinated units of CanWest LP to the extent immediately exchangeable (without condition) by the Obligor into units of CanWest Fund), (iii) the publicly traded Capital Stock of CanWest MediaWorks (NZ) Limited owned by an Obligor and pledged in favour of the Collateral Agent pursuant to the Security, and (iv) publicly traded voting Capital Stock of Ten Network Holdings Limited into which the Capital Stock of The Ten Group Pty. Limited owned by an Obligor and pledged in favour of the Collateral Agent pursuant to the Security are exchangeable or convertible, to the extent that such Capital Stock of The Ten Group Pty. Limited is immediately convertible or exchangeable (without condition) by the Obligor into such publicly traded voting Capital Stock of Ten Network Holdings Limited in compliance with all applicable foreign ownership restrictions.

1.1.112	“Material Adverse Effect” means any material adverse change in or material adverse effect on (a) the business, affairs, prospects, assets or financial condition of the Global Group Entities taken as a whole; (b) the ability of any Global Group Entity to observe, perform or comply with its material obligations under any of the Loan Documents; or (c) the rights and remedies of, as applicable, the Agent, the Collateral Agent or any of the Lenders under any of the Loan Documents, in each case, as determined by the Required Lenders, acting reasonably.

1.1.113	“Material Contracts” means:

(a)	the Senior Subordinated Note Indenture;

(b)	the Securityholders Agreement;

(c)	the Liquidity and Exchange Agreement;

(d)	the CanWest Partnership Agreement;

(e)	to the extent not included in items (a) to (d) above, each of the contracts, agreements, documents and other instruments described in Schedule K; and

(f)	any other Contract (other than any Loan Document or Lease) to which a Global Group Entity is or becomes a party at any time that, if terminated, has or could reasonably be expected to have a Material Adverse Effect.

1.1.114	“Material Permit” means (a) each Permit described in Schedule L, and (b) any other Permit issued at any time to a Global Group Entity that, if terminated, has or could reasonably be expected to have a Material Adverse Effect.

1.1.115	“Maturity Date” means 13 October 2010.

1.1.116	“National Post Affiliation and Support Services Agreement” means the affiliation and support services agreement dated as of 13 October 2005 between the Borrower, CanWest LP and The National Post Company.

1.1.117	“Net Cash Proceeds” means:

(a)	in connection with any sale, transfer or other disposition of Property, the proceeds thereof in the form of cash and readily marketable cash equivalents of such sale, transfer or disposition net of (i) reasonable legal fees, accountant’s fees and investment banking fees, (ii) amounts required to be applied to the repayment of Debt secured by a Permitted Encumbrance ranking in priority to the Security on the Property which is the subject of the sale, transfer or other disposition, (iii) reasonable arms length real estate agents’ fees, brokers’ fees, and similar fees and customary expenses actually incurred in connection with the sale, transfer or other disposition, (iv) the amount of any reasonable reserve required to be established in accordance with GAAP against any liabilities (other than Taxes deducted pursuant to clause (v) below) (x) associated with the Property which is the subject of the sale, transfer or other disposition, and (y) retained by the Borrower, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any liability) shall be deemed to be Net Cash Proceeds of the sale, transfer or other disposition, received on the date of such reduction and (v) Taxes paid or reasonably estimated to be payable as a result thereof (For the avoidance of doubt, in the case of asset swaps with Arm’s Length Persons, the Net Cash Proceeds shall include only the portion of proceeds received in the form of cash and readily marketable cash equivalents); and

(b)	in connection with any issuance of Debt, the cash proceeds received from such issuance, net of reasonable legal fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

1.1.118	“Non BA Lender” has the meaning defined in Section 5.11(5).

1.1.119	“Non-Competition Agreement” means the strategic opportunities and non-competition agreement dated as of 13 October 2005 among CanWest LP and the Borrower.

1.1.120

“Non-Group Distributions” means (a) for the Global Group Entities for any period, the aggregate of all amounts in cash (net of withholding taxes paid or payable) that are actually received by any Global Group Entity from a Non-Group Person during such period, and (b) for any Global Group Entity, for any period, the aggregate of all amounts in cash (net of withholding taxes paid or payable) that are actually received by such Global Group Entity from a Non-Group Person during such period.

1.1.121	“Non-Group Person” means any Affiliate or Subsidiary of a Global Group Entity (other than an Excluded Global Group Entity) which is not an Obligor.

1.1.122	“Obligations” means all obligations of the Borrower to the Agent and Lenders under or in connection with this Agreement, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Agent and Lenders in any currency or remaining unpaid by the Borrower to the Agent and Lenders in any currency under or in connection with this Agreement, whether arising from dealings between the Agent and Lenders and the Borrower or from any other dealings or proceedings by which the Agent and Lenders may be or become in any manner whatever creditors of the Borrower under or in connection with this Agreement, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses; provided, however, that “Obligations” shall not include “Other Secured Obligations”. In this definition, “the Agent and Lenders” shall be interpreted as “the Agent and Lenders, or any of them”.

1.1.123	“Obligors” has the meaning defined in the Provisions. Without limiting the Provisions, “Obligors” includes the Borrower and each of the Guarantors, and “Obligor” means any of them.

1.1.124	“Offering” means the initial public offering of units of the CanWest Fund to the public pursuant to the Prospectus.

1.1.125	“Operating Agreements” means:

(a)	the CanWest services agreement dated as of 13 October 2005 between CanWest LP and the Borrower;

(b)	the insurance premium sharing agreement dated as of 13 October 2005 between CanWest LP and the Borrower;

(c)	the affiliation and support services agreement dated as of 13 October 2005 between CanWest LP and The National Post Company;

(d)	the lease between CanWest Publications, as lessor, and CanWest LP and The National Post Company, as lessees, in relation to the premises occupied by The National Post Company at 1450 Don Mills Road, Don Mills, Ontario;

(e)	the National Post electronic distribution agreement dated 13 October 2005 between CanWest LP and The National Post Company;

(f)	the executive advisory services agreement dated as of 13 October 2005 between the Borrower and CanWest LP;

(g)	the partnership services agreement dated as of 13 October 2005 between the Borrower and CanWest LP;

(h)	the sales representation and agency services agreement dated as of 13 October 2005 between the Borrower and CanWest LP;

(i)	the affiliation services agreement dated as of 13 October 2005 between CanWest LP and the Borrower;

(j)	the Trade-Marks License Agreement dated as of 13 October 2005 between CanWest, CanWest LP, CanWest GP and the CanWest Fund;

(k)	the cooperation and confidentiality agreement dated as of 13 October 2005 between CanWest, CanWest LP and CanWest GP;

(l)	the strategic opportunities and non-competition agreement dated as of 13 October 2005 between CanWest LP and CanWest; and

(m)	the support agreement dated as of 13 October 2005 between CanWest GP, CanWest LP, CanWest Fund and CWMW Trust.

1.1.126	“Operating Lease” means a lease that would be considered to be an operating lease in accordance with GAAP.

1.1.127	“Other Reference Lenders” means two Lenders, one selected by the Agent and one selected by the Borrower, which are banks chartered under and referred to in either of Schedule II or Schedule III of the Bank Act (Canada).

1.1.128	“Other Secured Agreements” means all agreements or arrangements (including guarantees) entered into or made from time to time by any Obligor (unless otherwise specified) in connection with: (a) Swap Transactions between an Obligor and any Lender or Affiliate of a Lender, (b) cash consolidation, cash management and electronic funds transfer arrangements between an Obligor and the Agent or an Affiliate of the Agent, and (c) other transactions not made under this Agreement between an Obligor and the Agent, any Lender or Affiliate of the Agent or a Lender if it is agreed by the Borrower and the Agent acting on the instructions of all of the Lenders that such debts, liabilities and obligations shall be secured and a credit confirmation has been executed and delivered under the Collateral Agency Agreement in respect thereof; and, for greater certainty, all such agreements and arrangements entered into or made by any Obligor with or in favour of the Agent, a Lender or Affiliate of the Agent or a Lender, as the case may be, shall not cease to be an Other Secured Agreement if such Person ceases to be the Agent or a Lender or have an Affiliate which is the Agent or a Lender.

1.1.129

“Other Secured Obligations” means all obligations of the Obligors to the Other Secured Parties under or in connection with the Other Secured Agreements, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Obligors to the Other Secured

Parties in any currency or remaining unpaid by the Obligors to the Other Secured Parties in any currency under or in connection with the Other Secured Agreements, whether arising from dealings between the Other Secured Parties and the Obligors or from any other dealings or proceedings by which the Other Secured Parties may be or become in any manner whatever creditors of the Obligors under or in connection with the Other Secured Agreements, and wherever incurred, and whether incurred by an Obligor alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses; provided, however, that “Other Secured Obligations” shall not include “Obligations”. In this definition, “the Other Secured Parties” shall be interpreted as “the Other Secured Parties, or any of them,” and “Obligors” shall be interpreted as “Obligors, and each of them”.

1.1.130	“Other Secured Party” means, at any time (a) the Agent or a Lender or an Affiliate of the Agent or a Lender which at such time is a creditor under or in connection with an Other Secured Agreement, or (b) as contemplated by Section 3.2(3), a former Agent or Lender, an Affiliate of a former Agent or Lender or a former Affiliate of the Agent or a Lender or a former Agent or Lender, which at such time is a creditor under or in connection with an Other Secured Agreement.

1.1.131	“Other Taxes” has the meaning defined in the Provisions.

1.1.132	“Participant” has the meaning defined in the Provisions.

1.1.133	“Pending Event of Default” means an event which would constitute an Event of Default hereunder, except for satisfaction of any requirement for giving of notice, lapse of time, or both, or other condition subsequent.

1.1.134	“Pension Plan” means (a) a “pension plan” or “plan” which is a “registered pension plan” as defined in the Income Tax Act (Canada) or pension benefits standards legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of any Global Group Entity; and (b) any other defined benefit, supplemental pension benefit plan or similar arrangement applicable to any employee of any Global Group Entity.

1.1.135	“Permits” means licences, certificates, authorizations, consents, registrations, exemptions, permits, attestations, approvals, characterization or restoration plans, depollution programmes and any other approvals required by or issued pursuant to any Applicable Law, in each case, against a Person or its Property which are made, issued or approved by a Governmental Authority.

1.1.136	“Permitted Distribution” means

(a)	a Distribution made by a Global Group Entity to another Global Group Entity, including a Distribution made by the Borrower to CanWest, and

(b)

a Distribution made by a Global Group Entity to a Person which is not a Global Group Entity, provided that a minimum of Cdn. $50,000,000 remains available under the Credit after giving effect to such Distribution and the aggregate amount of all such Distributions made in any fiscal year of the Borrower by all Global Group Entities shall not exceed in the aggregate (for all Global Group Entities) Cdn. $50,000,000,

provided however in each case that a Distribution shall be a Permitted Distribution only if no Default shall have occurred and be continuing or would occur as a result of the Distribution.

1.1.137	“Permitted Encumbrances” or “Permitted Liens” means, with respect to any Person, the following:

(a)	liens for taxes, assessments or governmental charges or levies which are not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or the validity of which is being contested in good faith by appropriate proceedings and for which the Person has recorded the liability in accordance with GAAP and which do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(b)	inchoate or statutory liens of contractors, subcontractors, mechanics, workers, suppliers, material men, carriers and others in respect of construction, maintenance, repair or operation of assets of the Person, in respect of which adequate holdbacks are being maintained as required by Applicable Laws and (i) which have not at such time been filed or exercised and of which none of the Lenders have been given notice, or (ii) which relate to obligations not due or payable or if due, the validity of which is being contested in good faith by appropriate proceedings and for which such Person has recorded the liability in accordance with GAAP and which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(c)	easements, rights-of-way, licences, servitudes, restrictions, restrictive covenants, and similar rights in real property comprised in the assets of the Person or interests therein (including in respect of sewers, drains, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables) which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(d)	title defects or irregularities which are of a minor nature and which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(e)	the Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers’

compensation, employment insurance, surety or appeal bonds, costs of litigation when required by Applicable Laws and other similar obligations, in each case in the ordinary course of business;

(f)	the Encumbrance created by a judgment of a court of competent jurisdiction; provided, however, that the Encumbrance is in existence for less than 20 days after its creation or the execution or other enforcement of the Encumbrance is effectively stayed or the claims so secured are being actively contested in good faith and by proper legal proceedings and do not result in the occurrence of an Event of Default;

(g)	the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(h)	Encumbrances given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Person which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(i)	servicing agreements, development agreements, site plan agreements, and other agreements with Governmental Authorities pertaining to the use or development of any of the assets of the Person, provided same are complied with and do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(j)	the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Person, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(k)	Encumbrances in favour of the Agent or the Collateral Agent created by the Security including Encumbrances over Collateral;

(l)

the Encumbrances disclosed in Schedule I but only to the extent such Encumbrances conform to their description in Schedule I, including any extension or renewal thereof, provided that the amount so secured does not exceed the original amount secured immediately prior to the extension, renewal or refinancing and the scope of security creating the Encumbrance is not extended;

(m)	Purchase Money Encumbrances, provided that the maximum aggregate principal amount (or fair market value of Property Encumbered if no principal amount is designated) of Purchase Money Encumbrances for all Global Group Entities, together with all Permitted Obligations permitted under Section 1.1.139(m) does not exceed the amount referenced in Section 1.1.139(m) (or the equivalent thereof in other currencies) at any time;

(n)	landlords’ rights of distraint and similar rights of a landlord (including in Quebec a landlord’s hypothec) on tangible personal or moveable Property of the Person located solely on the premises Leased by the landlord to the Person and securing only the obligations of the Person under the applicable Lease of the premises, so long as the exercise of such rights do not result in the occurrence of an Event of Default; and

(o)	security interests securing payment and performance of the Existing Credit Facilities so long as such security interests are discharged within 30 days of the Closing Date.

1.1.138	“Permitted Investment” means an Investment by an Obligor in the Communications Business at a time when no Default has occurred and is continuing or would result from such Investment and:

(a)	the pro forma Total Leverage Ratio (based on reasonable projections satisfactory to the Required Lenders), after giving effect to such Investment, is less than:

(i)	5.25 to 1.0 on closing of such Investment if the Borrower has made a request and is entitled to an increase in the maximum permitted Total Leverage Ratio as contemplated by Section 7.1(1), and is less than 4.75 to 1.0 on the date which is 12 months after closing of such Investment; and

(ii)	5.0 to 1.0 if the Borrower has not requested or is not entitled to an increase in the maximum permitted Total Leverage Ratio as contemplated in Section 7.1(1), and is less than 5.00 to 1.0 on the date which is 12 months after closing of such Investment; and

(b)	a minimum of Cdn. $50,000,000 remains available under the Credit after giving effect to such Investment; and

(c)	the Investment is not a Hostile Investment. For the purposes of this clause (c), “Hostile Investment” means an Investment made by an Obligor or in which an Obligor is involved, in respect of which the board of directors (or persons performing similar functions) of the Person whose securities are subject to the Investment has recommended rejection of such Investment; and

(d)	without limiting (b) above, the Borrower will be in pro forma compliance with the financial covenants set out in Section 7.1 based on reasonable projections satisfactory to the Required Lenders both at closing of the Investment and for the balance of the term of the Credit; and

(e)	the subject of the Investment is free of all Encumbrances other than Permitted Encumbrances and on closing will become subject to the Encumbrances of the Security, and the Obligors shall have taken such steps as are required by the Agent to perfect the Security in respect of such assets; and

(f)	on the closing of the Investment, (i) if the Investment is in a Person which is or will be wholly-owned by a Global Group Entity, the Person shall have provided the guarantees, Security and related documentation pursuant to Section 3.1, and (ii) if the Investment is in a Person which is not wholly-owned by a Global Group Entity, the applicable Obligor, to the extent possible, shall have pledged all Debt and Equity of the Person owned by it in favour of the Collateral Agent, and provided all related documentation as required pursuant to Section 3.1; and

(g)	no Lender shall be restricted from financing, supporting or otherwise being involved in or associated with activities located in any jurisdiction relevant to the Permitted Investment.

all as confirmed in an officer’s certificate delivered by the Borrower to the Agent prior to making the Investment.

1.1.139	“Permitted Obligations” means the following:

(a)	the Obligations and Guarantor Obligations including the obligations referred to in Section 3.2(1)(c);

(b)	the Other Secured Obligations and BoA/Citibank Swaps;

(c)	debts, liabilities and obligations of the Borrower arising under or in connection with any Senior Subordinated Notes, Permitted Pari Passu Debt and Permitted Subordinated Debt;

(d)	obligations under Capital Lease Obligations to the extent such arrangements are otherwise permitted hereunder;

(e)	other debts, liabilities and obligations secured by Permitted Encumbrances, other than the Security;

(f)

Debt to a maximum principal amount of $50,000,000 (or the equivalent thereof in other currencies) in respect of Permitted Investments made after the date hereof owed to the Vendor of such Permitted Investment or the assignees of such Vendor which represents the unpaid portion of the purchase price of such

Permitted Investment or indemnification, adjustment of purchase price or similar obligations to any such Vendor or assignee thereof;

(g)	current accounts payable, accrued expenses and other similar debts, liabilities and obligations incurred in the ordinary course of business which are not for borrowed money, including obligations under Operating Leases;

(h)	obligations under financing arrangements of premiums payable on policies of insurance obtained in the ordinary course of business if and to the extent that no Encumbrance is granted in respect of such obligations other than Encumbrances in premiums which, at any time, have been paid but are, at such time, unearned;

(i)	current and deferred taxes;

(j)	obligations and liabilities incurred in the ordinary course of business which do not constitute Debt;

(k)	obligations arising from guarantees made by an Obligor of debts, liabilities and obligations of the Borrower or of another Obligor which is a wholly-owned Subsidiary of the Borrower that are themselves Permitted Obligations;

(l)	Debt of an Obligor which is a wholly-owned Subsidiary of the Borrower owed to the Borrower or another Obligor which is a wholly-owned Subsidiary of the Borrower;

(m)	other Debt not exceeding in the aggregate for all the Obligors Cdn. $50,000,000 (or the equivalent thereof in other currencies); and

(n)	other debts, liabilities and obligations expressly permitted under this Agreement or expressly consented to by the Required Lenders in writing.

1.1.140	“Permitted Pari Passu Debt” means Debt of the Borrower owed to an Arm’s Length Person (which, for greater certainty, may include a Lender not acting in its capacity as such), provided that:

(a)	the ranking of such Debt is not senior to any of the Obligations, Other Secured Obligations or Guarantor Obligations;

(b)	the incurrence of such Debt does not result in a Default;

(c)	such Debt is incurred on terms that are not more favourable to the lender thereof than the terms of the Credit unless:

(i)	in the case of terms that are not inconsistent with the terms of any of the Loan Documents, the benefit of such terms are provided to the Agent and the other Secured Parties on a most favoured nations basis; and

(ii)	in the case of terms that are inconsistent with any terms of the Loan Documents, such terms are satisfactory to the Required Lenders;

(d)	the scheduled repayment of any portion of the principal amount of such Debt (or as applicable, any mandatory redemption of any portion of such Debt) does not occur earlier than six months following the maturity of the Credit (existing at the time of incurrence of such Debt);

(e)	such Debt is the subject of agreements concerning its priority, enforcement and related matters as may be required by the Agent, acting reasonably, entered into prior to or concurrently with the creation of such Debt; and

(f)	the proceeds of such Debt are used to make a Permitted Investment or to refinance the Credit, Permitted Pari Passu Debt or Permitted Subordinated Debt.

1.1.141	“Permitted Subordinated Debt” means Debt of the Borrower to any Person (which for greater certainty, may include a Lender not acting in its capacity as such), provided that:

(a)	no Encumbrance has been granted by any Global Group Entity to secure repayment of all or any portion of such Debt;

(b)	the incurrence of such Debt does not result in a Default;

(c)	such Debt is incurred on terms that are less favourable to the lender thereof than the terms of the Credit;

(d)	the scheduled repayment of any portion of the principal amount of such Debt (or as applicable, any mandatory redemption of any portion of such Debt) does not occur earlier than six months following the maturity of the Credit (existing at the time of incurrence of such Debt);

(e)	such Debt is fully subordinated and postponed to the Obligations, the Other Secured Obligations and the Guarantor Obligations and is the subject of such agreements concerning its priority of repayment and related matters as may be required by the Agent, acting reasonably, entered into prior to or concurrently with the creation of such Debt; and

(f)	the Net Cash Proceeds of such Debt are used to make a Permitted Investment or to refinance the Credit, Permitted Pari Passu Debt or Permitted Subordinated Debt.

1.1.142	“Person” has the meaning defined in the Provisions and “person” has the same meaning.

1.1.143	“Pledged Stock” means the Capital Stock of any Global Group Entity or any other Person that is pledged as part of the Security from time to time.

1.1.144	“Prime Rate” means, on any day, the greater of:

(a)	the average of the annual rates of interest expressed as a percentage per annum on the basis of a 365 or 366 day year, as the case may be, announced by each Schedule I Reference Lender on that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and

(b)	the CDOR Rate for one month Canadian Dollar banker’s acceptances on that day plus 0.75% per annum.

1.1.145	“Prime Rate Advance” means an Advance in Canadian Dollars bearing interest based on the Prime Rate and includes any deemed Prime Rate Advance provided for in this Agreement.

1.1.146	“Property” means, with respect to any Person, any or all of its present and future undertaking, property and assets. For the avoidance of doubt, in relation to any Property which is Leased or co-owned or which is property of a partnership or joint venture, the Property of the Person means the interest of the Person in such Property.

1.1.147	“Prospectus” means the unit offering prospectus of the CanWest Fund dated 7 October 2005 for the initial public offering of trust units of the CanWest Fund.

1.1.148	“Provisions” means the model credit agreement provisions attached as Schedule D.

1.1.149	“Public Equity to Senior Secured Debt Ratio” means, at any time, the ratio calculated by dividing (a) the Market Value of Public Equity at that time by (b) Senior Secured Debt at that time.

1.1.150	“Purchase Money Encumbrance” means any encumbrance, other than a Capital Lease, created, issued or granted by any Global Group Entity to secure Debt incurred by that Global Group Entity as part of, or issued or incurred to provide funds to pay, and not exceeding 100% of, the unpaid purchase price (including installation cost) of any property, if the encumbrance is limited to such property acquired and is created, issued or granted substantially concurrently with the acquisition of such property or in connection with the refinancing of an existing Purchase Money Encumbrance, if the principal amount secured thereby has not increased and the encumbrance continues to be limited to such property.

1.1.151	“RBC Capital Markets” means Royal Bank of Canada, a bank to which the Bank Act (Canada) applies.

1.1.152	“Register” has the meaning defined in Section 10(c) of the Provisions.

1.1.153	“Related Party” means, in relation to any Person, a “related party” in respect of such Person within the meaning of Ontario Securities Commission Rule 61-501.

1.1.154	“Related Party Debt” means Debt of a Global Group Entity to (i) another Global Group Entity, (ii) an Affiliate of a Global Group Entity or (iii) a Related Party of a Global Group Entity or Affiliate of a Global Group Entity.

1.1.155	“Reporting Entity” means CanWest, the Borrower, The Ten Group Pty Limited, TV3 Television Network Limited and CanWest MediaWorks (NZ) Limited and each other Person, from time to time, that has contributed an amount to EBITDA which is equal to or greater than 10% of EBITDA for the last four completed fiscal quarters of the Borrower.

1.1.156	“Required Lenders” means a Lender or Lenders holding, in the aggregate, a minimum of 50.1% of the amount of the Commitments (or the outstanding Advances if the Commitments have terminated including after the occurrence of any Default), excluding in all cases Commitments or Advances held by any Global Group Entity or any Affiliate or Related Party of any Global Group Entity.

1.1.157	“Schedule” means the designated Schedule of this Agreement.

1.1.158	“Schedule I Reference Lenders” means, collectively, The Bank of Nova Scotia and Royal Bank of Canada, and such other institutions as may be agreed upon by the Borrower and the Agent from time to time, and “Schedule I Reference Lender” means any one of them.

1.1.159	“Scotia Capital” means The Bank of Nova Scotia, a bank to which the Bank Act (Canada) applies.

1.1.160	“Section” means the designated section of this Agreement.

1.1.161	“Secured Obligations” means the Obligations, Guarantor Obligations and Other Secured Obligations.

1.1.162	“Secured Parties” means, at any time, the Lenders and the Agent in respect of the Obligations and Guarantor Obligations and the Other Secured Parties at such time in respect of the Other Secured Obligations.

1.1.163	“Security” means the Collateral Agency Agreement and all guarantees and security held from time to time by or on behalf of the Secured Parties (including guarantees and security held by the Agent or Collateral Agent), securing or intended to secure or support, inter alia, repayment of any of the Secured Obligations, including, without limitation, the security and guarantees described in Section 3.1 from time to time.

1.1.164	“Securityholders Agreement” means the securityholders’ agreement dated as of 13 October 2005 among the CanWest Fund, CWMW Trust, CanWest LP, CanWest GP and the Borrower.

1.1.165

“Senior Secured Debt” means the aggregate of (a) the Obligations, (b) Permitted Pari Passu Debt, (c) the Capital Lease Obligations of any Global Group Entity, and (d) all other secured Debt of any Global Group Entity (but only to the extent that the Debt is required by GAAP to be treated as a liability on a balance sheet for the Person who is liable).

1.1.166	“Senior Secured Leverage Ratio” means, at any time, the ratio calculated by dividing (a) the aggregate of all Senior Secured Debt (which for greater certainty shall not include out of the money mark-to-market exposure to any counterparty which is the Agent, a Lender or an Other Secured Party arising under Swap Transactions entered into with such counterparty at such time) at that time by (b) EBITDA for the Borrower’s four most recently completed fiscal quarters.

1.1.167	“Senior Subordinated Note Indenture” means the note indenture dated as of November 18, 2004 between the Borrower, as issuer, certain Obligors, as guarantors, and The Bank of New York, as trustee.

1.1.168	“Senior Subordinated Notes” means the 8% Senior Subordinated Notes due 2012 issued by the Borrower pursuant to the Senior Subordinated Note Indenture.

1.1.169	“Specified Conditions” means, with respect to the Borrower’s right to convert any obligations into Capital Stock or to satisfy any retraction, repayment, repurchase or redemption obligations in respect thereof by the issuance of Capital Stock,

(a)	any requirement for the expiry of any period of time before the right may be exercised (unless the Borrower may be required to repay, convert or satisfy such obligations prior to the expiry of such period of time); and

(b)	with respect to any class of shares of CanWest issuable upon the exercise of such rights, any requirement that such shares be listed, posted and freely tradable on a recognized stock exchange,

provided that (i) at the time such obligations are created or incurred and for such time as they remain outstanding, all issued and outstanding shares of CanWest of such class are listed, posted and freely tradable on a recognized stock exchange, and (ii) such additional shares are (or upon issuance will be) so listed, posted and freely tradable.

1.1.170	“Standby Fee” has the meaning defined in Section 2.7.

1.1.171	“Subsidiary” means, with respect to a Person, a subsidiary of such Person as defined in the Canada Business Corporations Act as of the date of this Agreement (determined as if each such Person was a body corporate), and any other Person in which the Person or any Subsidiary of the Person has the right, directly or indirectly, through one or more intermediaries, to make or Control management decisions.

1.1.172	“Swap Transaction” means any interest rate swap, basis swap, forward rate transaction, currency hedging or swap transaction, cap transaction, floor transaction, collar transaction or other similar transaction, whether with respect to interest rates, currencies, commodities or otherwise, or any option with respect to such a transaction or combination of any such transactions, and includes Currency Agreements and Interest Rate Agreements.

1.1.173	“Swingline Availability” has the meaning defined in Section 2.1(3).

1.1.174	“Taxes” has the meaning defined in the Provisions.

1.1.175	“Tender Offer” means the cash tender offers for any and all of CanWest MediaWorks Inc.’s 10 5/8% Senior Subordinated Notes due 2011 and 7 5/8% Senior Notes due 2013, which offers expire at midnight on 12 October 2005.

1.1.176	“Ten Group Debentures” means (a) the convertible debentures no. 001 dated 30 December 1992 issued by Oltec Limited (now, The Ten Group PTY Limited) to CGS Shareholding (Netherlands) B.V. for an aggregate subscription price of A$459,550 and (b) the subordinated debentures no. 001 dated 30 December 1992 issued by Oltec Limited (now The Ten Group PTY Limited) to CGS Debenture Holding (Netherlands) B.V. for an aggregate subscription price of A$45,500,000.

1.1.177	“Total Debt” means, at any time, the aggregate, without duplication, of all Debt of the Global Group Entities on an Adjusted Consolidated Basis at that time less Unrestricted Cash of up to Cdn. $75,000,000.

1.1.178	“Total Leverage Ratio” means, at any time, the ratio calculated by dividing (a) Total Debt at that time by (b) EBITDA for the Borrower’s four most recently completed fiscal quarters.

1.1.179	“Unrestricted Cash” means the Obligor’s cash on hand that is (a) held in an account of an Obligor with the Agent, (b) is not encumbered by any Encumbrance other than Encumbrances in favour of the Collateral Agent created by the Security, and (c) has not been designated or is not required for a future use.

1.1.180	“US Dollars” and “US $” means lawful monies of the United States of America.

1.1.181	“Welfare Plan” means any life, medical, health, dental, hospitalization, disability, travel, accident, accidental health and dismemberment insurance or other employee benefit or welfare plan, agreement or arrangement, other than a Pension Plan, applicable to any employee of any Global Group Entity, whether or not insured and whether or not subject to any Applicable Laws, but excludes any statutory plans with which any Global Group Entity is required to comply, including the Canada Pension Plan or plans administered pursuant to applicable provincial health, workers’ compensation and employment insurance legislation.

1.2	Construction

This Agreement has been negotiated by each party with the benefit of legal representation and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

1.3	Certain Rules of Interpretation

In this Agreement:

(a)	the division into sections and other subdivisions thereof and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(b)	unless specified otherwise or the context otherwise requires:

(i)	references to any Section or Schedule are references to the Section of, or Schedule to, this Agreement;

(ii)	“including” or “includes” means “including (or includes) but not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

(iii)	references to contracts, agreements or instruments, unless otherwise specified, are deemed to include all present and future amendments, supplements, restatements or replacements to or of such contracts, agreements or instruments, provided that such amendments, supplements, restatements or replacements to or of such contracts, agreements or instruments have been, if applicable, approved or consented to and otherwise made in accordance with the provisions of this Agreement and the Collateral Agency Agreement;

(iv)	references to any legislation, statutory instrument or regulation or a section or other provision thereof, unless otherwise specified, is a reference to the legislation, statutory instrument, regulation, section or other provision as amended, restated or re-enacted from time to time;

(v)	references to any thing includes the whole or any part of that thing and a reference to a group of things or Persons includes each thing or Person in that group;

(vi)	references to a Person includes that Person’s successors and assigns;

(vii)	all references to specific times are references to Toronto time; and

(viii)	words in the singular include the plural and vice-versa and words in one gender include all genders.

ARTICLE 2

CREDIT

2.1	Amount and Availment Options

(1)	Upon and subject to the terms and conditions of this Agreement, the Lenders severally agree to provide to the Borrower a credit facility (the “Credit”) for the use of the Borrower in the amount of up to Cdn. $500,000,000 or the Equivalent Amount in US Dollars (provided that each Lender’s obligation hereunder shall be limited to its respective Applicable Percentage of the Credit).

(2)	At the option of the Borrower, the Credit may be utilized by the Borrower by requesting that Prime Rate Advances, Base Rate Advances, or LIBOR Advances be made by the Lenders, by presenting orders to a Lender for acceptance as Banker’s Acceptances or by requesting that L/Cs in Canadian Dollars or in US Dollars be issued by the Issuing Bank. The aggregate face amount of L/Cs outstanding under the Credit at any time shall not exceed Cdn. $100,000,000 or the Equivalent Amount in US Dollars.

(3)	At the option of the Borrower, up to Cdn. $20,000,000 or the Equivalent Amount in US Dollars of the undrawn available portion of the Credit may be utilized (the “Swingline Availability”) by the Borrower by incurring overdrafts in its Canadian Dollar or US Dollar accounts with Scotia Capital, which shall be deemed to be Prime Rate Advances or Base Rate Advances, respectively. Advances under the Swingline Availability may temporarily exceed the maximum amount of the Swingline Availability by an amount not in excess of Cdn. $10,000,000 or the Equivalent Amount in US Dollars (the “Swingline Availability Excess”) provided that (a) the Borrower is otherwise entitled to an Advance under this Agreement (other than except for minimum notice and minimum Advance amount requirements), and (b) the Borrower repays Scotia Capital within one Business Day, the amount of the Swingline Availability Excess. Subject to Section 5.26, Advances under the Swingline Availability will be made solely by Scotia Capital and the Swingline Availability may be availed by the Borrower only through Scotia Capital. Advances under the Swingline Availability (including any Swingline Availability Excess) will reduce to the extent of the Advances thereunder the amounts available to be drawn under the Credit.

2.2	Revolving Credit

The Credit is a revolving credit. The principal amount of any Advance under the Credit which is repaid from time to time may, subject to the terms of this Agreement, be reborrowed.

2.3	Use of the Credit

The Credit shall be used (i) for general corporate purposes, including Permitted Investments of the Borrower (but, other than as set out in clause (iii), specifically excluding any repayment or refinancing of any Permitted Pari Passu Debt, Permitted Subordinated Debt or Senior Subordinated Notes), (ii) to partially fund the repayment in full and cancellation of the Existing Credit Facilities, bonds and hedging arrangements of the Borrower and costs associated with the Implementation Transactions, (iii) to partially fund the repayment of the 10 5/8% Senior Subordinated Debentures due 2011 and the 7 5/8% Senior Notes due 2013 up to an aggregate maximum of $25,000,000.

2.4	Term and Repayment

All Obligations under the Credit shall be repaid in full, and the Credit shall be cancelled, on the Maturity Date.

2.5	Mandatory and Voluntary Prepayments

(1)	The Credit (and Advances outstanding thereunder) shall be permanently reduced by:

(a)	100% of the amount of all Net Cash Proceeds of Permitted Pari Passu Debt and Permitted Subordinated Debt issued or incurred by the Borrower, other than Net Cash Proceeds of Permitted Pari Passu Debt and Permitted Subordinated Debt issued or incurred by the Borrower which are reinvested in Permitted Investments (which, for these purposes, shall not include any guarantee or other financial assistance) within 18 months of the receipt of such proceeds;

(b)	100% of the amount of all Net Cash Proceeds of any sale, transfer or other disposition by any Global Group Entity of any of its Property (including Capital Stock of other Persons) in excess of Cdn. $20,000,000 (in aggregate for all Global Group Entities) in each fiscal year of the Borrower, other than (i) Net Cash Proceeds of sales, transfers or dispositions between or amongst the Obligors; or (ii) Net Cash Proceeds of sales, transfers or dispositions, the Net Cash Proceeds of which are reinvested in Permitted Investments (which, for these purposes, shall not include any guarantee or other financial assistance) within 18 months of the receipt of such proceeds, or (iii) the first Cdn. $100,000,000 of Net Cash Proceeds arising from any direct or indirect sale of CanWest Irish Holdings (Barbados) Inc. or any of its Property.

Such reductions to the Credit shall constitute permanent reductions of the amount available under the Credit.

(2)	The Borrower may prepay Prime Rate Advances and Base Rate Advances under the Credit upon prior written notice given in accordance with Section 5.3 and, subject to Section 5.4, may prepay LIBOR Advances under the Credit upon three Business Days prior written notice, without premium or penalty in minimum amounts of Cdn. $5,000,000 and integral multiples of Cdn. $1,000,000, in the case of Prime Rate Advances and in minimum amounts of US $5,000,000 and integral multiples of US $1,000,000, in the case of Base Rate Advances or LIBOR Advances, and except that no Banker’s Acceptance or BA Equivalent Loan may be paid prior to its maturity date and any prepayments of Advances shall include payment of all breakage costs. The Borrower may cash collateralize outstanding Banker’s Acceptances and BA Equivalent Loans.

2.6	Interest Rates, Fees and Commissions

(1)	Interest rates, Banker’s Acceptance Fees, L/C commissions and Standby Fees will vary and be calculated based on the Total Leverage Ratio as follows:

Total Leverage Ratio	Applicable Margin for Prime Rate Advances and Base Rate Advances (% per annum)	BA Fees, L/C Commissions and Applicable Margin for LIBOR Advances (% per annum)	Standby Fee (% utilized basis) (% per annum)
			> 2/3	> 1/3	≤ 1/3
Greater than 4.50 to 1	1.75%	2.75%	0.70%	0.90%	1.00%
Less than or equal to 4.5 to 1 but greater than 4.00 to 1	1.25%	2.25%	0.50%	0.75%	0.875%
Less than or equal to 4.00 to 1 but greater than 3.50 to 1	0.75%	1.75%	0.30%	0.50%	0.625%
Less than or equal to 3.50 to 1 but greater than 3.0 to 1	0.50%	1.50%	0.25%	0.45%	0.55%
Less than or equal to 3.00 to 1	0.00%	1.00%	0.20%	0.40%	0.50%

(2)	Any increase or decrease in interest rates, Banker’s Acceptance Fees, L/C commissions and Standby Fees resulting from a change in the Total Leverage Ratio shall be effective as of the earlier of the date on which the Borrower delivers a Compliance Certificate and the date on which a Compliance Certificate concerning the calculation of the ratio was due, except that if a Compliance Certificate is late, any resulting decrease shall be effective only as of the date that a Compliance Certificate fully completed and in satisfactory form is actually received by the Agent. Banker’s Acceptance Fees accepted or commissions related to L/Cs issued, in either case, before the effective date of an increase or decrease under this Section 2.6(2), will not be adjusted.

(3)

All interest rates, Banker’s Acceptance Fees, L/C commissions and Standby Fees set forth in Section 2.6(1) are rates per annum. Interest on Prime Rate Advances and Base Rate Advances shall, as applicable, be the Prime Rate or Base Rate, plus the relevant rate shown in the column of the table in Section 2.6(1) headed “Applicable Margin for

Prime Rate Advances and Base Rate Advances”. The rate for Banker’s Acceptance Fees shall be the relevant rate shown in the column of the table in Section 2.6(1) headed “BA Fees, L/C Commissions and Applicable Margin for LIBOR Advances”. The commission for L/Cs shall be the relevant rate shown in the column of the table in Section 2.6(1) headed “ BA Fees, L/C Commissions and Applicable Margin for LIBOR Advances”. Interest on LIBOR Advances shall be the LIBO Rate for the applicable LIBOR Period plus the relevant rate shown in the column of the table in Section 2.6(1) headed “BA Fees, L/C Commissions and Applicable Margin for LIBOR Advances”. Interest on Prime Rate Advances, Base Rate Advances and LIBOR Advances and Banker’s Acceptances Fees, L/C commissions and Standby Fees received by the Agent shall be promptly distributed by the Agent to the Lenders in accordance with their respective Applicable Percentages.

(4)	In addition to the foregoing L/C commission, the Borrower shall pay a fronting fee to the Issuing Bank for its own account as issuer of L/Cs, in an amount equal to 0.10% per annum on the face amount of each L/C, payable on issuance. As well, customary administrative, issuance, amendment, payment and negotiation fees shall be payable to the Issuing Bank for its account as issuer of each L/C.

(5)	Interest rates, Banker’s Acceptance Fees, L/C commissions and Standby Fees for the period beginning on the Closing Date and ending on the date on which the quarterly Compliance Certificate of the Borrower for its first full fiscal quarter completed following the Closing Date is due, shall be calculated on the basis that the Total Leverage Ratio is less than or equal to 4.00 to 1 but greater than 3.50 to 1.

2.7	Standby Fee

The Borrower shall pay a standby fee (“Standby Fee”) on the daily unadvanced portion of the Credit at a rate per annum which shall vary and be calculated based on the Total Leverage Ratio and the advanced portion of the Credit as set out in the column of the table in Section 2.6(1) headed “Standby Fee”. The Standby Fee shall be calculated daily beginning on the Closing Date and shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower. Upon final payment of the Obligations relating to the Credit, the Borrower shall also pay any accrued but unpaid Standby Fees on the Credit.

2.8	Annual Agency Fees

The Borrower shall pay to the Agent, inter alia, the annual agency fee provided for in the Fee Letter. The processing and recordation fee payable to the Agent by a Lender as contemplated in Section 10(b)(vi) of the Provisions is Cdn. $5,000.

2.9	Exchange Rate Fluctuations

If at any time fluctuations in rates of exchange in effect between US Dollars and Cdn. Dollars cause the aggregate amount of Advances (expressed in Cdn. Dollars using the Exchange Rate) outstanding under the Credit to exceed the maximum amount of the Credit permitted herein, the Borrower shall pay to the Lenders within one Business Day after demand given to it by the Agent such amount as is necessary to repay the excess. If the Borrower is unable to immediately pay that amount because LIBOR Periods have not ended or Banker’s Acceptances have not matured, the Borrower shall, within one Business Day following demand, cause to be deposited with the Agent Collateral in the amount of the excess, which shall be held by the Agent until the amount of the excess is paid in full. The Borrower shall be entitled to receive interest on cash held by the Agent as Collateral in accordance with Section 10.10. If, on the date of any Advance under the Credit (whether by rollover, conversion or otherwise), the aggregate amount of Advances (expressed in Cdn. Dollars using the Exchange Rate) under the Credit exceeds the maximum amount of the Credit permitted herein because of fluctuations in rates of exchange, the Borrower shall immediately pay the Lenders the excess and shall not be entitled to any Advance that would result in the amount of the Credit being exceeded.

ARTICLE 3

SECURITY

3.1	Security

(1)	The Security shall include the following, all in form and substance satisfactory to the Lenders and subject only to Permitted Encumbrances:

(a)	the unconditional guarantees of the Obligations and the Other Secured Obligations by each of the Guarantors in favour of the Agent, which guarantees shall be unlimited except for limits provided by Applicable Laws;

(b)	first-ranking security over the real Property of the Obligors listed in Schedule O annexed hereto, in the form of a fixed and floating charge debenture in the principal amount of Cdn. $3,000,000,000;

(c)	first-ranking security over all present and future personal Property of each Obligor in the form of a general security agreement;

(d)	first-ranking security over all present and future movable and immovable Property of each Obligor which has Property located inside the Province of Quebec in the form of a deed of hypothec to secure the payment of debentures or bonds in favour of the Collateral Agent as fondé de pouvoir, creating a hypothec over all movable and immovable Property in the Province of Quebec, together with a debenture or bond issued thereunder in favour of the Collateral Agent in the face principal amount of Cdn. $3,000,000,000 and a pledge agreement relating thereto;

(e)	equivalent first-ranking security Encumbering all present and future Property in jurisdictions other than Canada, by each Obligor owning Property in such jurisdictions;

(f)	a first-ranking specific assignment in favour of the Collateral Agent of the CanWest Services Agreement, the Securityholders Agreement and Liquidity and Exchange Agreement by each Obligor that is a party thereto;

(g)	a first-ranking securities pledge agreement made by each Obligor in favour of the Collateral Agent of all Equity and Debt of any other Global Group Entity (other than CanWest) owned by it;

(h)	subject to Section 3.1(3), a first-ranking securities pledge agreement made by each Obligor in favour of the Collateral Agent of all Equity and Debt of Persons other than a Global Group Entity that is owned by any Obligor from time to time and acquired pursuant to a Permitted Investment, including without limitation, a pledge by the Borrower of the Capital Stock of CanWest Fund, CanWest GP, CanWest LP, CanWest MediaWorks (NZ) Limited, The Ten Group PTY. Limited, and CanWest Granada Media Holdings Limited and the Ten Network Debentures;

(i)	a first-ranking security interest by each Obligor which owns material Intellectual Property in favour of the Collateral Agent of all material Intellectual Property owned by the Obligor;

(j)	a first ranking pledge agreement made by each Obligor in favour of the Collateral Agent of all intercorporate indebtedness which is evidenced by notes, debentures, bonds or similar instruments owned by it, together with all security, guarantees and other documentation delivered under or in connection therewith, to which any Obligor is party as a creditor, together with all acknowledgments, consents and other documents necessary to give effect to such assignment;

(k)	a first-ranking assignment by each Obligor in favour of the Collateral Agent of all policies of insurance of each Obligor and all proceeds thereunder with respect to all Property that is subject to the Security (excluding, for greater certainty, directors and officers liability, and public liability policies and proceeds thereof payable to third parties), with the Collateral Agent named as an additional insured under public liability policies and first loss payee under all such insurance policies (excluding, for greater certainty, directors and officers liability and public liability policies), together with acknowledgments by the insurer under each such policy and certificates of all such insurance showing the Collateral Agent as an additional insured and first loss payee as required; and

(l)	such other security documents granting Encumbrances on the Property of the Obligor as the Agent may reasonably request, and all such other agreements, documents and instruments required by the Agent to provide the Secured Parties with continuing collateral security for the performance of the Secured Obligations.

(2)

The net income of any Person shall only be included in EBITDA if such Person is, or shall have become, a party to this Agreement by delivery of an agreement in the form of Schedule B and has delivered a guarantee and the Security contemplated hereby and become a party to the Collateral Agency Agreement, as guarantor. In addition, the

Borrower shall give prompt written notice to the Agent of, and shall cause each Person that is or becomes a wholly-owned Subsidiary of any Global Group Entity as a result of a Permitted Investment (other than any Inactive Subsidiary or Excluded Global Group Entity) to become a party to this Agreement by delivery of an agreement in the form of Schedule B and deliver a guarantee and the Security contemplated hereby and become a party to the Collateral Agency Agreement, as guarantor. The applicable Global Group Entities shall also deliver or cause the delivery of a pledge of all of the Equity and Debt of each new Guarantor owned by such Global Group Entity as part of the Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require.

(3)	If at any time any Obligor owns or obtains any Equity or Debt of a Person as a result of a Permitted Investment which Person is not required to be or become a Guarantor, such Obligor shall, to the extent possible, cause that interest to immediately be pledged in favour of the Collateral Agent as part of the Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require it being understood and agreed that each Obligor will use commercially reasonable good faith efforts to permit such pledges on commercially reasonable terms in the course of negotiation of such an Investment.

(4)	The Borrower, in consultation with the Agent, and as directed by the Agent in any case of uncertainty, shall cause, at its expense, all Security to be registered, filed or recorded (prior to or substantially concurrent with the execution of the Security) in all offices in all jurisdictions where such registration, filing or recording is necessary or desirable for the creation, enforceability, perfection, priority or preservation of the Security or as the Agent or Collateral Agent may from time to time reasonably require.

(5)	Each Obligor acknowledges that, without limiting the obligations of the Obligors in Section 3.1(4), the registration of, and documentation in respect of, the Security has been based upon Applicable Laws in effect at the date hereof in the relevant jurisdictions and that such Applicable Laws may change or the Agent may, acting reasonably, elect to register some or all of the Security in other jurisdictions. Each Obligor agrees that the Agent shall have the right to require that such documentation and/or registrations be amended or supplemented from time to time to reflect any changes in such Applicable Laws (if, in the opinion of the Agent, any such action is necessary or desirable for the enforceability, perfection, priority or preservation of any Security) whether arising as a result of statutory amendments, court decisions or otherwise, or registration requirements of other jurisdictions, in order to grant to the Collateral Agent on behalf of the Secured Parties the Encumbrances intended to be created and perfected thereby. In addition, each Obligor shall, from time to time, upon request of the Agent, execute and deliver all such further instruments of hypothecation, assignment, transfer, mortgage, pledge or charge as the Agent may reasonably request to grant to the Collateral Agent on behalf of the Secured Parties valid Encumbrances intended to be created and perfected by the Security.

(6)	Each Obligor shall, immediately upon the acquisition of any material freehold or leasehold real or immovable property (as determined by the Agent), grant to the

Collateral Agent a fixed charge over that freehold or leasehold real or immovable property, and cause the delivery of such legal opinions and supporting documents as the Agent may reasonably require.

(7)	If at any time requested by the Required Lenders, the Borrower shall cause to be provided to the Agent, for and on behalf of the Secured Parties, in form and substance satisfactory to the Secured Parties, acting reasonably, the guarantee by each of the Excluded Global Group Entities of the Obligations and Other Secured Obligations, and cause the applicable Excluded Global Group Entity to provide to the Collateral Agent a first priority perfected security interest (subject to Permitted Encumbrances) over all of the Property of such Excluded Global Group Entity, and cause the delivery of such legal opinions and supporting documents as the Agent may reasonably require.

(8)	The Borrower shall promptly notify the Agent and the Collateral Agent if it or any other Obligor acquires or owns Property having a value in excess of $5,000,000 in any jurisdiction other than the jurisdictions in which it is designated as owning Property in Schedule F, and provide the Collateral Agent with such security and other documents (including legal opinions) as the Agent may reasonably request for the purpose of ensuring continued effectiveness of all Security.

(9)	In connection with the Security granted by the Netherlands Guarantors, the applicable Netherlands Guarantors shall execute and deliver the applicable supplemental deeds with respect to accounts receivable as contemplated by such Security, upon written request by the Agent and upon the occurrence of a Default.

3.2	Obligations Secured by the Security

(1)	The documents constituting the Security shall secure the following obligations which obligations, except as otherwise provided for under the Collateral Agency Agreement or agreed by the Lenders among themselves, shall rank pari passu with each other:

(a)	the Obligations and Guarantor Obligations;

(b)	the Other Secured Obligations and BoA/Citibank Swaps;

(c)	all other indebtedness, liabilities and obligations of the Obligors under the Loan Documents; and

(d)	the other indebtedness liabilities and obligations of the Obligors secured under or pursuant to the Collateral Agency Agreement.

(2)

As of the date of this Agreement, the Other Secured Obligations are those listed in Schedule G. The Agent from time to time shall prepare and provide the Lenders and the Borrower with a revision of Schedule G to reflect changes in the Other Secured Obligations to the extent notified in writing by the Borrower to the Agent, but any failure to do so shall not affect the security for any Other Secured Obligations in favour of any Other Secured Parties. Other Secured Obligations in favour of the Other Secured Parties listed on Schedule G from time to time shall be conclusively deemed to be secured by the Security (in the absence of manifest error) and shall not cease to be secured without the prior written consent of the respective Secured Parties to whom the Other Secured Obligations are owed. If the Obligations have been indefeasibly paid and performed in full in cash and the Commitments have been terminated, the Secured Parties (in their respective capacities as Secured Parties and without prejudice to the retention of any interest in the Security in their capacities, if any, as Persons to whom are owed other obligations secured under or pursuant to the Security (other than Other Secured Obligations)) will release their interest in the Security upon receiving Collateral to secure the Other Secured Obligations, in an amount satisfactory to the Secured Parties to whom Other Secured Obligations are owed, acting reasonably. Each Other Secured Party, by its acceptance of the benefit of any Security, shall be deemed to have accepted and be bound by the provisions of this Agreement applicable to Other Secured Parties and regarding the terms upon which the Other Secured Obligations are secured by the Security, and authorizes and directs the Agent to act accordingly.

(3)	Notwithstanding the rights of Other Secured Parties to benefit from the Security in respect of the Other Secured Obligations, all decisions concerning the Security and the enforcement thereof shall be made by the Lenders or the Required Lenders in accordance with this Agreement and the Collateral Agency Agreement. No Other Secured Party holding Other Secured Obligations from time to time shall have any additional right to influence the Security or the enforcement thereof as a result of holding Other Secured Obligations as long as this Agreement remains in force. No such Other Secured Party shall be able to enforce or realize on the Security unless the Lenders pursuant to the terms of the Collateral Agency Agreement are at the same time enforcing or realizing on the Security for the Obligations and Guarantor Obligations. However, the Other Secured Obligations shall continue to be secured by the Security notwithstanding the termination of this Agreement by reason of payment of the Credit, or for any other reason and all Other Secured Obligations owed to any Other Secured Party shall continue to be secured by the Security after such Other Secured Party ceases to be the Agent or a Lender or have an Affiliate which is the Agent or a Lender. After the termination of this Agreement, decisions concerning the Security shall be made by the holders of Other Secured Obligations as they may determine among themselves or, if applicable, in accordance with the Collateral Agency Agreement.

ARTICLE 4

DISBURSEMENT CONDITIONS

4.1	Conditions Precedent to Initial Advance

The following conditions precedent must be satisfied at or before the time of the initial Advance under this Agreement, unless waived by the Lenders. Where delivery of documents is referred to, the documents shall be delivered to the Agent for and on behalf of the Lenders, and, if applicable, to the Collateral Agent, and shall be in full force and effect and in form and substance satisfactory to the Lenders.

(1)	Other Debt and Encumbrances - The Lenders shall:

(a)	be satisfied that the Existing Credit Facilities have been or will be paid and performed in full and cancelled or otherwise satisfied concurrently with, or prior to, the initial Advance (other than Existing Scotia L/Cs which shall be deemed to be L/Cs outstanding under the Credit);

(b)	be satisfied that all other Debt of each of the Global Group Entities not forming part of Permitted Obligations has been or will be paid and performed in full and cancelled concurrently with, or prior to, the initial Advance such that the only Debt of the Global Group Entities that is outstanding forms part of the Permitted Obligations;

(c)	have received releases and discharges (in registrable form where appropriate) covering all Encumbrances affecting the Property of the Global Group Entities which are not Permitted Encumbrances in all applicable jurisdictions, and all statements and acknowledgments that are reasonably required in respect of other security interests affecting the Property of any Global Group Entity to confirm that they are Permitted Encumbrances;

(d)	be satisfied that no Permitted Obligation ranks senior to, as applicable, the Obligations, the Guarantor Obligations and Other Secured Obligations; and

(e)	have received true copies of the supplemental indentures to the indentures relating to the 10 5/8% Senior Subordinated Debentures due 2011 and the 7 5/8% Senior Notes due 2013, confirming the deletion of certain covenants under those indentures.

(2)	Implementation Transactions

(a)	Scotia Capital and RBC Capital Markets shall be satisfied, acting reasonably, with all material aspects of the proposed Implementation Transactions and with the final legal and tax structure of the CanWest Fund, the other CanWest Fund Entities and the Global Group Entities and their Property following completion of the Implementation Transactions and shall have been provided in a timely fashion with all relevant information and documentation relating to the Implementation Transactions, and shall be satisfied, acting reasonably, with the form and substance of all such documentation.

(b)	The Lenders shall be satisfied that the Implementation Transactions shall have been fully completed on or prior to the Closing Date and on terms and conditions satisfactory to the Lenders, acting reasonably.

(c)

The Lenders shall be satisfied that all required court, governmental and regulatory consents and approvals and all other third party consents and approvals, and satisfactory and favourable legal opinions related thereto, necessary or advisable in relation to the Implementation Transactions and the

Loan Documents have been obtained (and the Agent shall have received certified or original copies of all such consents and approvals).

(d)	The Lenders shall be satisfied that there is no pending or threatened judicial, administrative or other proceedings, investigations or litigation which seek to adjourn, delay, enjoin, prohibit or impose material limitations on any aspect of the Implementation Transactions or which has, or would have, a Material Adverse Effect or have a material adverse effect on the ability of the Borrower to complete the Implementation Transactions.

(e)	The Lenders shall be satisfied that the gross proceeds of the Offering received by the CanWest Fund is not less than Cdn. $550,000,000 and that not less than Cdn. $500,000,000 of the Net Cash Proceeds of the Offering shall be paid as cash consideration before or concurrently with the initial Advance under the Credit and applied as contemplated by the Implementation Transactions.

(3)	Material Contracts - The Lenders shall be satisfied with the terms and conditions of all Material Contracts and the Agent shall have received certified copies of all of the Material Contracts.

(4)	Financial Information - The

(a)	Agent shall have received an officer’s certificate demonstrating pro forma compliance with the financial covenants of the Borrower under Section 7.1 of this Agreement as of Closing; and

(b)	the Lenders shall be satisfied that, as of the Closing Date, the pro forma Total Leverage Ratio does not exceed 4.00 to 1.0 and the pro forma Senior Secured Leverage Ratio does not exceed 2.00 to 1.00 based on EBITDA and Interest Expense as at 31 August 2005 and Debt, in each case, as at the Closing Date;

(5)	Security and Other Documents - The Lenders:

(a)	shall be satisfied with the collateral agency arrangements effected by the Collateral Agency Agreement;

(b)	or the Collateral Agent, shall have received duly executed copies of this Agreement, the Security and the other Loan Documents, accompanied by all consents, acknowledgments and ancillary agreements as may be reasonably required by the Agent, all in form and substance satisfactory to the Agent and the Lenders;

(c)	shall be satisfied that each of the Obligors has in place adequate insurance coverage against all relevant risks and shall have received copies of all such policies and certificates of insurance or other evidence showing that the covenants and conditions of the Loan Documents concerning insurance coverage are being complied with; and

(d)	shall be satisfied that the Security has been registered, filed or recorded in all offices in such jurisdictions as has been required by the Agent for the creation, perfection or preservation of the Security including at any land registry, land title or similar office.

(6)	Corporate and Other Information - The Agent:

(a)	or the Collateral Agent shall have received a certificate from each of the Global Group Entities with copies of its Constating Documents, a list of its officers, directors, trustees and/or partners, as the case may be, who are executing Loan Documents on its behalf with specimens of the signatures of those who are executing Loan Documents on its behalf, and copies of the corporate proceedings taken to authorize it to execute, deliver and perform its obligations under the Loan Documents and the Lenders shall be satisfied that all internal approvals and authorizations of each of the Global Group Entities to permit each to enter into and to perform its obligations in relation thereto have been obtained;

(b)	shall have received evidence that the delivery of the Loan Documents will not contravene Applicable Laws governing financial assistance or other similar Applicable Laws which affect the Loan Documents; and

(c)	or the Collateral Agent shall have received copies of all consents that are required from the directors, shareholders, trustees or partners, as the case may be, of each Global Group Entity, either in connection with the pledges of Pledged Stock or in connection with any disposition of the Pledged Stock pursuant to the Security.

(7)	Opinions - The Agent shall have received the following favourable legal opinions, each in form and substance satisfactory to it:

(a)	the opinion of Borden Ladner Gervais LLP, counsel to the Lenders, addressed to the Agent and the Lenders in relation to the Loan Documents; and

(b)	the opinions of Osler, Hoskin & Harcourt LLP and local counsel satisfactory to the Agent in all relevant jurisdictions, as counsel to the Global Group Entities, addressed to the Agent, the Lenders, the Collateral Agent, the secured creditors under the Collateral Agency Agreement and Borden Ladner Gervais LLP in relation to, among other things, the Global Group Entities, the Loan Documents, registrations of Security, Encumbrances and such other matters as the Agent may reasonably require; and

(c)	the opinion of Cleary Gottlieb Steen & Hamilton LLP as counsel to the Obligors, addressed to the Agent and the Lenders relating to compliance with the Senior Subordinated Note Indenture in relation to the Implementation Transactions.

(8)	Other Matters - The following conditions must also be satisfied:

(a)	the Lenders shall be satisfied at the Closing Date that there has not occurred and does not exist any event or circumstance which has, or would have, a Material Adverse Effect;

(b)	all fees and expenses payable under the Loan Documents and the Fee Letter (including upfront fees, agency fees, and reasonable legal fees and expenses of the Lenders’ counsel invoiced prior to the Closing Date) shall have been paid;

(c)	the first Advance under the Credit shall have occurred no later than 31 October 2005;

(d)	the Lenders shall be satisfied that, as of the Closing Date and upon completion of the Implementation Transactions, there are and will be no actions, suits, arbitration or administrative proceedings or industrial or labour disputes, outstanding, pending or threatened against any of the Global Group Entities which would or could reasonably be expected to have a Material Adverse Effect;

(e)	the Lenders shall have received detailed information and documentation relating to all fee arrangements between the Global Group Entities and between any Global Group Entity and any Affiliates or associates of any Global Group Entity, including the CanWest Fund and any other CanWest Fund Entity and the Lenders shall be satisfied with all such arrangements;

(f)	the financial, business and legal due diligence (including a review of pension arrangements and liabilities) in relation to each Global Group Entity have been completed, and the results are satisfactory to each of Scotia Capital and RBC Capital Markets; and

(g)	the Agent shall have received such other documents as the Lenders may reasonably require.

4.2	Conditions Precedent to all Advances

The obligation of the Lenders to make any Advance (including the initial Advance) is subject to the conditions precedent that:

(a)	no Default has occurred and is continuing on the Drawdown Date, or would result from making the Advance;

(b)	the Agent has received timely notice as required under Section 5.3;

(c)

the representations and warranties set out in Section 6.1, other than those expressly stated to be made as of a specific date or otherwise expressly modified in accordance with Section 6.2, are true and correct in all material respects on the date of the Advance as if made on and as of the date of the Advance; and

(d)	all other terms and conditions of this Agreement upon which an Advance may be obtained are fulfilled.

ARTICLE 5

ADVANCES

5.1	Evidence of Indebtedness

There shall be issued to the Agent, for an on behalf of the Lenders, outside Australia debentures in the form of the debenture annexed hereto as Schedule Q in respect of each type of interest-bearing Advance evidencing the obligations of the Borrower to pay principal and interest in respect of all Advances of that type made by the Lenders under this Agreement (the “Borrower Debenture”). The Agent will maintain records of the Obligations resulting from Prime Rate Advances, Base Rate Advances and LIBOR Advances made by the Lenders and each Lender will maintain records concerning those Advances it has made. The Agent shall also maintain records of the Obligations resulting from Advances by way of Banker’s Acceptances, BA Equivalent Loans and L/Cs, and each Lender shall also maintain records relating to Banker’s Acceptances that it has accepted and BA Equivalent Loans it has made and the Issuing Bank shall maintain records relating to L/Cs it has issued. The records maintained by the Agent shall constitute, in the absence of manifest error, prima facie evidence of the Obligations and all details relating thereto. After a request by the Borrower, the Agent or the Lender to whom the request is made will promptly advise the Borrower of the entries in such records. The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Obligations in accordance with this Agreement. The Agent shall, upon the reasonable request of a Lender or the Borrower, provide any information contained in its records of Advances to such Lender or the Borrower and the Agent, each Lender and the Borrower shall cooperate in providing all information reasonably required to keep all accounts accurate and up-to-date.

5.2	Conversions

Subject to the other terms of this Agreement, the Borrower may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance.

5.3	Notice of Advances and Payments

(1)	The Borrower shall give the Agent irrevocable written notice, in the form of Schedule A, of any request for any Advance to it under the Credits (other than for any Advance under the Swingline Availability). The Borrower shall also give the Agent irrevocable written notice in the same form of any payment by it (whether resulting from a repayment, prepayment, rollover or conversion, but not if resulting from repayment of an Advance on a scheduled repayment date that is not to be subject to a rollover or conversion) of any Advance under the Credit and each such payment shall be for an amount no less than, as applicable, Cdn. $5,000,000 or US $5,000,000 or the aggregate amount of the Advances outstanding, whichever is less.

(2)	Notice in respect of a LIBOR Advance or payment thereof shall be given on the third Business Day prior to the date of any LIBOR Advance or payment, notice shall be given in respect of an Advance by way of L/C at such time prior to the date of any Advance by way of L/C as the Issuing Bank may reasonably require (but not less than three Business Days) so that it has sufficient time to review the proposed form of L/C and notice in respect of a Prime Rate Advance, Base Rate Advance or Advance by way of Banker’s Acceptance or payment thereof may be given on the Business Day before any such Advance or payment. Any permanent reduction of the Credit shall only be effective on three Business Days notice as required by Section 5.4.

(3)	Notices shall be given not later than 11:00 a.m. (Toronto time) on the date for notice. Payments (other than those being made solely from the proceeds of rollovers and conversions) must be made prior to 11:00 a.m. (Toronto time) on the date for payment. If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless all Lenders affected by the late notice or payment agree, in their sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

5.4	Prepayments and Reductions

(1)	Subject to giving notice required by Section 5.3, the Borrower may from time to time repay Advances outstanding under the Credit without premium or penalty, except that (a) Banker’s Acceptances and BA Equivalent Loans may not be paid prior to their respective maturity dates, and (b) LIBOR Advances may not be paid prior to the end of the applicable LIBOR Period unless the Borrower indemnifies the Lenders for any loss or expense that the Lenders incur as a result, including any breakage costs.

(2)	The Borrower must promptly repay Advances with insurance proceeds received by it or any affected Obligor if so required pursuant to Section 7.6.

(3)	The Borrower may from time to time, by giving not less than three Business Days express written notice to the Agent, irrevocably notify the Agent of the cancellation of the Credit or of the permanent reduction of the committed amount of the Credit by an amount which shall be a minimum of Cdn. $5,000,000 and a whole multiple of Cdn. $1,000,000. The Borrower shall have no right to any increase in the committed amount of the Credit thereafter.

5.5	Prime Rate, Base Rate and LIBOR Advances

(1)

Upon timely fulfilment of all applicable conditions as set forth in this Agreement, the Agent, in accordance with the procedures set forth in Section 5.6, will make the requested amount of a Prime Rate Advance, Base Rate Advance or LIBOR Advance available to the Borrower on the Drawdown Date requested by the Borrower by crediting the Designated Account with such amount. Each Prime Rate Advance, Base Rate Advance or LIBOR Advance (other than an Advance under the Swingline Availability) shall be in an aggregate minimum amount of, as applicable, Cdn. $5,000,000 or US $5,000,000 and in a whole multiple of, as applicable,

Cdn. $1,000,000 or US $1,000,000. Notwithstanding the foregoing, if the aggregate minimum amount of any such Advance would cause the Borrower to exceed the maximum amount of the Credit, the Borrower shall be permitted to request an aggregate amount for such an Advance that is equal to the difference or the Equivalent Amount in US Dollars of the difference between the maximum amount of the Credit and the aggregate amount of all Advances outstanding under the Credit at the time of such request. The Borrower shall pay interest to the Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding from time to time hereunder at the applicable rate of interest specified in Section 2.6.

(2)	Interest on Prime Rate Advances and Base Rate Advances shall be calculated and payable monthly on each Interest Payment Date. Interest on LIBOR Advances shall be payable on the last day of the applicable LIBOR Period and, if the LIBOR Period is longer than 3 months, every 3 months after the date of the relevant LIBOR Advance. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand. Overdue interest with respect to a LIBOR Advance shall, upon the expiry of the LIBOR Period applicable to such LIBOR Advance, bear interest, payable on demand calculated at the rates applicable to Base Rate Advances.

(3)	Interest calculated with reference to the Prime Rate shall be calculated on the basis of a calendar year. Interest calculated with reference to the Base Rate or LIBO Rate shall be calculated on the basis of a year of 360 days. Each rate of interest which is calculated with reference to a period (the “deemed interest period”) that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period. Interest shall be calculated using the nominal rate of calculation, and will not be calculated using the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

5.6	LIBOR Periods

The Borrower may select, by irrevocable notice to the Agent, LIBOR Periods of 1, 2, 3 or 6 months to apply to any particular LIBOR Advance. LIBOR Periods of other lengths shall also be available at the discretion of the Lenders from time to time, but there shall not at any time be LIBOR Advances outstanding with more than 6 different maturity dates. No LIBOR Period may end on a date which is not a Business Day or after the Maturity Date. The Borrower shall from time to time select and give notice to the Agent of the LIBOR Period for a LIBOR Advance which shall commence upon the making of the LIBOR Advance or on the date of the expiry of any outstanding LIBOR Period applicable to a LIBOR Advance that is being rolled over. If the Borrower fails to select and give the Agent notice of a LIBOR Period for a LIBOR Advance in accordance with Section 5.3, the Lenders shall be deemed to have made a Base Rate Advance to the Borrower to replace the maturing LIBOR Advance, unless such LIBOR Advance is repaid by the Borrower at the end of the applicable LIBOR Period.

5.7	Co-ordination of Prime Rate Advances, Base Rate Advances and LIBOR Advances

Each Lender shall advance its Applicable Percentage of each Prime Rate Advance, Base Rate Advance and LIBOR Advance in accordance with the following provisions:

(a)	the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 5.3 on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender’s Applicable Percentage of any Advance requested by the notice;

(b)	each Lender shall deliver its Applicable Percentage of the Advance to the Agent not later than 11:00 a.m. (Toronto time) on the Drawdown Date; and

(c)	unless a Lender notifies the Agent that a condition precedent to an Advance specified in this Agreement has not been met, the Agent shall advance to the Borrower the amount delivered by each Lender by crediting the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

5.8	Execution of Banker’s Acceptances

(1)	To facilitate the acceptance of Banker’s Acceptances hereunder, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

(2)	Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of the Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender. Any such order or Banker’s Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Banker’s Acceptance.

(3)	Any order or Banker’s Acceptance signed by a Lender as attorney for the Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender, may be dealt with by the Agent or any Lender to all intents and purposes and shall bind the Borrower as if duly signed and issued by the Borrower.

(4)	The receipt by the Agent of a request for an Advance by way of Banker’s Acceptances shall be each Lender’s sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Agent given pursuant to Section 5.11, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

5.9	Sale of Banker’s Acceptances

(1)	It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Banker’s Acceptances to be accepted by that Lender, failing which the Lender shall purchase its Banker’s Acceptances.

(2)	In accordance with the procedures set forth in Section 5.11, the Agent will make the net proceeds of the requested Advance by way of Banker’s Acceptances received by it from the Lenders available to the Borrower on the Drawdown Date by crediting the Designated Account with such amount.

(3)	Notwithstanding the foregoing, if in the determination of the Required Lenders, acting reasonably, a market for Banker’s Acceptances does not exist at any time, or the Lenders cannot for other reasons, after reasonable efforts, readily sell Banker’s Acceptances or perform their other obligations under this Agreement with respect to Banker’s Acceptances, then upon at least one Business Day’s written notice by the Agent to the Borrower, the Borrower’s right to request Advances by way of Banker’s Acceptances shall be and remain suspended until the Agent notifies the Borrower that any condition causing such determination no longer exists (and the Agent shall be obligated to so notify the Borrower promptly following such occurrence).

5.10	Size and Maturity of Banker’s Acceptances and Rollovers

Each Advance of Banker’s Acceptances shall be in a minimum amount of Cdn. $5,000,000 and integral multiples of Cdn. $1,000,000 and the maximum number of maturities of Banker’s Acceptances outstanding at any time shall not exceed fifteen. Each Banker’s Acceptance shall have a term of 1, 2, 3 or 6 months after the date of acceptance of the order by a Lender, but no Banker’s Acceptance may mature on a date which is not a Business Day or after the Maturity Date. Subject to the terms and conditions of this Agreement, the face amount at maturity of a Banker’s Acceptance may be renewed as a Banker’s Acceptance (by repayment and reissue) or converted (by repayment) into another form of Advance. If, before the due date for delivery of a Compliance Certificate, the Borrower has knowledge that the fees payable by the Borrower in connection with an Advance by way of Banker’s Acceptance will increase after the delivery of such Compliance Certificate, then the Borrower shall not request or renew an Advance by way of Banker’s Acceptance for a term that exceeds 1 month. After such Compliance Certificate has been delivered and the fees payable by the Borrower in connection with an Advance by way of Banker’s Acceptance have increased as set forth herein, the Borrower may then request or renew Advances by way of Banker’s Acceptance for terms otherwise permitted by this Section.

5.11	Co-ordination of BA Advances

Each Lender shall advance its Applicable Percentage of each Advance by way of Banker’s Acceptances in accordance with the provisions set forth below.

(1)	The Agent, promptly following receipt of a notice from the Borrower pursuant to Section 5.3 requesting an Advance by way of Banker’s Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Banker’s Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Banker’s Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Banker’s Acceptance would not be Cdn. $1,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $1,000.

(2)	Each Lender shall transfer to the Agent at the Branch of Account for value not later than 11:00 a.m. (Toronto time) on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Discount Proceeds of all Banker’s Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Banker’s Acceptance Fee and net of the amount required to pay any of its previously accepted Banker’s Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Banker’s Acceptances on the Drawdown Date.

(3)	Unless a Lender notifies the Agent that a condition precedent to an Advance specified in this Agreement has not been met, the Agent shall advance to the Borrower the amount delivered by each Lender by crediting the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

(4)	Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Agent for the account of the Borrower in respect of the sale of any Banker’s Acceptance accepted by such Lender and sold or purchased by it, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto. Accordingly, in respect of any particular Banker’s Acceptance accepted by it, a Lender in addition to its entitlement to retain the applicable Banker’s Acceptance Fee for its own account (a) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto; and (b) shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Discount Proceeds calculated with respect thereto.

(5)	Whenever the Borrower requests an Advance that includes Banker’s Acceptances, each Lender that is not permitted by Applicable Law or by customary market practice to accept a Banker’s Acceptance (a “Non BA Lender”) shall, in lieu of accepting its pro rata amount of such Banker’s Acceptances, make available to the Borrower on the Drawdown Date a non-interest bearing loan (a “BA Equivalent Loan”) in Canadian Dollars and in an amount equal to the BA Discount Proceeds of its pro rata amount of the Banker’s Acceptances that the Non BA Lender would have been required to accept on the Drawdown Date if it were able to accept Banker’s Acceptances. The BA Discount Proceeds shall be calculated based on the BA Discount Rate provided by the Other Reference Lenders. Each Non BA Lender shall also be entitled to deduct from the BA Equivalent Loan an amount equal to the Banker’s Acceptance Fee that would have been applicable had it been able to accept Banker’s Acceptances. The BA Equivalent Loan shall have a term equal to the term of the Banker’s Acceptances that the Non BA Lender would otherwise have accepted and the Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Banker’s Acceptances that it would otherwise have accepted. All provisions of this Agreement applicable to Banker’s Acceptances and Lenders that accept Banker’s Acceptances shall apply mutatis mutandis to BA Equivalent Loans and Non BA Lenders and, without limiting the foregoing, Advances shall include BA Equivalent Loans.

5.12	Payment of Banker’s Acceptances

(1)	The Borrower shall provide for the payment to the Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Banker’s Acceptance accepted for its account on the earlier of (a) the date of maturity of a Banker’s Acceptance; and (b) the date on which any Obligations become due and payable pursuant to Section 8.2. The Lenders shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under the Credit under which the Banker’s Acceptance was issued, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date of maturity of each such Banker’s Acceptance up to but excluding the date such payment, and all interest thereon, is provided for by the Borrower, both before and after demand, default and judgment.

(2)	If the Borrower provides cash in response to any Obligations becoming due and payable under Section 8.2, it shall be entitled to receive interest on the cash provided in accordance with Section 10.10 as long as the cash is held as Collateral.

5.13	Deemed Advance – Banker’s Acceptances

Except for amounts which are paid from the proceeds of a rollover of a Banker’s Acceptance or for which payment has otherwise been funded by the Borrower, any amount which a Lender pays to any third party on or after the date of maturity of a Banker’s Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Banker’s Acceptance on or after the date of maturity of such a Banker’s Acceptance, shall be deemed to be a Prime Rate Advance to the Borrower under this Agreement. Each Lender shall forthwith give notice of the making of such a Prime Rate Advance to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders). Interest shall be payable on such Prime Rate Advances in accordance with the terms applicable to Prime Rate Advances.

5.14	Waiver

The Borrower shall not claim from a Lender any days of grace for the payment at maturity of any Banker’s Acceptances presented and accepted by the Lender pursuant to this Agreement. The Borrower waives any defence to payment which might otherwise exist if for any reason a Banker’s Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Banker’s Acceptance that is at any time held by a Lender in its own right.

5.15	Degree of Care

Any executed orders to be used as Banker’s Acceptances shall be held in safekeeping with the same degree of care as if they were the Lender’s own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

5.16	Obligations Absolute

The obligations of the Borrower with respect to Banker’s Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(a)	any lack of validity or enforceability of any order accepted by a Lender as a Banker’s Acceptance; or

(b)	the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Banker’s Acceptance, a Lender or any other Person, whether in connection with this Agreement or otherwise.

5.17	Shortfall on Drawdowns, Rollovers and Conversions

The Borrower agrees that:

(a)	the difference between the amount of an Advance requested by the Borrower by way of Banker’s Acceptances and the actual proceeds of the Banker’s Acceptances;

(b)	the difference between the actual proceeds of a Banker’s Acceptance and the amount required to pay a maturing Banker’s Acceptance, if a Banker’s Acceptance is being rolled over; and

(c)	the difference between the actual proceeds of a Banker’s Acceptance and the amount required to repay any Advance which is being converted to a Banker’s Acceptance;

shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. on the day of the Advance or may be advanced as a Prime Rate Advance under the Credit if the Borrower is otherwise entitled to an Advance under the Credit.

5.18	Issuance and Maturity of L/Cs

(1)	All L/Cs shall be issued by the Issuing Bank in accordance with its customary practice including standard cancellation terms and, if requested by the Borrower, an evergreen renewal feature, in form and substance satisfactory to the Issuing Bank, and the Borrower shall execute all such indemnity and/or reimbursement agreements in connection therewith as the Issuing Bank customarily requires, in form and substance satisfactory to the Issuing Bank.

(2)	A request for an Advance by way of L/C shall be made by the Borrower in accordance with Section 5.3. A request shall include the details of the L/C to be issued. The Issuing Bank shall promptly notify the Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower on the Drawdown Date or as soon thereafter as the Issuing Bank is satisfied with the form of L/C to be issued.

(3)	Each L/C issued under this Agreement shall have a term which is not more than, as applicable, 365 or 366 days after its issuance date or renewal date (provided that any such L/C may provide an automatic renewal thereof for any stated period or periods of up to one year in duration in the absence of timely notice of termination by the issuer of such L/C), except that the maturity date of an L/C may not exceed the Maturity Date unless the Borrower shall have posted Collateral with the Issuing Bank in connection therewith. An L/C may be renewed by the Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

5.19	Payment of L/C Commissions and Fronting Fees

(1)	Payment of L/C commissions shall be made to Issuing Bank at the branch where the L/C is issued. L/C commissions shall be calculated at the rate specified in Section 2.6 on the face amount of each L/C for the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance or renewal by the Issuing Bank to but not including the expiry date of the L/C. L/C commissions shall be calculated on the basis of a 365 or 366 day year, as the case may be. L/C commissions shall be payable in full on the date of issuance of each L/C.

(2)	Payment of Fronting Fees shall be made to the Issuing Bank at the branch where an applicable L/C is issued. The Fronting Fee in relation to any L/C shall be calculated on the basis of the actual number of days to elapse from and including the date of issuance or renewal, as applicable, of the L/C to but excluding its expiry date calculated on the basis of a year of 365 or 366 days, as applicable, and shall be paid to the Issuing Bank on the date of issuance or renewal of such L/C and shall be non-refundable in whole or in part.

5.20	Payment of L/Cs and Participation by Lenders in L/Cs

(1)	Each Lender shall be deemed to have purchased, without recourse, a participation from the Issuing Bank in each L/C issued by the Issuing Bank, in each case in an amount equal to such Lender’s Applicable Percentage of each such L/C. Without limiting the scope and nature of each Lender’s participation in each L/C issued by the Issuing Bank, to the extent that the Issuing Bank has not been reimbursed by the Borrower for any amount required to be disbursed by the Issuing Bank under or in connection with an L/C, each Lender shall pay to the Issuing Bank its Applicable Percentage of such unreimbursed amount. In the event that the Issuing Bank is required to disburse an amount under an L/C, the Issuing Bank shall notify the Agent who shall in turn, as soon as possible, notify the Lenders and each Lender shall forthwith deliver its Applicable Percentage of the amount of the payment by the Issuing Bank to the Agent who will forthwith deliver all such amounts received from the Lenders to the Issuing Bank. The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional as a primary obligor and not as a surety and shall not be affected by the occurrence of a Default, an order or judgment restricting payment by the Issuing Bank in accordance with the L/C or extending the Issuing Bank’s liability under an L/C beyond the expiration date stated therein or any other occurrence or event of any nature or kind. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for all amounts arising under or in connection with any L/C, together with interest as provided for in this Agreement. Each Lender that has reimbursed the Issuing Bank pursuant to this Section for its Applicable Percentage of any payment made by the Issuing Bank under an L/C shall thereupon acquire a participation, to the extent of such reimbursement, in the claim of the Issuing Bank against the Borrower in respect of amounts owing under or in connection with such L/C. In the event that a Lender fails to reimburse the Issuing Bank under the terms provided in this Section, the Issuing Bank shall also be entitled to recover from such Lender interest on such amount, from and including the date on which such Lender was required to provide payment to but excluding the date such payment is provided for by such Lender at the rate of interest per annum which would otherwise be applicable at such time to Prime Rate Advances (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of US Dollar L/Cs), compounded monthly, and all interest thereon, both before and after demand, default and judgment.

(2)

The Borrower shall provide for the payment to the Agent, on behalf of the Issuing Bank, of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (a) the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, (b) the date on which any Obligations become due and payable pursuant to Section 8.2, and (c) the Maturity Date. The Agent on behalf of the Issuing Bank shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of US Dollar L/Cs), compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date on which the Issuing Bank makes a payment to the beneficiary of an

L/C, up to but excluding the date such payment, and all interest thereon, is provided for by the Borrower, both before and after demand, default and judgment.

(3)	The obligation of the Borrower to reimburse the Agent, on behalf of the Issuing Bank, for a payment to a beneficiary of an L/C shall be absolute and unconditional (without prejudice to the Borrower’s right, after reimbursing the Agent (on behalf of the Issuing Bank), to claim damages from the Issuing Bank for matters arising from the Issuing Bank’s wilful misconduct or gross negligence), and shall not be reduced or limited by any demand or other request for payment of an L/C (a “Demand”) paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower’s obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Agent, the Issuing Bank, any other Lender or any other Person for any reason whatsoever, including the fact that the Issuing Bank paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Agent or the Issuing Bank or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by the Issuing Bank of a Demand. Any action, inaction or omission taken or suffered by the Agent or the Issuing Bank under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto, shall be binding on the Borrower and shall not place the Agent or the Issuing Bank under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Bank may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other Person or entity acting as the representative or in place of, the beneficiary.

(4)	If the Borrower provides cash in response to any Obligations becoming due and payable under Section 8.2, it shall be entitled to receive interest on the cash provided in accordance with Section 10.10 as long as the cash is held as Collateral.

5.21	Deemed Advance - L/Cs

Except for amounts which have been funded by the Borrower, any amount which the Issuing Bank or the Agent on behalf of the Lenders pays to any third party in respect of an L/C in satisfaction or partial satisfaction thereof shall also be deemed to be a Prime Rate Advance (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of US Dollar L/Cs). The Issuing Bank shall forthwith give notice of the making of such an Advance to the Agent and the Borrower. Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

5.22	Failure of Lender to Fund

Notwithstanding the provisions of Section 6(a) of the Provisions, if any Lender fails to make available to the Agent its Applicable Percentage of any Advance (such Lender being herein called the “Defaulting Lender”), the Administrative Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender’s Applicable Percentage of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the “Contributing Lenders” and individually called the “Contributing Lender”) are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Applicable Percentage of such Advance based on the Contributing Lenders’ relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. The failure of any Lender to make available to the Agent its Applicable Percentage of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Applicable Percentage of any Advance as required herein.

5.23	Payment by the Borrower

(1)	Except as otherwise provided herein, all payments made by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Except as otherwise provided in this Agreement (including Sections 5.24 and 5.26, the Agent shall distribute:

(a)	payments of interest in accordance with each Lender’s Applicable Percentage of the Credit;

(b)	repayments of principal in accordance with each Lender’s Applicable Percentage of the Credit; or

(c)	all other payments received by the Agent including amounts received upon the realization of Security, in accordance with each Lender’s Applicable Percentage of the Credit provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

(2)	All payments made by or on behalf of the Borrower pursuant to this Agreement with respect to an L/C shall be made to and received by the Agent. Subject to Section 5.24, the Agent shall distribute all payments received by it with respect to any L/C as follows:

(a)	if the amount received by the Agent is an amount reimbursing the Issuing Bank for amounts paid by the Issuing Bank, payment shall be made to the Issuing Bank, to the extent that the Issuing Bank has not been previously reimbursed by the Borrower or the Lenders or otherwise as provided for herein, and to the extent that the Issuing Bank has been previously reimbursed by the Lenders, to such Lenders; and

(b)	if the amount received by the Agent is an amount in respect of an L/C commission or the Fronting Fee:

(i)	payment shall be made firstly to the Issuing Bank of an amount in respect of the Fronting Fee to the extent not already received, and

(ii)	payment shall be made thereafter to each Lender of its Applicable Percentage of the amount of the L/C commission received.

(3)	If the Agent does not distribute a Lender’s share of a payment made by the Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of (a) the Interbank Reference Rate per annum multiplied by (b) the Lender’s share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is 365. The Agent shall be entitled to withhold any Tax applicable to any such payment as required by Applicable Laws.

5.24	Payment by Agent

For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

(a)	the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

(b)	if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender’s Applicable Percentage of that amount which is the amount actually received by the Agent;

(c)	if any Lender advances more or less than its Applicable Percentage of the Credit, such Lender’s entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

(d)	if a Lender’s Applicable Percentage of an Advance has been advanced, or a Lender’s Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by a Borrower relates, such Lender’s entitlement to such payment shall be reduced in proportion to the length of time such Lender’s Applicable Percentage of the Credit or such Lender’s Commitment, as the case may be, has actually been outstanding;

(e)	the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

(f)	upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

5.25	Prohibited Rates of Interest

It is the intention of the parties to comply with applicable usury laws now or hereafter enacted. Accordingly, notwithstanding any other provisions of this Agreement or any other Loan Document, in no event shall any Loan Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by law or in an amount or at a rate that would result in the receipt by the Lenders or the Agent of interest at a criminal rate, as the terms “interest” and “criminal rate” are defined under the Criminal Code (Canada). Where more than one such law is applicable to any Obligor, such Obligor shall not be obliged to make payment in an amount or at a rate higher than the lowest amount or rate permitted by such laws. If from any circumstances whatever, fulfilment of any provision of any Loan Document shall involve transcending the limit of validity prescribed by any Applicable Law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Agent or the Lenders shall ever receive anything of value as interest or deemed interest under any Loan Document in an amount that would exceed the highest lawful rate of interest permitted by any Applicable Law, such amount that would be excessive interest shall be applied to the reduction of the principal amount of the Credit, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Credit, the amount exceeding the unpaid balance shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Obligors, the Agent and the Lenders shall, to the maximum extent permitted by Applicable Laws (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by Applicable Laws; or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by Applicable Laws. For the purposes of the application of the Criminal Code (Canada), the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purpose of such determination.

5.26	Provisions Relating to Swingline Availability

(1)	While Scotia Capital is the sole Lender making Advances under the Swingline Availability, its participation in Advances under the Credit which are not made under the Swingline Availability (“Non-Swingline Advances”) shall be reduced, and the participations of the other Lenders in such Non-Swingline Advances shall be increased, and such participations may be adjusted from time to time, as determined by the Agent, so that each Lender’s overall Applicable Percentage of the aggregate of all Advances under the Credit is, to the greatest extent practicable, as provided in Schedule E to this Agreement. For greater certainty, the aggregate of Advances outstanding under the Swingline Availability and Non-Swingline Advances made by Scotia Capital shall not at any time exceed Scotia Capital’s Commitment in respect of the Credit, and if it does, the Borrower shall repay Advances outstanding under the Swingline Availability in an amount to eliminate such excess as soon as possible and, in any event, immediately following notice thereof by the Agent.

(2)	Notwithstanding that Advances under the Swingline Availability are from time to time made by Scotia Capital and Scotia Capital’s participation in Non-Swingline Advances is reduced, and the participation of the other Lenders in Non-Swingline Advances is increased in accordance with Section 5.26(1), it is the intention of the parties that the ultimate credit risk and exposure of each Lender in respect of the Credit be in accordance with its Applicable Percentage of the entire amount of the Credit. Accordingly, upon the Obligations becoming due and payable under Section 8.2, each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by Scotia Capital under the Swingline Availability or assignments to Scotia Capital of Non-Swingline Advances made by other Lenders as shall be required to ensure that result. Any such action on the part of the Lenders shall be binding on the Obligors. If any Lender fails to take the actions required by this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this Agreement as are necessary to compensate the other Lenders for the defaulting Lender’s failure.

(3)

Subject to the provisions of Section 5.26(2) regarding the assignment of interests in Advances under the Swingline Availability in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Advances under the Swingline Availability to the extent that the provisions contemplate the participation by any Lender other than Scotia Capital in making Advances and receiving payments in respect of Advances under the Swingline Availability. All Advances under the Swingline Availability shall be made solely by Scotia Capital and records concerning such Advances shall be maintained solely by Scotia Capital. All payments of principal, interest, fees and other amounts relating to Advances under the Swingline Availability shall be made solely to Scotia Capital. Any notices by the Borrower in connection with the Swingline Availability shall be made to Scotia Capital. The parties hereto agree that notice and minimum amount requirements in respect of Advances shall not apply to Advances by way of overdraft under the Swingline Availability. Similarly, subject to any assignment of interests in Advances under the

Swingline Availability in the event of acceleration of payment of the Obligations as contemplated in Section 5.26(2), references in this Agreement to the Lenders shall, in the context of the Swingline Availability, be interpreted as referring only to Scotia Capital. No Lender other than Scotia Capital shall have any right to receive payments in respect of Advances under the Swingline Availability or any obligations to make Advances under the Swingline Availability.

(4)	Advances under the Swingline Availability are available by way of overdraft only. Upon presentation to Scotia Capital for payment of any cheque or other item drawn by the Borrower on any of its Canadian Dollar or US Dollar current accounts at the Branch of Account which, when charged against the applicable account, creates or increases an overdraft in that account, Scotia Capital shall pay the cheque or other item provided that, after doing so, the aggregate amount of the overdrafts outstanding in such accounts of the Borrower do not exceed Cdn. $20,000,000 (which overdrafts shall, in the case of the Borrower’s Canadian Dollar accounts, be deemed to be Prime Rate Advances, and, in the case of the Borrower’s US Dollar accounts, be deemed to be Base Rate Advances). The Borrower hereby requests and authorizes Scotia Capital to make such Prime Rate Advances and Base Rate Advances to cover such overdrafts, subject to the terms of this Agreement, and this standing authorization to the Agent shall be deemed for the purposes of this Agreement to constitute a request for an Advance in the form of Schedule A on each date such Advances are made by Scotia Capital to cover any such overdraft. All of the provisions applicable to Prime Rate Advances and Base Rate Advances under this Agreement shall apply to Advances under the Swingline Availability, respectively, other than minimum notice or minimum amount requirements.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties

Each of the Obligors represents and warrants, with respect to itself and each other Global Group Entity (as if each reference to it in each such representation and warranty was a reference to both it and the other Global Group Entities), to the Lenders as follows, which representations and warranties, in the case of the representations and warranties made or deemed to have been made on the Closing Date or in connection with the initial Advance under the Credit shall be made and deemed to have been made both before and after consummation of and giving effect to the Implementation Transactions:

(1)	Corporate Matters

(a)	If a corporation, it is a duly incorporated, amalgamated or continued and validly existing corporation and has the corporate power and authority to enter into and perform its obligations under any Loan Document or Material Contract or Lease to which it is or will be a party, to own or lease its Property and to carry on its business as conducted.

(b)	If a partnership, it is a duly established and validly existing partnership and any partner has the power and authority to enter into and perform the partnership’s obligations under any Loan Document or Material Contract or Lease to which the partnership is or will be a party, to own or lease the partnership’s Property and to carry on the business of the partnership as conducted.

(c)	If a limited partnership, it is a duly formed and validly existing limited partnership and its general partner has the power and authority to enter into and perform the limited partnership’s obligations under any Loan Document or Material Contract or Lease to which the limited partnership is or will be a party and the limited partnership has the power to own or lease its Property and to carry on its business as conducted.

(d)	It is qualified to carry on business in all jurisdictions in which the Property owned or leased by it or the nature of the activities carried on by it makes such qualification necessary, except to the extent that the non-qualification or the absence of Permits would not and could not reasonably be expected to have a Material Adverse Effect.

(e)	It has all Permits required to own its Property and to carry on the business in which it is engaged and all such Permits are in good standing, except to the extent that the absence of Permits or lack of good standing of Permits would not and could not reasonably be expected to have a Material Adverse Effect.

(f)	It has obtained all material Permits and other third party consents necessary for it to complete the Implementation Transactions.

(g)	The entering into and the performance by it of the Loan Documents and the Material Contracts and Leases to which it is or will be a party and the consummation of the Implementation Transactions (i) have been duly authorized by all necessary corporate or other action on its part; (ii) do not and will not violate its Constating Documents or any Applicable Law; (iii) do not and will not result in a breach of or constitute (with the giving of notice, the lapse of time or both) a default under or require a consent under any Material Permit or any Material Contract or Lease to which it is a party or by which it or its Property is bound; and (iv) do not and will not result in the creation of any Encumbrance on any of its Property, other than pursuant to the Security and will not require it to create any Encumbrance on any of its Property other than the Security and will not result in the forfeiture of any of its Property.

(h)	Its Constating Documents do not restrict the power of its directors, trustees or partners, as the case may be, to borrow money, to give financial assistance by way of loan, guarantee or otherwise, or to encumber any or all of its present and future Property to secure the Secured Obligations, except for restrictions under any Constating Document which have been complied with in connection with the Loan Documents, the Other Secured Agreements, all other Permitted Obligations and Material Contracts.

(i)	It is not in violation of any term of its Constating Documents and is not in violation of any Applicable Law, or Contract, or Lease, the violation of which would or could reasonably be expected to have a Material Adverse Effect.

(2)	Loan Documents, etc.

(a)	The Loan Documents and the Material Contracts to which it is or will be a party have been or will be duly executed and delivered by it (or on its behalf) and, when executed and delivered, will constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights generally and to the fact that equitable remedies, including specific performance and injunctive relief, are discretionary and may not be ordered in respect of certain defaults.

(b)	No Default has occurred and is continuing.

(c)	From and after the date on which the relevant Security is delivered, the Lenders will have legal, valid and enforceable first-ranking security upon all of its present and future Property (as owner or lessee) subject only to Permitted Encumbrances, the availability of equitable remedies, and, with respect to ranking, the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally and recognizing that certain Property, such as Permits, leasehold interests and intellectual property, may not be susceptible to the creation of a security interest.

(3)	Litigation, Financial Statements and Other Matters

(a)	There are and will be no actions, suits, arbitration or administrative proceedings or industrial or labour disputes outstanding or, to its knowledge after having made reasonable inquiry, pending or threatened, against it which, in any such case, would or could reasonably be expected to have a Material Adverse Effect.

(b)	All of its historical financial statements which have been furnished to the Agent and the Lenders, or any of them, in connection with this Agreement or which are contained in the Prospectus are complete and fairly present the financial position of the applicable Person as of the dates referred to therein and have been prepared in accordance with GAAP on a consistent basis except that, in the case of quarterly financial statements, notes to the statements and normal year-end audit adjustments required by GAAP are not included.

(c)

All projections, including forecasts, budgets, pro formas and business plans provided to the Agent and the Lenders, or any of them, under or in connection with this Agreement were prepared in good faith based on assumptions which, at the time of preparation thereof, were believed to be reasonable and are believed to be reasonable estimates of the prospects of the businesses referred to therein.

(d)	As of the Closing Date and upon completion of the Implementation Transactions, it has and will have no liabilities (contingent or other) or other obligations of the type required to be included in the consolidated financial statements of the Borrower in accordance with GAAP which are not fully included in the audited financial statements of CanWest Media Inc. (a predecessor of the Borrower) for its fiscal year ending 31 August 2004 or in CanWest Media Inc.’s quarterly consolidated financial statements for its fiscal quarter ended 31 May 2005 (after excluding the liabilities that have been repaid since the date of such statements), other than liabilities and obligations incurred since the date of such statements in the ordinary course of business, none of which has a Material Adverse Effect, and the Obligations.

(e)	It is not in default under any of the Permitted Encumbrances to an extent that such defaults, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

(f)	During the period from 31 May 2005 to the Closing Date and from and after the Closing Date, no event has occurred and no fact has become known to it that would or could reasonably be expected to have a Material Adverse Effect.

(g)	It has no Debt that is not a Permitted Obligation.

(4)	Business, Property, Capital Stock, Material Contracts and Material Permits

(a)	Schedule F fully and fairly describes, as of the Closing Date (after giving effect to the Implementation Transactions), the ownership of all of its issued and outstanding Capital Stock and of Capital Stock that it owns in other Persons, the nature of the business that it carries on, the locations of its head office (and chief executive office, if different) and its freehold (or fee as the case may be) and leasehold real property (other than present or former transmitter sites and properties acquired with the sole intention of locating transmitters thereon, all of which are located in Canada) and the jurisdictions in which its other Property (other than accounts receivable) is located. Except as set out in Schedule F, it does not have any Subsidiaries, direct or indirect, is not a partner in any partnership (general or limited) and is not a co-venturer in any joint venture, as of the date hereof.

(b)	The Pledged Stock issued by it is validly issued as fully paid and non-assessable Capital Stock.

(c)

The consents of its shareholders, directors, trustees or partners, as the case may be, that will be delivered at or prior to the time that the Pledged Stock becomes part of the Security are the only consents that are necessary or desirable in connection with the pledges of the Pledged Stock as part of the Security

(including the enforcement of the pledges), and will be kept in full force and effect as long as they remain necessary or desirable.

(d)	It owns or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the operation of its business, to its knowledge without conflict with the rights of any other Person, except as specified on Schedule H. All material Intellectual Property that it owns or is used in its business is listed on Schedule H (as may from time to time be updated by the applicable parties by notice to the Agent).

(e)	It maintains appropriate insurance coverage, including, business interruption insurance, that satisfies the covenants and conditions of the Loan Documents concerning insurance coverage.

(f)	Each Material Contract to which it is a party is in full force and effect, unamended, and no material breach by any party thereto of any of the terms or conditions thereof has occurred and is continuing, there have been no events that are continuing which, but for giving notice, lapse of time or any other condition subsequent, would constitute a default of a material obligation thereunder or would allow the termination of such Material Contract or the imposition of any material sanction on any party to such Material Contract of which it is aware and no party to such Material Contract has any set-off or counterclaim against it relating to or affecting such Material Contract of which it is aware.

(g)	Each Material Contract to which any Global Group Entity is a party, as of the Closing Date and upon completion of the Implementation Transactions, is listed in Sections 1.1.113(a) to 1.1.113(d).

(h)	No Material Contract is the subject of any Encumbrances other than Permitted Encumbrances.

(i)	It has good title to all personal or moveable Property and good and marketable title to all real or immoveable Property or leasehold interests therein owned or Leased by it, free and clear from any Encumbrance, other than any Permitted Encumbrances, and no Person has any agreement with it or right to acquire an interest in any such Property.

(j)	All of the Material Permits to which any Global Group Entity is a party or of which any Global Group Entity has the benefit are, as of the Closing Date and upon completion of the Implementation Transactions, described in Schedule L and each Material Permit described in Schedule L is in full force and effect, without further amendment thereto, and no further or other Permit is required for any Global Group Entity to carry on its business as conducted, except to the extent that a failure to maintain, comply with, or to have, the same would not or could not reasonably be expected to have a Material Adverse Effect.

(k)	The complete and accurate organization structure of the Global Group Entities, the Inactive Subsidiaries and the Non-Group Persons, is set forth on Schedule M.

(l)	All information contained in the Prospectus is, as at the Closing Date, full, true and plain and, to the Borrower’s knowledge, does not omit a material fact necessary to make the statements contained therein not misleading in any material way, and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by the relevant Person (and any other Person who furnished such material on behalf of them).

(m)	None of the Inactive Subsidiaries carries on any business or has any material assets or liabilities.

(n)	None of the Excluded Investments is material, either individually or in the aggregate, to the Borrower or its business.

(5)	Environmental Matters

(a)	(i) It and all of its respective Property and operations are in full compliance in all respects with all Environmental Laws, (ii) it is not aware of, nor has it received notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of it in all respects with all Environmental Laws, and (iii) it has obtained all Permits which are currently required under all Environmental Laws and is in full compliance with the provisions of such Permits, in each case except to the extent that the non-compliance would not or could not reasonably be expected to have a Material Adverse Effect.

(b)	None of the Global Group Entities is aware that any Hazardous Materials exist on, about or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties or assets forming any part of its respective Property other than in material accordance and compliance with all Environmental Laws, except to the extent that the non-compliance would not or could not reasonably be expected to have a Material Adverse Effect.

(c)	The use which each Global Group Entity has made and intends to make of its Property will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Materials on, in or from any such properties except in material accordance and compliance with all Environmental Laws, except to the extent that the non-compliance would not or could not reasonably be expected to have a Material Adverse Effect.

(d)

There is no action, suit or proceeding, or, to its knowledge, investigation, or inquiry, before any Governmental Authority pending or, to its knowledge, threatened against any Global Group Entity relating in any way to any

Environmental Law that would or could reasonably be expected to have a Material Adverse Effect.

(e)	No Global Group Entity has (i) incurred any current and outstanding liability for any clean-up or remedial action under any Environmental Law in respect to both current and past operations, events, activities, practices, incidents or the condition or use of any properties or assets owned currently or in the past, (ii) received any outstanding written request for information (other than information to be provided in the normal course in connection with applications for Permits) by any Person under any Environmental Law with respect to the condition, use or operation of its respective Property, or (iii) received any outstanding written notice or claim under any Environmental Law or relating to the presence of Hazardous Material on or originating from its respective Property and operations or from other Persons with respect to any material violation of or liability under any Environmental Law or relating to the presence of Hazardous Material on or originating from its respective Property and operations; that, in any such case, would or could reasonably be expected to have a Material Adverse Effect.

(6)	Taxes and Withholdings

(a)	It has duly filed on a timely basis all tax returns, elections and reports required by Applicable Law to be filed by it (if the failure to do so would have a Material Adverse Effect) and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it, unless being contested in good faith by appropriate proceedings and for which it has recorded the liability in accordance with GAAP.

(b)	It has (i) withheld from each payment made to any of its past or present employees, officers, directors, trustees, agents and/or beneficiaries, as the case may be, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required by Applicable Law to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any Applicable Law, unless being contested in good faith by appropriate proceedings, and (ii) collected and remitted to the appropriate tax authority when required by Applicable Law to do so all material amounts collectible and remittable in respect of goods and services tax and similar Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $1,000,000 or the equivalent thereof in another currency).

(7)	Pension and Welfare Plans

(a)	During the twelve consecutive month period before the date of this Agreement and before the date of any Advance hereunder (i) no steps have been taken to terminate or wind-up any Pension Plan (wholly or in part), which could reasonably be expected to result in any Global Group Entity making contributions (including special payments) to the Pension Plan in any twelve month period in excess of 115% of the contributions that were scheduled to be made in the prior twelve consecutive month period, (ii) no failure to remit a contribution in accordance with the terms of any Pension Plan or pension benefits legislation has occurred with respect to any Pension Plan sufficient to give rise to a deemed trust, lien or charge under any pension benefits legislation of any jurisdiction that, individually or in the aggregate would or could reasonably be expected to have a Material Adverse Effect, (iii) no condition exists and no event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Global Group Entity of any fines or penalties in excess of Cdn. $25,000, and (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, none of the Global Group Entities has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that, individually or in the aggregate would or could reasonably be expected to have a Material Adverse Effect.

(b)	(i) Each Pension Plan is and has been established, registered, funded, invested and administered in compliance with its terms and all Applicable Laws, (ii) all contributions or premiums (including employee contributions or premiums made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agent in accordance with all Applicable Laws and the terms of each Pension Plan or Welfare Plan have been made in accordance with all Applicable Laws and the terms of each Pension Plan or Welfare Plan, (iii) there have been no withdrawals, applications, payments or transfers of assets from any Pension Plan or Welfare Plan or the trusts or other funding media relating thereto which have not been made or done in accordance with all Applicable Laws, (iv) as at the date of the most recent actuarial report filed with respect to the Pension Plan, all liabilities under each Pension Plan that is a registered pension plan were fully funded in accordance with Applicable Law, on a going concern and solvency basis, in accordance with the terms of the respective Pension Plans, the requirements of all Applicable Laws and applicable regulatory authorities using the methods and assumptions set out in such report, and (v) to its knowledge, no event has occurred and no condition exists with respect to any Pension Plan that has resulted or could reasonably be expected to result in any Pension Plan having its registration revoked or refused for the purposes of any Applicable Law or being placed under the administration of any relevant pension benefits regulatory authority or any Global Group Entity being required to pay any taxes or penalties under any Applicable Law, except for any exceptions to clauses (i) through (v) above that, individually or in the aggregate, would not and could not reasonably be expected to have a Material Adverse Effect.

(8)	Representations and Warranties relating to Excluded Global Group Entities

Each Obligor represents and warrants that none of the Excluded Global Group Entities carries on any business, owns any Property (other than Equity in another Global Group Entity and as contemplated in Section 7.5(2) and non-material property ancillary to the business of a holding company such as bank accounts (subject to the restrictions in Section 7.5)), or has any Debt other than Debt and obligations to another Global Group Entity, Debt and obligations for taxes and other amounts owing to public authorities, obligations which do not involve indebtedness and other Debts and obligations not exceeding Cdn. $500,000 (or the equivalent thereof in any other currency) in the aggregate from time to time.

(9)	Cumulative Material Adverse Effect

There has not been any one or more breaches, defaults or instances of non-compliance with the foregoing representations and warranties (assuming none of such representations and warranties were qualified by “materiality” or the concept of Material Adverse Effect) such that the cumulative effect of all such breaches, defaults, or non-compliance would or could reasonably be expected to have a Material Adverse Effect.

6.2	Survival of Representations and Warranties

The representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Loan Documents, and unless expressly stated to be made as of a specific date, shall be deemed to be repeated and made as of the date of each Advance (including any deemed Advance) and as of the date of delivery of each Compliance Certificate with the same force and effect as if made on and as of each such date, subject to modifications communicated by the Borrower to the Lenders in writing and accepted by the Required Lenders. The Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credit hereunder.

ARTICLE 7

COVENANTS

7.1	Financial Covenants of the Borrower

(1)	The Borrower shall have at Closing (after consummation of and giving effect to the Implementation Transactions) and shall at all times thereafter maintain a Total Leverage Ratio of not greater than 5.00 to 1.00, provided however, that upon request made by the Borrower before the end of the fiscal quarter in which a Permitted Investment is made, the maximum permitted Total Leverage Ratio may be increased to 5.50 to 1.00 for a period of twelve months from the closing of the Permitted Investment, after which time the maximum permitted Total Leverage Ratio shall automatically reduce to 5.00 to 1.00. The Borrower shall not be permitted to request an increase in the maximum permitted Total Leverage Ratio in connection with any subsequent Permitted Investment as contemplated in this Section 7.1(1) until the automatic reduction referred to in the preceding sentence shall have become effective or the Total Leverage Ratio shall have been not greater than 5.00 to 1.00 for at least two consecutive fiscal quarters.

(2)	The Borrower shall have at Closing (after consummation of and giving effect to the Implementation Transactions) and shall at all times thereafter maintain a Senior Secured Leverage Ratio of not greater than 3.00 to 1.00.

(3)	The Borrower shall have at Closing (after consummation of and giving effect to the Implementation Transactions) and shall at all times thereafter maintain an Interest Coverage Ratio of not less than 3.00 to 1.00.

(4)	The Borrower shall have at Closing (after consummation of and giving effect to the Implementation Transactions) and shall at all times thereafter maintain a Public Equity to Senior Secured Debt Ratio of not less than 1.25 to 1.00.

Unless otherwise provided, the foregoing ratios shall be calculated on a rolling four quarter basis, based on the most recently completed four fiscal quarters of the Borrower.

7.2	Positive Covenants

During the term of this Agreement, each Obligor shall perform the covenants specified below, and the Borrower shall cause each Excluded Global Group Entity to perform the covenants specified below, as if each reference to it in each such covenant was a reference both to it and each Excluded Global Group Entity:

(1)	Payments and Operation of Business

(a)	It shall duly and punctually pay and perform its indebtedness, liabilities and obligations hereunder and under the other Loan Documents at the times and places and in the manner required by the terms hereof and thereof.

(b)	It shall (i) maintain its corporate existence or other type of existence as at the date of this Agreement, and (ii) operate and carry on and conduct its business and affairs in compliance in all material respects with all applicable Material Contracts and Material Permits, except to the extent that a failure to do so would not, or could not reasonably be expected to, have a Material Adverse Effect.

(c)	It shall operate its business in a prudent manner and in compliance in all material respects with all Applicable Laws except to the extent that a failure to do so would not, or could not reasonably be expected to, have a Material Adverse Effect.

(d)	It shall maintain in good standing and shall obtain, as and when required, all Permits and Contracts which may be necessary to permit it to acquire, own, operate and maintain its business and Property, observe and perform all the obligations imposed upon it under or in connection therewith, take any and all commercially reasonable actions necessary to preserve its rights thereunder except to the extent that a failure to do so would not and could not reasonably be expected to have a Material Adverse Effect.

(e)	It shall maintain in good standing in all material respects all Material Contracts and Material Permits (other than any Material Permit or Material Permit listed in Schedule L, the loss of which would not, individually or in the aggregate, have a Material Adverse Effect), observe and perform in all material respects all the obligations imposed upon it under or in connection therewith, take any and all commercially reasonable actions necessary to preserve in all material respects its rights thereunder and cooperate with the Agent to the fullest extent possible in pursuing any claim it may have under or in respect thereof.

(f)	In the case of the Borrower, it shall utilize proceeds of Advances solely for the purposes set out in Section 2.3.

(g)	To the extent practicable and offered on commercially competitive terms, it shall maintain with the Agent all of its bank accounts through which it conducts all of its financial transactions.

(h)	The Obligors shall, no later than November 3, 2005, (i) reduce the aggregate amount owed by them to their respective counterparties (calculated on a mark-to-market basis) under all Swap Transactions to which any Global Group Entity is a party to no more than Cdn. $200,000,000 and (ii) reduce the amount of Swap Transactions that do not receive full hedge accounting treatment to no more than Cdn. $1,000,000,000. Amounts deposited with counterparties and to be used solely to repay the amounts required within such period shall be deemed to be Permitted Encumbrances for the benefit of the Lenders during that period.

(i)	In the event that, at any time after November 3, 2005, the average of the aggregate amounts owed by the Global Group Entities to any counterparties (calculated on a mark-to-market basis) under all Swap Transactions to which any Global Group Entity is a party as at the close of business in Toronto during the immediately preceding five (5) consecutive Business Days exceeds Cdn. $500,000,000 (or the equivalent thereof in any other currencies), each Global Group Entity shall within three Business Days reprice or terminate such arrangements or take such other action acceptable to the Required Lenders so that such aggregate mark-to-market exposure is reduced to an aggregate amount not in excess of Cdn. $450,000,000.

(2)	Inspection

It shall upon reasonable notice permit representatives of or consultants to the Agent, during regular business hours, to inspect any of its Property, conduct environmental site assessments and/or compliance audits, examine and report on all insurance maintained by or on behalf of each Global Group Entity and to examine and take extracts from its financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors, the reasonable expense of all of which shall be paid by the Borrower.

(3)	Insurance

(a)	It shall maintain or cause to be maintained insurance on all its Property with insurers that have a rating of at least A- in the A.M. Best’s Key Rating Guide (or B in the A.M. Best’s Key Rating Guide in the case of automobile insurance) which insurance shall include all-risk property insurance, commercial general liability insurance, business interruption insurance, automobile liability insurance and crime insurance, in amounts and on terms that are customary in the industry.

(b)	It shall cause policies of insurance referred to above to contain the following provisions all in a form acceptable to the Lenders, acting reasonably: (i) with respect to the all-risk property and business interruption policies, a standard mortgage clause and other customary endorsements for the benefit of the Collateral Agent on behalf of it and the secured creditors under the Collateral Agency Agreement; (ii) with respect to the commercial general liability policy, a severability of interest and cross liability clause and other customary endorsements for the benefit of lenders; and (iii) a provision that such policies will not be cancelled during the term of the policies without 30 days prior written notice being given to the Agent and the Collateral Agent by the issuers thereof. It shall also cause the Collateral Agent to be named as an additional insured with respect to commercial general liability insurance and first loss payee with respect to all other policies of insurance, and cause all of the proceeds of insurance under such policies (other than proceeds under directors and officers liability policies and public liability policies payable to third parties and subject to any prior payment required to be made to any holder of a Permitted Encumbrance which has priority over the Security) to be made payable and to be paid to the Collateral Agent to be dealt with in accordance with the Collateral Agency Agreement.

(c)	Whenever reasonably requested in writing by the Agent, it shall cause true and complete copies of the policies of insurance carried pursuant to this Section to be made available to the Agent and the Agent’s insurance consultants for review.

(d)	It shall provide the Agent promptly with such other evidence of the insurance as the Lenders may from time to time reasonably require and shall cooperate with the Agent, if requested by the Agent acting reasonably, in the appointment of an insurance consultant by the Agent on behalf of the Lenders, at the Borrower’s expense, to review and report on all insurance-related matters to the Agent and the Lenders.

(4)	Taxes and Withholdings

(a)	It shall pay all Taxes as they become due and payable unless they are being contested in good faith by appropriate proceedings.

(b)	It shall withhold from each payment made to any of its past or present employees, officers, directors, partners and trustees, and to any non-resident of Canada, the amount of all Taxes and other deductions required by Applicable Laws to be withheld therefrom and pay the same to the proper tax or other receiving officers within the time required under any Applicable Law.

(c)	It shall collect from all Persons the amount of all Taxes required by any Applicable Law to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any Applicable Law.

(5)	Other Matters

(a)	Subject to Section 3.1(3), it shall, immediately upon receipt, deliver to the Collateral Agent for the benefit of the secured creditors under the Collateral Agency Agreement, all certificates representing all Equity of each Global Group Entity or of other Persons in which it owns Equity that it acquires after the date that Equity of the Global Group Entity or other Person is first delivered as part of the Security, together with executed stock transfer or powers of attorney relating to those certificates (or if certificates in respect of such Equity are not available, take such other steps to perfect the Security relating to such Equity as the Agent requires), and shall also deliver to the Collateral Agent originals of any future promissory notes and similar instruments evidencing Debt of any Person, duly endorsed for transfer or accompanied by transfer powers of attorney relating to those notes or instruments.

(b)	It will do, observe and perform all of its obligations and all matters and things necessary or expedient and which may be legally done, observed and performed for the purposes of creating and maintaining the Encumbrances intended to result from the Security as valid, effective and perfected first priority Encumbrances at all times (subject to Permitted Encumbrances) and shall comply with all requirements of Section 3.1(5).

(c)	It will use commercially reasonable efforts to obtain all government and other third party consents or approvals with respect to material Property as determined by the Agent acting reasonably that has been assigned or charged pursuant to the Security that requires the consent or approval of another Person.

(d)	Without limiting any other provision of this Agreement, it shall remove, clean up or otherwise remedy all matters which are the subject of any written order or notice of inquiry, investigation, complaint, allegation or claim pertaining to or under Environmental Laws or Permits to the extent required under applicable Environmental Laws which, if not remediated, would or could reasonably be expected to have a Material Adverse Effect.

7.3	Reporting and Notice Requirements

During the term of this Agreement, the Borrower shall deliver or cause the delivery of the periodic reports specified below and shall give notices in the circumstances specified below, or cause notices to be given. All financial statements and other reports shall be in a form satisfactory to the Lenders acting reasonably and all financial statements shall be prepared in accordance with GAAP applied on a consistent basis. In the case of a foreign Reporting Entity required by Applicable Laws of its jurisdiction of incorporation or establishment to prepare its financial statements in accordance with generally accepted accounting principles in its jurisdiction of incorporation, it may do so, but the applicable Reporting Entity shall provide to the Agent all information and calculations so that the relevant financial information of the Reporting Entity required for the calculation of the covenants in Section 7.1 is reported in accordance with GAAP.

(1)	Periodic Financial Reports

(a)	The Borrower shall, as soon as practicable and in any event within 60 days of the end of each of its fiscal quarters (including the fourth fiscal quarter), cause to be prepared and delivered to the Agent (with sufficient copies for each of the Lenders), the interim unaudited consolidated financial statements of each Reporting Entity at the end of such quarter.

(b)	The Borrower shall, as soon as practicable and in any event within 120 days after the end of each of its fiscal years, prepare and deliver to the Agent (with sufficient copies for each of the Lenders) the consolidated annual financial statements together with the notes thereto, of each Reporting Entity, which shall be audited by an internationally recognized, and the consolidating schedule showing the annual financial statements of each of their respective Subsidiaries.

(c)	The Borrower shall, concurrently with the delivery of the quarterly financial statements and annual financial statements of the Reporting Entities, provide the Agent (with sufficient copies for each of the Lenders) with a Compliance Certificate.

(d)	The Borrower shall, as soon as practicable and in any event not later than 60 days after the first day of each of its fiscal years, cause to be prepared and delivered to the Agent (with sufficient copies for each of the Lenders) (i) a budget for the Obligors for such fiscal year, and (ii) financial forecasts for the immediately following three fiscal years, in each case setting forth financial projections for the Borrower on a consolidated basis, which shall include a projected income statement, projected balance sheet, projected statement of changes in funds and estimates of capital expenditures, all broken down quarterly for the first fiscal year of the budget, and otherwise in detail acceptable to the Lenders, acting reasonably.

(e)	The Borrower shall, concurrently with the filing, publishing, delivery or reporting by it (i) of any releases, reports, statements (including financial statements) or documents to any regulatory authority (other than Canadian Radio-television and Telecommunications Commission (“CRTC”)) or shareholder, including material filings by CanWest and the Borrower with the Ontario Securities Commission, The Toronto Stock Exchange and, if applicable, the U.S. Securities and Exchange Commission, provide a copy of any such release, report, statement or document to the Agent (with sufficient copies for each of the Lenders), and (ii) of any applications for new licences to the CRTC or any filings made at the request of the CRTC, provide a copy of any such application or filing to the Agent (with sufficient copies for each of the Lenders), each except in circumstances where such filing is made on a confidential basis, in which case it shall deliver a copy thereof when such filing is no longer confidential.

(f)	The Borrower shall promptly provide the Agent with all other information, reports and certificates reasonably requested by the Lenders from time to time concerning the business, financial condition and Property of the Borrower and each other Global Group Entity.

If there is any change in a fiscal year from the accounting policies, practices and calculation methods used by CanWest MediaWorks Inc. (or its predecessors) in preparing its financial statements for its interim period ending 31 May 2005, or components thereof, the Borrower shall provide the Lenders with all information that the Lenders require to ensure that reports provided to the Lenders after any change are comparable to previous reports. In addition, all calculations made for the purposes of this Agreement shall continue to be made based on the accounting policies, practices and calculation methods that were used in preparing the audited financial statements for CanWest MediaWorks Inc. (or its predecessors) for its interim period ending 31 May 2005 if the changed policies, practices and methods would affect the results of those calculations.

(2)	Consolidated Statements

The Borrower shall have the right at any time to provide, in lieu of the financial statements of the Reporting Issuers referenced in Sections 7.3(1)(a) and (1)(b), annual and quarterly financial statements for the Global Group Entities prepared on an Adjusted Consolidated Basis and subject to the other requirements set out in those Sections (including the requirement for audits), and if at any time the aggregate EBITDA of each of the Reporting Entities (calculated on an unconsolidated basis without duplication, but net of any amounts that would be excluded in the calculation of EBITDA on an Adjusted Consolidated Basis) is less than 80% of EBITDA calculated on an Adjusted Consolidated Basis, the Agent shall have the right to require that such annual and quarterly consolidated financial statements for the Global Group Entities prepared on an Adjusted Consolidated Basis be prepared and delivered to the Agent pursuant to Sections 7.3(1)(a) and (1)(b), respectively.

(3)	Requirements for Notice

(a)	Each Obligor shall, and the Borrower shall cause each Excluded Global Group Entity to, promptly after it becomes aware thereof, notify the Agent of (i) any Default, or of any material breach of any material obligation or material default (whether it is its own default or a default by any other party) under any Material Contract to which it is a party or Material Permit, or of any termination or cancellation of a Material Contract (other than at the expiry of its term), or of any event which, with or without the giving of notice, lapse of time or any other condition subsequent, would be a material default under or would otherwise allow the termination of any Material Contract or Material Permit or the imposition of any material sanction on any party to a Material Contract or Material Permit, and shall from time to time provide the Lenders with all information reasonably requested by any of the Lenders concerning the status thereof, and (ii) any new Material Contract to which it becomes a party.

(b)	Each Obligor shall, and the Borrower shall cause each Excluded Global Group Entity to, promptly notify the Agent on becoming aware of the occurrence of any action, suit, dispute, arbitration, proceeding, labour or industrial dispute or other circumstance affecting it, the result of which if determined adversely would or could reasonably be expected to have a Material Adverse Effect, and shall from time to time provide the Agent with all reasonable information requested by any of the Lenders concerning the status thereof.

(c)	Each Obligor shall, and the Borrower shall cause each Excluded Global Group Entity to, promptly notify the Agent upon learning of (i) the existence of Hazardous Materials located on, above or below the surface of any land which any Global Group Entity occupies or controls (except those being stored, used or otherwise handled or existing in substantial compliance with applicable Environmental Laws), or contained in the soil or water (including groundwater) constituting such land (in excess of levels prescribed under applicable Environmental Laws or which would constitute an actual breach of or non-compliance with any Environmental Laws) which, in either case, would or could reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials reportable under Environmental Laws that has occurred on or from such land if such occurrence would or could reasonably be expected to have a Material Adverse Effect, in which case the Borrower shall within 90 days thereof provide the Agent with details, including cost, of the work required to remove, clean up or otherwise remedy the matters referred to in the notice, and (iii) any violation, alleged violation, notice of infraction, order, claim, suit or proceeding relating to Environmental Laws, Permits or the presence of Hazardous Materials on or originating from its respective Property and operations which would or could reasonably be expected to have a Material Adverse Effect.

(d)	Each Obligor shall, and the Borrower shall cause each Excluded Global Group Entity to, provide notice to the Agent and copies of all relevant documentation promptly upon becoming aware of (i) the institution of any steps by any Global Group Entity or any applicable regulatory authority to terminate or wind-up any Pension Plan (wholly or in part) which could reasonably be expected to result in such Global Group Entity making contributions (including special payments) to the Pension Plan in any twelve month period in excess of 115% of the contributions that were scheduled to be made in the prior twelve consecutive month period, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a deemed trust, lien or charge under any pension benefits legislation of any jurisdiction that, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect, (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Global Group Entity furnish a bond or other security to such Pension Plan or any applicable regulatory authority that, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect, (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by a Global Group Entity of any fines or penalties in excess of Cdn. $25,000, (v) the occurrence of any breach of any fiduciary obligation with respect to the administration of any Pension Plan, Welfare Plan or any related funding medium, (vi) the occurrence of any event which results or could reasonably be expected to result in any qualification for special tax status for any Pension Plan or Welfare Plan under any Applicable Law being revoked or refused, or (vii) any annual increase in the contingent liability of any Global Group Entity with respect to any post-retirement Welfare Plan benefit as at December 31 of a calendar year in excess of 115% of the contingent liability for the preceding December 31.

(e)	Each Obligor shall, and the Borrower shall cause each Excluded Global Group Entity to, forthwith notify the Agent of any notice received by it from an issuer of an insurance policy described in Sections 7.2(3)(a) and 7.2(3)(b), that any of such policies is to be amended in a manner that is materially adverse to the Secured Parties.

7.4	Negative Covenants

During the term of this Agreement, none of the Obligors shall do any of the things specified in this Section, nor shall any of the Obligors cause or permit any Excluded Global Group Entity to do any of the things specified in this Section, in each case as if each reference to it in each such covenant was a reference to both it and each Excluded Global Group Entity, without the prior written consent of the Required Lenders or the Lenders, as the case may be.

(1)	Debt and Encumbrances

No Global Group Entity shall:

(a)	create, incur, assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property other than Permitted Encumbrances;

(b)	do or permit anything to adversely affect the ranking or validity of the Security except by incurring a Permitted Encumbrance;

(c)	assign (other than assignment to another Obligor) or terminate any Material Contract (other than at the expiry of its term by lapse of time) to which it is a party or cause or permit any material amendment or material modification to, or waiver of any material term of, any Material Contract or any of its Constating Documents without the prior written consent of the Required Lenders;

(d)	without the prior written consent of the Required Lenders, cause or permit any amendment or modification to, or waiver of any term of, any Lease or Leases which would, or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(e)	other than (i) the Operating Agreements, and (ii) transactions between or amongst the Borrower and other Obligors, enter into any transaction of any kind with any Affiliate or Related Party, or Person in respect of which it is a Related Party (including, for greater certainty, any CanWest Fund Entity, Inactive Subsidiary, Non-Group Person or Excluded Global Group Entity), except on a commercially reasonable basis as if it were dealing with such Person on the Arm’s Length basis;

(f)	enter into any transaction which would result in, or otherwise cause or permit any action or series of actions which would result in, any Person, or group of Persons acting in concert, other than the Borrower or another Obligor, owning sufficient Capital Stock to appoint the majority of the trustees of the CanWest Fund (or related entities); or

(g)	cause or permit any Debt to be secured by or pursuant to the Collateral Agency Agreement other than the Secured Obligations, the BoA/Citibank Swaps, amounts owing to the Collateral Agent in its capacity as Collateral Agent under the Collateral Agency Agreement and such other indebtedness, liabilities and obligations as are consented to by the Required Lenders.

(2)	Financial Transactions

No Global Group Entity shall:

(a)	create, incur, assume or permit any debts, liabilities or obligations of any kind (including contingent liabilities) to remain outstanding, other than Permitted Obligations; or

(b)	create, incur, assume or permit the existence of any Permitted Obligations which rank senior to the Obligations, the Other Secured Obligations or the Guarantor Obligations.

(3)	Distributions, Financial Assistance and other Financial Transactions

No Global Group Entity shall:

(a)	prepay, redeem prior to maturity, defease, repurchase or make other prepayments in respect of any of its Debt in any manner, other than:

(i)	the Secured Obligations;

(ii)	provided no Default has occurred and is continuing or would result therefrom, (A) Permitted Pari Passu Debt, or (B) the Purchase Money Encumbrances contemplated in Section 1.1.137(m) of the definition of “Permitted Encumbrances”; and

(iii)	a Permitted Distribution;

(b)	enter into or cause to be entered into Swap Transactions other than for the purposes of prudent management of its interest rate, foreign currency and commodity price exposure and not for speculative purposes, provided however, the Borrower shall be required to fix, no later than November 3, 2005, and maintain at least 50% of its interest exposure and 75% of the principal amount of its foreign-denominated debt exposure;

(c)	enter into or cause to be entered into any Swap Transaction (including Currency Agreements and Interest Rate Agreements) with any Person other than a Lender or an Affiliate of a Lender other than (i) Swap Transactions involving a commodity product (including newsprint hedging contracts) which are not offered by a Lender or an Affiliate of a Lender on reasonably competitive terms, or (ii) proprietary products which are not offered by a Lender or an Affiliate of a Lender on reasonably competitive terms. For the avoidance of doubt, any Swap Transaction permitted with Persons other than Lenders under this Section 7.4(3)(c) shall be unsecured; or

(d)	make any Distribution of any nature or kind whatsoever other than Permitted Distributions.

(4)	Business and Property

No Global Group Entity shall:

(a)	effect any change in, or carry on, or permit any other Global Group Entity to effect any change in or carry on, any business other than the Communications Business;

(b)	make any Investments except for (i) the guarantees given as part of the Security, and (ii) provided no Default has occurred and is continuing or would result therefrom, (x) Permitted Investments, (y) Investments made by an Obligor in the Borrower or in another Obligor which is a wholly owned Subsidiary of the Borrower, which Investments are, to the extent required in Section 3.1, pledged and delivered to the Collateral Agent, and (z) the guarantees referred to in Section 1.1.139(k);

(c)	have any Subsidiaries or hold or acquire Equity or other securities of any other Person other than another Global Group Entity, or become a partner in any partnership (general or limited) or a co-venturer in any joint venture other than (i) Non-Group Persons existing at the date of this Agreement, (ii) any Person acquired, established or resulting from a Permitted Investment in respect of which there has been delivered, as applicable, the guarantees, Security and related documentation pursuant to Section 3.1, and (iii) resulting from any merger, amalgamation, consolidation, corporate reorganization or other transaction among Global Group Entities permitted in Section 7.4(5)(a);

(d)

permit any sale, lease or other disposition of the whole or any part of its Property or any rights or interest therein (including any sale and lease-back arrangement) except for (i) sales of inventory in the ordinary course of business, (ii) any sale or other disposition of Property contemplated by the Implementation Transactions, and (iii) provided that no Default has occurred and is continuing or would result therefrom and Net Cash Proceeds, if any, are applied as provided in Section 2.5, (v) sales or other dispositions of obsolete or redundant equipment in the ordinary course of business, (w) sales, leases, transfers or dispositions between or amongst Obligors, (x) asset swaps with Arm’s Length Persons so long as the aggregate EBITDA associated with the assets disposed of (net of the aggregate EBITDA associated with the assets acquired) in asset swaps in any fiscal year of the Borrower and over the term of the Credit, together with the dispositions in clause (y) below, do not exceed the limits set out in clause (y) below, (y) other dispositions for cash in any fiscal year of the Borrower of Property of the Global Group Entities representing no more than (in the aggregate for all Global Group Entities) 10% of EBITDA (calculated on an Adjusted Consolidated Basis) in a year or more than 20% of EBITDA (calculated on an Adjusted Consolidated Basis) over the term of the Credit, and (z) sales, leases or dispositions of the Borrower’s broadcasting Property to any one or all of the CanWest Fund Entities, on terms and conditions satisfactory to the Lenders at the time of any such sale, lease or disposition; or

(e)	cause or permit any Inactive Subsidiary to, at any time, carry on any business, or cause or permit any Inactive Subsidiary to have any material assets or liabilities.

(5)	Corporate Matters

No Global Group Entity shall:

(a)	unless otherwise specifically permitted hereunder, consolidate, amalgamate or merge with any other Person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing Constating Documents or its capital structure, liquidate, wind up or dissolve itself, or permit any liquidation, winding up or dissolution (collectively, “fundamental changes”) except for fundamental changes involving solely two or more Obligors if prior notice has been given to the Agent and each Obligor has taken all steps reasonably required by the Lenders to ensure that the Lenders’ rights and interests (including under all Security) are not adversely affected by any such fundamental change including delivery of other security documents granting Encumbrances on the Property of the Obligors if necessary to ensure that the interests of the Secured Parties are not structurally subordinated;

(b)	change its name without providing the Lenders with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to ensure the continued perfection of all Security with respect to the change in name;

(c)	permit its chief executive office or domicile or the location of its Property to be located out of the respective jurisdictions specified on Schedule F without providing the Agent with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to ensure the continued perfection of all Security with respect to the change in location;

(d)	change its fiscal year end (being 31 August for the Borrower), except that Global Group Entities that have a different fiscal year end as at the date hereof may change it to 31 August; or

(e)	change its auditors, unless an internationally recognized accounting firm is appointed.

7.5	Negative Covenants relating to Excluded Global Group Entities

(1)

The Obligors shall not cause or permit any Excluded Global Group Entity to carry on any business, own any Property (other than Equity in another Global Group Entity and as contemplated in Section 8.5(2) and non-material property ancillary to the business of a holding company such as bank accounts (subject to the restrictions in this Section 7.5)), enter into any transaction of any kind, create, incur, assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property, or create, incur, assume or permit any Debt to remain outstanding other than Debt and obligations to another Global Group Entity, Debt and obligations for taxes and other amounts owing to public authorities, obligations which do not involve indebtedness and other Debts and obligations not exceeding Cdn. $500,000 (or the equivalent thereof in any other currency) in the aggregate from time to time.

(2)	The Obligors shall not cause or permit any Distribution or payment of any nature or kind to be made by a Global Group Entity to an Excluded Global Group Entity unless such Distribution or other payment is, forthwith after receipt thereof, transferred to another Global Group Entity and is ultimately held by a Global Group Entity that is not an Excluded Global Group Entity. Subject to the preceding sentence, distributions and other payments may be paid to and received by the Excluded Global Group Entities provided that the aggregate amount of such Distributions or other payments held by such Excluded Global Group Entities at any time does not exceed Cdn. $60,000,000 (or the equivalent amount in any other currency).

7.6	Insurance

All proceeds of insurance maintained by or on behalf of each Obligor shall be dealt with in accordance with the provisions of the Collateral Agency Agreement.

7.7	Replacement of Lender

If, in connection with any proposed Permitted Investment being made by any Obligor, any Lender (a “Restricted Lender”) shall be restricted from financing, supporting or otherwise being involved in or associated with activities located in any jurisdiction relevant to the Permitted Investment (as notified in writing by the Restricted Lender to the Borrower and the Agent), and solely as a result of such restriction the proposed Investment does not qualify as a Permitted Investment, the Borrower shall, at its option and sole expense, have the right:

(a)	to require that each Restricted Lender assign all but not less than all of its rights under the Credit to another existing Lender or another Eligible Assignee which has agreed to assume the Commitment of the Restricted Lender in accordance with, and subject to the terms of this Agreement, provided that (i) no such assignment and assumption shall be effective unless all amounts owed to the Restricted Lender in respect of the Credit are paid in full to the Restricted Lender by the assignee or Borrower, and (ii) no Lender shall be required or obligated to accept or undertake any such assignment or assumption. Section 10 of the Provisions shall apply mutandis mutantis to any such assignment and assumption; or

(b)

provided that no Default has occurred and is continuing, to cancel in its entirety the Commitment of each Restricted Lender (which cancellation shall constitute a permanent reduction of the Credit), provided that no such cancellation shall be effective unless all amounts owed to the Restricted Lender in respect of the Credit are paid in full to the Restricted Lender by the Borrower.

ARTICLE 8

DEFAULT

8.1	Events of Default

The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

(a)	the Borrower fails to pay, whether by acceleration or otherwise, any amount of principal (including any amount relating to a Banker’s Acceptance or L/C) when due; or

(b)	the Borrower fails to pay any amount of interest, fees, commissions or other Obligations (other than amounts on account of principal) when due, and such failure continues for three Business Days after the date of such default; or

(c)	there occurs a breach of Section 7.2(1)(h) or any of the financial covenants in Section 7.1; or

(d)	there occurs a breach of any of the negative covenants in Section 7.4, and such breach, if capable of being remedied, is not corrected or otherwise remedied within 5 Business Days after the Borrower becomes aware of such breach; or

(e)	any Global Group Entity makes any representation or warranty in any Loan Document, or in any written statement or certificate made or delivered pursuant to this Agreement or the Collateral Agency Agreement, which is incorrect, incomplete or misleading in any material respect when made or deemed to be made; or

(f)	except as permitted in this Agreement, any Global Group Entity ceases or threatens to cease to carry on its business; or

(g)

(i) any Global Group Entity defaults, or (ii) any of the CanWest Fund, CanWest MediaWorks (NZ) Limited or Ten Network Holdings Limited or any of their Affiliates defaults (to the extent that such default would result in a breach of the financial covenants pursuant to Section 7.1, as determined by the Required Lenders, acting reasonably on a projected pro forma basis), under one or more agreements or instruments relating to its Debt or any Swap Transactions or permits any other event to occur and to continue without being waived or cured after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit the acceleration of, the date on which Debt (or Swap Transactions) in an aggregate amount of Cdn. $25,000,000 or more becomes due (whether or not such acceleration actually occurs) or a Global Group Entity fails to pay any

Debt in an aggregate principal amount of Cdn. $25,000,000 when due, or an Acceleration Notice and Direction (as such term is defined in the Collateral Agency Agreement) is delivered to the Collateral Agent in accordance with the Collateral Agency Agreement; or

(h)	CanWest, the Borrower or any one or more other Global Group Entities the aggregate amount of EBITDA (calculated on an unconsolidated basis at any time for the then immediately preceding four completed fiscal quarters, but net of any amounts that would be excluded in the calculation of EBITDA calculated on an Adjusted Consolidated Basis) of which represents an amount greater than 5% of EBITDA of the Global Group Entities calculated on an Adjusted Consolidated Basis (calculated at any time for the then immediately preceding four completed fiscal quarters) (i) admits its inability to pay its debts generally, is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due, fails to pay its debts generally, acknowledges its insolvency in writing or becomes a bankrupt (voluntarily or involuntarily), or (ii) becomes subject to any proceeding seeking court protection, examinership, administration, reorganization by way of scheme of arrangement or otherwise, liquidation, dissolution, arrangement, winding-up, relief of debtors or from creditors or the appointment of a receiver or trustee over any material part of its Property or analogous proceeding in any jurisdiction or becomes subject to any judgment or order which has or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on any material part of its Property, and such proceeding, if instituted against any such Person or Persons, or such judgment or order, is not contested diligently, in good faith and on a timely basis and vacated, dismissed, withdrawn or stayed within 45 days of its commencement or issuance; or

(i)	any Global Group Entity denies, to any extent, its obligations under any Loan Document or claims any Loan Document to be invalid or withdrawn in whole or in part; or

(j)	this Agreement, the Collateral Agency Agreement, any of the Security, the Fee Letter, any Intercreditor Agreement or any other material Loan Document is invalidated in any material respect by any act, regulation or governmental action or is determined to be invalid in any material respect by a court or other judicial entity and such determination has not been stayed pending appeal and such circumstance remains unremedied for a period of ten Business Days following notice thereof by the Agent, on behalf of the Secured Parties, to the Borrower; or

(k)	any part of the Security is not or ceases to constitute, in whole or in part, a first-ranking Encumbrance on the Property of any Global Group Entity (other than as a result of the gross negligence or wilful misconduct of the Agent or any Lender), subject only to Permitted Encumbrances; or

(l)	one or more final judgments, writs of execution, garnishments or attachments or similar processes representing claims in an aggregate of Cdn. $10,000,000 or more for all of the Global Group Entities at any time are issued or levied against any of their Property and are not released, bonded, satisfied, discharged, vacated, stayed or accepted for payment by an insurer within 30 days after their entry, commencement or levy; or

(m)	one or more Encumbrancer and/or landlord exercising distraint or similar rights in relation to the Debt or other obligations in an amount which, in the aggregate exceeds Cdn. $25,000,000, takes possession of all or, in the aggregate, a material portion of the Property of the Global Group Entities taken as a whole by appointment of a receiver or receiver and manager, by seizure, repossession or distraint, or otherwise; or

(n)	there is a breach of any covenant, condition or other provision of any Loan Document (other than a breach which is specifically dealt with elsewhere in this Section 8.1), by any party thereto other than the Agent or the Secured Parties, and such breach, if capable of being remedied, is not corrected or otherwise remedied within 20 days after the Agent, for and on behalf of the Secured Parties, gives written notice thereof to the Borrower; or

(o)	there shall occur a Change of Control; or

(p)	the Borrower ceases to be directly or indirectly wholly-owned by CanWest; or

(q)	any Material Permit expires or is withdrawn, cancelled, terminated, or modified and is not reinstated or replaced within 10 days thereafter without material impairment to the applicable Global Group Entity, if such withdrawal, cancellation, termination or modification would or could reasonably be expected to have a Material Adverse Effect; or

(r)	if (i) there occurs a material default under or material breach of any obligation by any Global Group Entity or any other party, under any Material Contract or any other event occurs under any Material Contract and in each case continues without being waived after the lesser of (A) 30 days from the earlier of the date of the notices required under Section 7.3(3) with respect to such default, breach or other event or (B) any applicable grace period specified in the Material Contract, if the effect of such default, breach or other event (if not waived) is (x) to terminate, or to give a party thereto the right to terminate, the Material Contract (without giving effect to any materiality threshold or test, dispute period or arbitration proceeding period set forth therein), or (y) to cause or permit the imposition or exercise or enforcement of any material remedy or sanction against a party, a requirement to provide security or damages or the suspension or forfeiture of any material rights under such agreement, or (ii) any Material Contract is terminated for any reason (other than at the expiry of its term by lapse of time) without prompt replacement; or

(s)	(i) cash distributions from Non-Group Persons, including the CanWest Fund, CanWest MediaWorks (NZ) Limited, and Ten Network Holdings Limited or any of their Affiliates) are restricted from being paid to the Borrower, or (ii) there is a material change in a Non-Group Person’s distribution policies, or (iii) if there occurs a change in Applicable Law related to the trading of the Equity or ownership restrictions on the Equity of the CanWest Fund, CanWest MediaWorks (NZ) Limited or Ten Network Holdings Limited or any of their Affiliates that would, in any case, result in a breach of the financial covenants contained in Section 7.1, determined by the Required Lenders, acting reasonably, on a projected pro forma basis; or

(t)	the occurrence of any event or circumstance that has a Material Adverse Effect, as determined by the Required Lenders acting reasonably.

8.2	Acceleration and Termination of Rights, Pre-Acceleration Rights

(1)	If any Event of Default occurs, no Lender shall be under any further obligation to make Advances and the Required Lenders may instruct the Agent to give notice to the Borrower (a) declaring the Lenders’ obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, (b) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and/or (c) demanding that the Borrower deposit forthwith with the Agent for the Lenders’ benefit Collateral equal to the full face amount at maturity of all L/Cs and Banker’s Acceptances then outstanding for its account.

(2)	Notwithstanding the preceding paragraph, if any Global Group Entity becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, dissolution, arrangement, winding-up, relief of debtors or from creditors or the appointment of a receiver or trustee over any material part of its Property or analogous proceeding in any jurisdiction, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the Agent, the Collateral Agent or the Lenders, and without presentment, demand or protest, the Lenders’ obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and the Borrower shall be obligated to deposit forthwith with the Agent for the Lenders’ benefit Collateral equal to the full face amount at maturity of all L/Cs and Banker’s Acceptances then outstanding for its account

8.3	Payment of L/Cs, etc.

(1)

Immediately upon any Obligations becoming due and payable under Section 8.2, the Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Agent for the benefit of, as applicable, the Issuing Bank and each other applicable Lender Collateral equal to the full face amount at maturity of all L/Cs and Banker’s Acceptances then outstanding for its account and the Borrower hereby unconditionally promises and agrees to deposit with the Agent immediately upon such demand Collateral in the amount so demanded. The Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs and to pay such Banker’s Acceptances, notwithstanding that such Banker’s Acceptances may be held by the Lenders, or any of them, in their own right at maturity. Amounts paid to the Agent pursuant to such a demand in respect of Banker’s Acceptances and L/Cs shall, unless paid to the Collateral Agent and applied in accordance with the terms of the Collateral Agency Agreement, be applied against, and shall reduce, pro rata among the Lenders, to the extent of the amounts paid to the Agent in respect of Banker’s Acceptances and L/Cs, respectively, the obligations of the Borrower to pay amounts then or thereafter payable under Banker’s Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

(2)	The Borrower shall be entitled to receive interest on cash held by the Agent as Collateral in accordance with Section 10.10.

8.4	Remedies

(1)	Upon the occurrence of any event by which any of the Obligations become due and payable under Section 8.2, the Security shall become immediately enforceable and the Required Lenders may instruct the Agent (who shall in turn instruct the Collateral Agent) to take such action or proceedings on behalf of the Lenders and in compliance with Applicable Laws as the Required Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Obligors.

(2)	The Obligors acknowledge that the ability of the Collateral Agent, Agent and Lenders to appoint or cause the appointment of a receiver, receiver and manager, trustee, interim receiver, custodian, sequestrator or other Person with similar powers of or in respect of it or any of its Property promptly following the occurrence of an Event of Default is of the utmost importance to the Collateral Agent, Agent and the Lenders, and the Obligors therefore agree that they shall not oppose or challenge the appointment of any such Person by or on behalf of or at the suit of the Collateral Agent, Agent or the Lenders.

8.5	Saving

The Collateral Agent, the Agent and the Lenders shall not be under any obligation to any Global Group Entity or any other Person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. The Collateral Agent, the Agent and the Lenders shall not be responsible or liable to any Global Group Entity or any other Person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that the Agent and each Lender may be responsible or liable for any loss or damage arising from its wilful misconduct or gross negligence.

8.6	Perform Obligations

If an Event of Default has occurred and is continuing and any Global Group Entity has failed to perform any of its covenants or agreements in the Loan Documents, the Required Lenders, may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform or to instruct the Collateral Agent to perform any such covenants or agreements in any manner deemed fit by the Required Lenders without thereby waiving any rights to enforce the Loan Documents. The reasonable expenses (including any legal costs) paid by the Agent, the Collateral Agent and/or the Lenders in respect of the foregoing shall be secured by the Security.

8.7	Third Parties

No Person dealing with the Lenders or any agent of the Lenders shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

8.8	Remedies Cumulative

The rights and remedies of the Lenders under the Loan Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by Applicable Laws. Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach. Any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

ARTICLE 9

THE AGENT AND THE LENDERS

9.1	Authorization of Agent

(1)

Without limiting Section 7.1 of the Provisions, each Secured Party irrevocably designates and appoints the Agent (subject to the terms of the Collateral Agency Agreement) for the purpose of holding and realizing on the Security in accordance with and subject to the terms hereof, the terms of the Collateral Agency Agreement and the terms of the other Loan Documents, and authorizes the Agent (subject to and except as otherwise provided for in the Collateral Agency Agreement) to take such action and to exercise such rights, powers and discretions as are expressly granted to it under this Agreement and the other Loan Documents and on the terms hereof or thereof together with such other rights, powers and discretions as are reasonably incidental thereto. To the extent necessary, each Secured Party appoints the Agent as its agent to (subject to and except as otherwise provided for in the Collateral Agency Agreement) appoint the Collateral Agent (or, as applicable, hereby confirms any such appointment) as the Secured Party’s agent to hold in the name of the Collateral Agent, for the benefit of the Secured Parties, any of the debentures or bonds issued and outstanding from time to time under any deed of hypothec forming part of the Security, and authorizes the Agent to appoint on the Secured Party’s behalf (or, as applicable, hereby confirms any such appointment) the Collateral Agent as the Person holding the power of attorney for the holders of debentures or bonds or other titles of indebtedness secured under any agreement creating a hypothec to secure debentures or bonds or other titles of indebtedness for all purposes of Article 2692 of the Civil Code of Quebec. Each party hereto agrees that, notwithstanding section 32 of An Act Respecting Special Powers of Legal Persons (Quebec), the Collateral Agent shall also be entitled to act as debenture holder or bondholder and to acquire and/or be the pledgee of any debentures, bonds or other titles of indebtedness to be issued under any such hypothec. The Agent may perform any of its duties hereunder or thereunder by or through its agents, officers or employees, its Affiliates or its Affiliates’ agents, officers or employees.

(2)	Without limiting the foregoing, each of the Secured Parties hereby grants to the Agent a power of attorney; (a) for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security); (b) for the right to delegate its authority as attorney under item (a) above to any other Person, whether or not an officer or employee of the Agent, and (c) authorizes the Agent to enter into the Collateral Agency Agreement, by way of executing a senior credit confirmation thereunder, concurrently with the execution of this Agreement. Each of the Secured Parties also hereby authorizes the Agent to grant to the Collateral Agent, while it is acting as Collateral Agent or trustee in connection with the Security, a power of attorney, for the purposes of Article 2692 of the Civil Code of Quebec and for the purposes of other laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also authorizes the Agent to grant to the Collateral Agent in that capacity the right to delegate its authority as attorney to any other Person, whether or not an officer or employee of the Collateral Agent. The Agent hereby accepts each such appointment. Each such appointment may only be terminated as expressly provided in this Agreement.

(3)	Each Secured Party authorizes and directs the Agent to execute and deliver the Collateral Agency Agreement on its behalf and as its Representative (as defined in the Collateral Agency Agreement) and further authorizes the Agent to execute and deliver all Credit Confirmations required thereunder from time to time on its behalf and as its Representative.

9.2	Administration of the Credit

(1)	Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

(a)	take delivery of each Lender’s Applicable Percentage of an Advance and make all Advances hereunder in accordance with the procedures set forth in Sections 5.7 and 5.11;

(b)	use reasonable efforts to collect promptly all sums due and payable by the Borrower pursuant to this Agreement;

(c)	make all payments to the Lenders in accordance with the provisions hereof;

(d)	except to the extent contemplated in or required by the Collateral Agency Agreement, hold the Security on behalf of the Secured Parties;

(e)	except to the extent contemplated in or required by the Collateral Agency Agreement, hold all legal documents relating to the Credit, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrower to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable by the Borrower to the Agent in its capacity as Agent or arranger hereunder or under the Fee Letter, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof or information contained therein as such Lender may reasonably require from time to time at the Lender’s expense;

(f)	except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by any Global Group Entity to the Agent on behalf of the Lenders pursuant to this Agreement, including copies of financial reports and certificates which are to be furnished to the Agent.

(2)	The Agent may take the following actions only with the prior consent of the Required Lenders, unless otherwise specified in this Agreement:

(a)	subject to Section 9.2(3), exercise any and all rights of approval conferred upon the Lenders by this Agreement or the Collateral Agency Agreement;

(b)

give written notice to any Global Group Entity in respect of any matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement, promptly after receiving the consent of the Required Lenders, except that the Agent shall, without direction from the Lenders, immediately give the Borrower notice of any payment that is due or overdue under the terms of this Agreement unless the Agent considers that it should request the direction of the Required Lenders, in which case the Agent shall promptly request that direction;

(c)	amend, modify or waive any of the terms of this Agreement, including waiver of a Default, if such action is not otherwise provided for in Section 9.2(3);

(d)	declare an Event of Default or take, or cause to be taken by the Collateral Agent, action to enforce performance of the Obligations and to realize upon the Security, including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the Security or by law and the taking of foreclosure proceedings and/or the pursuit of any other legal remedy necessary;

(e)	consent to a material amendment or waiver of any Material Contract or Lease or permit the assignment of any Material Contract or Lease;

(f)	decide to accelerate the amounts outstanding under the Credit; and

(g)	pay, or instruct the Collateral Agent to pay, insurance premiums, Taxes and any other sums as may be reasonably required to protect the interests of the Lenders.

(3)	The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

(a)	amend, modify, discharge, terminate or waive any of the terms of this Agreement or the Security if such amendment, modification, discharge, termination or waiver would increase the amount of the Credit, amend the purpose of the Credit, reduce the interest rates and similar charges applicable to the Credit, reduce the fees payable with respect to the Credit, extend any date fixed for payment of principal, interest or any other amount relating to the Credit or extend the term of the Credit;

(b)	amend the definition of “Required Lenders” or this Section 9.2(3); and

(c)	subject to Section 9.2(4), discharge any Security; and

(d)	enter into or amend, modify or waive any material term of any Intercreditor Agreement.

For greater certainty, no Lender’s Commitment or Applicable Percentage may be amended without the consent of that Lender. In addition, no amendment, modification or waiver affecting the rights or obligations of the Agent or Issuing Bank may be made without their respective consent.

(4)	Notwithstanding Sections 9.2(2) and 9.2(3) the Agent may, without the consent of the Lenders (but with the consent of the Borrower), make, or cause to be made,

amendments to the Loan Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action. The Agent may also discharge, or authorize and direct the Collateral Agent to discharge, or otherwise cause to be discharged, any Security to the extent necessary to allow any Global Group Entity to complete any sale or other disposition of Property permitted by this Agreement (including pursuant to any consent, waiver or other decision by, as applicable, the Lenders or the Required Lenders).

(5)	As between the Obligors, on the one hand, and the Agent and the Lenders, on the other hand:

(a)	all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Required Lenders shall be binding on each of the Lenders, and none of the Obligors shall be required to ascertain or confirm the authority of the Agent in delivering such documents;

(b)	all certificates, statements, notices and other documents which are delivered by any Obligor to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders; and

(c)	all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders.

(6)	Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, Taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

(7)	To the extent that any Global Group Entity or any Affiliate of a Global Group Entity becomes a Lender, such Lender shall not be permitted to vote on or consent to any matter under this Agreement on or to which a Lender may vote or consent and the Commitment of such Lender shall be deemed not to be outstanding for the purposes of determining whether a specified majority has been achieved.

(8)

Notwithstanding the provisions of the Collateral Agency Agreement which require that any actions, consents or approvals be taken or granted upon the unanimous approval of Secured Creditors or the approval of the Required Secured Creditors (as each such term is defined in the Collateral Agency Agreement), all actions taken and consents and approvals given by the Agent under or in connection with the Collateral Agency Agreement shall be valid and binding on all Secured Parties, and will be deemed to be consented to by the Secured Parties, if taken or given by the Agent in accordance with the terms (including requisite levels of approval) of this Agreement, and the Agent shall be fully protected in taking such actions and granting consents and approvals.

9.3	Acknowledgements, Representations and Covenants of Lenders

(1)	Each Lender represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its charter and any Applicable Law and has not violated its charter, constating documents or any applicable legislation by so doing.

(2)	Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credit in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

(3)	Each Lender acknowledges and agrees that its obligation to advance its Applicable Percentage of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

(4)	Each Lender hereby acknowledges receipt of a copy of this Agreement and the Security (to the extent that the Security has been delivered) and acknowledges that it is satisfied with the form and content of such documents.

9.4	Provisions Operative Between Lenders and Agent Only

Except for the provisions of Sections 9.2(5), 9.3(1), 9.3(3) and this Section 9.4, the provisions of this Article 9 relating to the rights and obligations of the Lenders or the Secured Parties, as the case may be, and the Agent inter se shall be operative as between the Lenders or the Secured Parties, as the case may be, and the Agent only, and no Global Group Entity shall have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1	Accounting Terms

Subject to the last paragraph of Section 7.3(1), wherever in this Agreement reference is made to GAAP or to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to GAAP as at the date on which such calculation or action is made or taken or required to be made or taken in accordance with GAAP, in each case applied on a consistent basis.

10.2	Defined Terms

All terms used in any of the Loan Documents (other than this Agreement) which are defined in this Agreement shall have the meanings defined herein unless otherwise defined in the other Loan Document.

10.3	Severability

Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

10.4	Amendment, Supplement or Waiver

No amendment, supplement or waiver of any provision of the Loan Documents, nor any consent to any departure by a Global Group Entity therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Agent for and on behalf of the Lenders or the Required Lenders, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In addition, any amendment or supplement shall require the written consent of the other parties to the Loan Document in question. No waiver or act or omission of the Agent, the Lenders, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by a Global Group Entity of any provision of the Loan Documents or the rights resulting therefrom.

10.5	Governing Law

The Province referred to in Sections 11(a) and (b) of the Provisions is the Province of Ontario. The law governing this Agreement shall also govern each of the other Loan Documents, except for those that expressly provide otherwise.

10.6	This Agreement to Govern

In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other Loan Document, the provisions of this Agreement shall govern to the extent necessary to remove the conflict or inconsistency. Notwithstanding the foregoing and notwithstanding express references, or the absence of express references, to the Collateral Agency Agreement in this Agreement, the Collateral Agency Agreement shall prevail over this Agreement to the extent that it relates to enforcement of the Security, distribution of proceeds of realization, instructions to the Collateral Agent and related matters.

10.7	Permitted Encumbrances

The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Agent or the Lenders that the Encumbrance shall have priority over the Security.

10.8	Currency

(1)	All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

(2)	Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in one currency of an amount expressed in another currency, the calculation shall be made on the basis of the Exchange Rate, at the effective date of the calculation.

10.9	Liability of Lenders

The liability of the Lenders in respect of all matters relating to this Agreement and the other Loan Documents is several and not joint or joint and several. Without limiting that statement, the obligations of the Lenders to make Advances is limited to their respective Applicable Percentages of any Advance that is requested, and, in the aggregate, to their respective Applicable Percentages of the total amounts of the Credit.

10.10	Interest on Miscellaneous Amounts

(1)	If the Borrower fails to pay any amount payable hereunder (other than principal, interest thereon, interest upon interest or any other amount on which interest is payable as otherwise provided in this Agreement) on the due date, the Borrower shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to, in the case of amounts payable in Cdn. Dollars, the sum of the Prime Rate plus 2.0% per annum, and, in the case of amounts payable in US Dollars, the sum of the Base Rate plus 2% per annum, in each case compounded monthly.

(2)	If the Borrower deposits cash as Collateral pursuant to a requirement under this Agreement, the Agent, Lender or Lenders, as applicable, holding the cash shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the relevant Lender or Agent from time to time for deposits in the relevant currency of comparable size and term.

10.11	Judgment Currency

In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders or any of them under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the “Judgment Currency”) other than the currency payable hereunder or thereunder (the “Agreed Currency”), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lenders arising or resulting from any variation as between (a) the exchange rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (b) the exchange rate at which each Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Obligors hereunder, shall apply irrespective of any indulgence granted by the Lenders, and shall be secured by the Security.

10.12	Address for Notice

As of the date of this Agreement, the addresses and telecopier numbers of the Borrower and the Lenders contemplated in Section 8(a) of the Provisions are as specified beside their respective signatures to this Agreement. Notices to the other Global Group Entities shall be sent in care of the Borrower.

10.13	Time of the Essence

Time shall be of the essence in this Agreement.

10.14	Further Assurances

Each Obligor shall, at its expense, at the request of the Agent acting on the instructions of the Required Lenders, do all such further acts and execute and deliver all such further documents, agreements, certificates and instruments as may, in the reasonable opinion of the Required Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Loan Documents.

10.15	Term of Agreement

Except as otherwise provided herein, this Agreement shall remain in full force and effect until the indefeasible payment and performance in full in cash of all of the Obligations and Guarantor Obligations and the termination of the Commitments. The obligations of the Obligors in Sections 3.1, 3.2 and 9 of the Provisions and of the Lenders in Section 7.5 of the Provisions shall continue for the benefit of those to whom the obligations are owed notwithstanding the termination of this Agreement or the termination of any particular Person’s role as Obligor, Administrative Agent or Lender.

10.16	Payments on Business Day

Whenever any payment or performance under the Loan Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

10.17	Whole Agreement

Except in relation to matters contemplated by the other Loan Documents, this Agreement constitutes the whole and entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancels and supersedes any prior agreements, undertakings, declarations, commitments or representations, written or verbal, in respect thereof.

10.18	English Language

The Loan Documents have been negotiated in English and will be or have been executed in the English language. Les soussigné ont expressément demandé que ce document soit rédigé en langue anglaise. All paper writings given or delivered pursuant to this Agreement and the other Loan Documents shall, if requested by the Agent, be in the English language or, if not, shall be accompanied by a certified English translation thereof. The English language version of any document shall, absent manifest error, control the meaning and interpretation of the matters set forth therein.

10.19	Senior Indebtedness

The obligations of the Obligors under the Loan Documents constitute “Senior Indebtedness” and “Designated Senior Indebtedness” for purposes of the Senior Subordinated Note Indenture and rank in right of payment in priority to the obligations of the Obligors under the Senior Subordinated Note Indenture and the Senior Subordinated Notes.

10.20	Date of Agreement

This Agreement may be referred to as being dated 13 October 2005 or as of 13 October 2005, notwithstanding the actual date of execution.

* * * *

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	THE BANK OF NOVA SCOTIA, as Agent

The Bank of Nova Scotia, as Agent Scotia Capital Corporate Banking – Loan Syndications 62nd Floor	By:
Scotia Plaza		Alastair Borthwick
40 King Street West		Director
Toronto, Ontario M5W 2X6

Attention: Unit Head

By:
Facsimile: 416-866-3329		Robert King
Director

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CANWEST MEDIAWORKS INC.

CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department

By:
Facsimile: (204) 947-9841		Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CANWEST GLOBAL
COMMUNICATIONS CORP.

CanWest Global Communications Corp. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor	Name:
Winnipeg, Manitoba	Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841	Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	NATIONAL POST HOLDINGS LTD.

National Post Holdings Ltd. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	GTNQ HOLDINGS INC.
GTNQ Holdings Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	MULTISOUND PUBLISHERS LTD.
Multisound Publishers Ltd. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	WESTERN COMMUNICATIONS INC.
Western Communications Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	ONTV HOLDINGS INC.
ONtv Holdings Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	BCTV HOLDINGS INC.
BCTV Holdings Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CHEK HOLDINGS INC.
CHEK Holdings Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CHBC HOLDINGS INC.

CHBC Holdings Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	3629368 CANADA INC.

3629368 Canada Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place	By:
31st Floor		Name:
Winnipeg, Manitoba		Title:
R3B 3L7

Attention: Legal Department	By:
Name:
Facsimile: (204) 947-9841		Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice WIC Television Production Sub Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7		WIC TELEVISION PRODUCTION SUB INC.
By:
Name: Title:

Attention:	Legal Department	By:

Facsimile:	(204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice 3919056 Canada Ltd. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7	3919056 CANADA LTD.
By:
Name: Title:

Attention: Legal Department	By:

Facsimile: (204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice Fox Sports World Canada Holdco Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7		FOX SPORTS WORLD CANADA HOLDCO INC.
By:
Name: Title:

Attention:	Legal Department	By:

Facsimile:	(204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice Lonestar Holdco Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7	LONESTAR HOLDCO INC.
By:
Name: Title:

Attention: Legal Department	By:

Facsimile: (204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice RetroVista Holdco Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7		RETROVISTA HOLDCO INC.
By:
Name: Title:

Attention:	Legal Department	By:

Facsimile:	(204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice Xtreme Sports Holdco Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7		XTREME SPORTS HOLDCO INC.
By:
Name: Title:

Attention:	Legal Department	By:

Facsimile:	(204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice MBS Productions Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7	MBS PRODUCTIONS INC.
By:
Name: Title:

Attention: Legal Department	By:

Facsimile: (204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice Global Centre Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7	GLOBAL CENTRE INC.
By:
Name: Title:

Attention: Legal Department	By:

Facsimile: (204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice Yellow Card Productions Inc. c/o CanWest MediaWorks Inc. 201 Portage Avenue CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7	YELLOW CARD PRODUCTIONS INC.
By:
Name: Title:

Attention: Legal Department	By:

Facsimile: (204) 947-9841		Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice Fox Sports World Canada 201 Portage Avenue c/o CanWest MediaWorks Inc. CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7	FOX SPORTS WORLD CANADA
By:
Name: Title:

Attention: Legal Department	By:

Facsimile: (204) 947-9841		Name: Title:

FOX SPORTS WORLD CANADA HOLDCO INC. as general partner on behalf of FOX SPORTS WORLD CANADA

By:

Name: Title:

By:

Name: Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of FOX SPORTS WORLD CANADA

By:

Name: Title:

By:

Name: Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	LONESTAR

Lonestar
c/o CanWest MediaWorks Inc.	By:
201 Portage Avenue		Name:
CanWest Global Place		Title:
31st Floor
Winnipeg, Manitoba
R3B 3L7	By:
Name:
Attention: Legal Department		Title:

Facsimile: (204) 947-9841

LONESTAR HOLDCO INC. as general partner on behalf of LONESTAR

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of LONESTAR

By:
Name:
Title:

By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	DEJA VIEW

Deja View
c/o CanWest MediaWorks Inc.	By:
201 Portage Avenue		Name:
CanWest Global Place		Title:
31st Floor
Winnipeg, Manitoba
R3B 3L7	By:
Name:
Attention: Legal Department		Title:

Facsimile: (204) 947-9841

RETROVISTA HOLDCO INC. as general partner on behalf of DEJA VIEW

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of DEJA VIEW

By:
Name:
Title:

By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	XTREME SPORTS

Xtreme Sports
c/o CanWest MediaWorks Inc.	By:
201 Portage Avenue		Name:
CanWest Global Place		Title:
31st Floor
Winnipeg, Manitoba
R3B 3L7	By:
Name:
Attention: Legal Department		Title:

Facsimile: (204) 947-9841

XTREME SPORTS HOLDCO INC. as general partner on behalf of XTREME SPORTS

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of XTREME SPORTS

By:
Name:
Title:

By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	THE NATIONAL POST COMPANY/LA PUBLICATION NATIONAL POST

The National Post Company
c/o CanWest MediaWorks Inc.	By:
201 Portage Avenue		Name:
CanWest Global Place		Title:
31st Floor
Winnipeg, Manitoba
R3B 3L7	By:
Name:
Attention: Legal Department		Title:

Facsimile: (204) 947-9841

NATIONAL POST HOLDINGS LTD. as general partner on behalf of THE NATIONAL POST COMPANY/LA PUBLICATION NATIONAL POST

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of THE NATIONAL POST COMPANY/LA PUBLICATION NATIONAL POST

By:
Name:
Title:

By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CANWEST GLOBAL BROADCASTING INC./ RADIODIFFUSION CANWEST GLOBAL INC.

CanWest Global Broadcasting Inc.
c/o CanWest MediaWorks Inc.
201 Portage Avenue
CanWest Global Place
31st Floor	By:
Winnipeg, Manitoba		Name:
R3B 3L7		Title:

Attention: Legal Department

Facsimile: (204) 947-9841	By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CANWEST FINANCE INC./ FINANCIÈRE CANWEST INC.

CanWest Finance Inc.
c/o CanWest MediaWorks Inc.
201 Portage Avenue
CanWest Global Place
31st Floor	By:
Winnipeg, Manitoba		Name:
R3B 3L7		Title:

Attention: Legal Department

Facsimile: (204) 947-9841	By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	GLOBAL TELEVISION NETWORK QUEBEC LIMITED PARTNERSHIP RÉSEAU DE TÉLÉVISION GLOBAL QUÉBEC, SOCIÉTÉ EN COMMANDITE by its general partner CANWEST MEDIAWORKS INC.
Global Television Network Quebec Limited Partnership
c/o CanWest MediaWorks Inc.
201 Portage Avenue
CanWest Global Place
31st Floor
Winnipeg, Manitoba
R3B 3L7	By:
Name:
Attention: Legal Department		Title:

Facsimile: (204) 947-9841

By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CANWEST INTERNATIONAL COMMUNICATIONS INC.
CanWest International Communications Inc.
12 Highgate Park
St. Michael, Barbados	By:
West Indies		Name:
Title:
Attention: Legal Department

Facsimile:

By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CANWEST IRISH HOLDINGS (BARBADOS) INC.

CanWest Irish Holdings (Barbados) Inc.
12 Highgate Park
St. Michael, Barbados	By:
West Indies		Name:
Title:
Attention: Legal Department

Facsimile:

By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CANWEST INTERNATIONAL MANAGEMENT INC.
CanWest International Management Inc.
12 Highgate Park
St. Michael, Barbados	By:
West Indies		Name:
Title:
Attention: Legal Department

Facsimile:

By:
Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

in the presence of: (witness signature)	Signed for and on behalf of CANWEST INTERNATIONAL DISTRIBUTION LIMITED

By:
Name:
Title:

Address For Notice

CanWest International Distribution
Limited	By:
c/o CanWest MediaWorks Inc.		Name:
201 Portage Avenue		Title:
CanWest Global Place 31st Floor Winnipeg, Manitoba R3B 3L7

Attention: Legal Department

Facsimile: (204) 947-9841

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

in the presence of: (witness signature)	Signed for and on behalf of CANWEST MEDIAWORKS IRELAND HOLDINGS

By:
Name:
Title:

Address For Notice

CanWest MediaWorks Ireland Holdings
c/o CanWest MediaWorks Inc.	By:
201 Portage Avenue		Name:
CanWest Global Place		Title:
31st Floor Winnipeg, Manitoba R3B 3L7

Attention: Legal Department

Facsimile: (204) 947-9841

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

in the presence of: (witness signature)	Signed for and on behalf of CANWEST IRELAND NOMINEE LIMITED

By:
Name:
Title:

Address For Notice

CanWest Ireland Nominee Limited
c/o CanWest MediaWorks Inc.	By:
201 Portage Avenue		Name:
CanWest Global Place		Title:
31st Floor Winnipeg, Manitoba R3B 3L7

Attention: Legal Department

Facsimile: (204) 947-9841

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

in the presence of: (witness signature)	Signed for and on behalf of CANWEST IRELAND SALES LIMITED

By:
Name:
Title:

Address For Notice

CanWest Ireland Sales Limited
c/o CanWest MediaWorks Inc.	By:
201 Portage Avenue		Name:
CanWest Global Place		Title:
31st Floor Winnipeg, Manitoba R3B 3L7

Attention: Legal Department

Facsimile: (204) 947-9841

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CGS DEBENTURE HOLDING (NETHERLANDS) B.V.

CGS Debenture Holding (Netherlands) B.V.
c/o CanWest MediaWorks Inc.
201 Portage Avenue	By:
CanWest Global Place		Name:
31st Floor		Title:
Winnipeg, Manitoba R3B 3L7

Attention: Legal Department	By:

Facsimile: (204) 947-9841		Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.

CGS International Holdings (Netherlands) B.V.
c/o CanWest MediaWorks Inc.
201 Portage Avenue	By:
CanWest Global Place		Name:
31st Floor		Title:
Winnipeg, Manitoba R3B 3L7

Attention: Legal Department	By:

Facsimile: (204) 947–9841		Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CGS SHAREHOLDING (NETHERLANDS) B.V.

CGS Shareholding (Netherlands) B.V.
c/o CanWest MediaWorks Inc.
201 Portage Avenue	By:
CanWest Global Place		Name:
31st Floor		Title:
Winnipeg, Manitoba R3B 3L7

Attention: Legal Department	By:

Facsimile: (204) 947–9841		Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.

CGS NZ Radio Shareholding (Netherlands) B.V.
c/o CanWest MediaWorks Inc.
201 Portage Avenue	By:
CanWest Global Place		Name:
31st Floor		Title:
Winnipeg, Manitoba R3B 3L7

Attention: Legal Department	By:

Facsimile: (204) 947–9841		Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.

CGS NZ TV Shareholding (Netherlands) B.V.
c/o CanWest MediaWorks Inc.
201 Portage Avenue	By:
CanWest Global Place		Name:
31st Floor		Title:
Winnipeg, Manitoba R3B 3L7

Attention: Legal Department	By:

Facsimile: (204) 947–9841		Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	THE BANK OF NOVA SCOTIA

The Bank of Nova Scotia, as Lender Scotia Capital
Corporate Banking – Communications,
Media and Technology Group	By:
62nd Floor		Name:
Scotia Plaza		Title:
40 King Street West Toronto, Ontario M5W 2X6

Attention: Unit Head	By:

Facsimile: 416-866-2010		Name:
Title:

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	ROYAL BANK OF CANADA

Royal Bank of Canada
4th Floor South Tower Royal Bank Plaza	By:
200 Bay Street		Noel V. Curran
Toronto, ON M5J 2W7		Attorney-in-Fact

Attention: Noel V. Curran
Corporate Banking

Facsimile: 416-842-5320

[signature page for Credit Agreement relating to CanWest Media Works Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	CANADIAN IMPERIAL BANK OF COMMERCE

Canadian Imperial Bank of Commerce
BCE Place 8th Floor 161 Bay Street	By:
P.O. Box 500		Bill Chrumka
Toronto, ON M5J 2S8		Executive Director

Attention: Technology, Media & Telecom – Credit Capital Markets

Facsimile: 416-956-3816	By:
Alex Tessier
Director

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	BANK OF MONTREAL

Bank of Montreal
4th Floor 1, First Canadian Place Toronto, ON M5X 1H3	By:
Ashok Rao
Vice President

Attention: Vice President, Loan Products Group

Facsimile: 416-359-7796

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	THE TORONTO-DOMINION BANK

The Toronto-Dominion Bank
TD Tower 8th Floor	By:
66 Wellington Street West		Ted Hopkinson
Toronto, ON M5K 1A2		Managing Director

Attention: Paul Cunha

Facsimile: 416-944-5164	By:
Paul Cunha
Vice-President

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	NATIONAL BANK OF CANADA

National Bank of Canada
130 King Street West Suite 3200 Toronto ON M5X 1J9	By:
Brian Smith
Managing Director

Attention: Director, Bank Finance

Facsimile: 416-864-7878	By:
Geoffrey Scott
Director

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address For Notice	GE CANADA FINANCE HOLDING COMPANY

GE Canada Finance Holding Company
201 Merritt 7
Norwalk, Connecticut 06856
USA	By:
Name:
Attention: Joseph Badini		Title:

Facsimile: 203-956-4003

[signature page for Credit Agreement relating to CanWest MediaWorks Inc. et al.]

CREDIT AGREEMENT

SCHEDULE A

FORM OF NOTICE OF ADVANCE OR PAYMENT

[see reference in Section 5.3]

TO:	The Bank of Nova Scotia	c.c.	The Bank of Nova Scotia	c.c.	The Bank of Nova Scotia
	Scotia Capital		Scotia Capital		Scotia Capital
	WBO – Loan Administration & Agency		Corporate Banking – Loan		Corporate Banking – Communications,
	Operations		Syndications		Media & Technology
	720 King Street West		62nd Floor, Scotia Plaza		62nd Floor, Scotia Plaza
	4th Floor		40 King Street West		40 King Street West
	Wholesale Banking Operations		Toronto, Ontario		Toronto, Ontario
	Toronto, Ontario		M5W 2X6		M5W 2X6
M5V 2T3

	Attention: Managing Director		Attention: Unit Head		Attention: Director
	Facsimile: 416-866-5991		Facsimile: 416-866-3329		Facsimile: 416-866-2010

We refer to the credit agreement dated as of 13 October 2005 between CanWest MediaWorks Inc., as Borrower, others, as Guarantors, The Bank of Nova Scotia, as Administrative Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the “Credit Agreement”). All terms used in this certificate and that are defined in the Credit Agreement will have the meanings defined in the Credit Agreement.

Request for Advance

Notice is hereby given pursuant to Section 5.3 of the Credit Agreement that the undersigned hereby irrevocably requests as follows:

(A)	that an Advance be made under the Credit;

(B)	the requested Advance represents the following [check one or more]:

initial Advance under the Credit	☐
increase in an Advance under the Credit	☐
rollover of an existing Advance under the Credit	☐
conversion of an existing Advance to another type of Advance	☐

(C)	the Drawdown Date shall be .

(D)	the Advance shall be in the form of [check one or more and complete details]:

Prime Rate Advance		☐
Amount	$________________

Base Rate Advance		☐
Amount	$________________

Banker’s Acceptances		☐
Face Amount:	$________________

CREDIT AGREEMENT

Term		__________________
L/C
Nominal amount and currency:	$	__________________	☐
Type:		__________________
Issue Date:		__________________
Expiry date:		__________________
Name and Address
of Beneficiary:		__________________
Purpose:		__________________

[Note: attach proposed form or details]
LIBOR Advance			☐
Amount:	$	__________________
LIBOR Period:		__________________

(E)	the proceeds of the Advance shall be deposited in [specify Designated Account]

The undersigned hereby confirms as follows:

(a)	the representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date or otherwise expressly modified pursuant to the provisions of Section 6.2 of the Credit Agreement, are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof, but subject to the same qualifications as are contained in Section 6.2 of the Credit Agreement;

(b)	no Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein;

(c)	after due inquiry, there is no reasonable expectation that the Borrower will not be in compliance with all covenants contained in Section 7.1 of the Credit Agreement at the end of its current fiscal quarter and was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not yet delivered its Compliance Certificate for that quarter;

(d)	the undersigned will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding paragraphs (a), (b) and (c) would not be true if made on the Drawdown Date;

(e)	all other conditions precedent set out in Section 4.2 [and Section 4.1 as applicable] of the Credit Agreement have been fulfilled; and

(f)	the proceeds of the Advance will be used for [specify purpose].

CREDIT AGREEMENT

- A2 -

Notice of Payment

Pursuant to Section 5.3 of the Credit Agreement, the undersigned hereby irrevocably notifies you of the following:

that a payment will be made under the Credit;

the payment represents the following [check one or more]:

reduction in Advances under the Credit	☐
payment of existing Advances which will be rolled over as the same type of Advance under the Credit	☐
payment of existing Advances which will be converted to another type of Advance under the Credit	☐

the payment date shall be ___________

the Advance to be paid shall be in the form of [check one or more and complete details]:

Prime Rate Advance			☐
Amount	$	______________
Base Rate Advance			☐
Amount	$	______________
Banker’s Acceptances			☐
Face Amount:	$	______________
Maturity Date:		______________
LIBOR Advance			☐
Amount	$	______________

DATED	.

CANWEST MEDIAWORKS INC.

By:
Name:
Title:

By:
Name:

CREDIT AGREEMENT

- A3 -

SCHEDULE B

FORM OF AGREEMENT OF NEW GUARANTOR

[see reference in Section3.1(2)]

SUPPLEMENT TO CREDIT AGREEMENT

THIS AGREEMENT supplements the credit agreement dated as of 13 October 2005 between CanWest MediaWorks Inc., as Borrower, others, as Guarantors, The Bank of Nova Scotia, as Administrative Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the “Credit Agreement”).

RECITALS:

(A)	All terms used in this Agreement that are defined in the Credit Agreement will have the meanings defined in the Credit Agreement.

(B)	The Credit Agreement contemplates that further Subsidiaries of the Borrower shall become Guarantors in certain circumstances.

(C)	[•] (the “New Subsidiary”) is required by the Credit Agreement to become a Guarantor.

(D)	The New Subsidiary has delivered the documents listed on Schedule A to this Agreement, which form part of the Security, an opinion of its counsel and other resolutions and ancillary documents required by the Agent and the Collateral Agent, and a pledge of all shares of the New Subsidiary owned by the Borrower and the other Guarantors has also been delivered as part of the Security.

THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

The New Subsidiary hereby acknowledges and agrees to the terms of the Credit Agreement and agrees to be bound by all obligations of a Guarantor under the Credit Agreement as if it had been an original signatory thereto. The New Subsidiary represents and warrants to the Agent and the Lenders that each of the representations and warranties in Section 6.1 is true and correct in relation to it.

The Agent, on behalf of the Lenders, acknowledges that the New Subsidiary shall be a Guarantor as of the date of this Agreement.

CREDIT AGREEMENT

IN WITNESS OF WHICH, the undersigned have executed this Agreement as of [•].

THE BANK OF NOVA SCOTIA as Agent

By:
Name:
Title

By:
Name:
Title:

[NEW SUBSIDIARY]

By:
Name:
Title

By:
Name:
Title:

[Note: Schedule A to be attached to list Security]

CREDIT AGREEMENT

-B2-

SCHEDULE C

FORM OF COMPLIANCE CERTIFICATE

[see references in Sections 4.2 and 7.3(1)(c)]

TO:	THE LENDERS (as defined in the Credit Agreement referred to below)
AND TO:	THE BANK OF NOVA SCOTIA, as Agent

We refer to Sections 4.2 and 7.3(1)(c) of the credit agreement dated as of 13 October 2005 between CanWest MediaWorks Inc., as Borrower, others, as Guarantors, The Bank of Nova Scotia, as Administrative Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the “Credit Agreement”). All terms used in this certificate that are defined in the Credit Agreement will have the meanings defined in the Credit Agreement.

The undersigned hereby certifies that:

(a)	The representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date or otherwise expressly modified pursuant to the provisions of Section 6.2 of the Credit Agreement, are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof, but subject to the same qualifications as are contained in Section 6.2 of the Credit Agreement.

(b)	No Default has occurred and is continuing on the date hereof [or as the case may be].

(c)	The undersigned hereby certifies that, as of the end of its most-recently completed fiscal quarter, which ended on ,

(i)	the Total Leverage Ratio was : 1;

(ii)	the Senior Secured Leverage Ratio was : 1;

(iii)	the Interest Coverage Ratio was : 1;

(iv)	the Public Equity Senior Secured Debt Ratio was : 1;

(v)	EBITDA for such fiscal quarter, and for the four fiscal quarters ending with such fiscal quarter, was and , respectively;

(vi)	The aggregate amount of Permitted Investments made by the Obligors during such fiscal quarter was $ , and fiscal year to date was $ ;

(vii)	the aggregate principal amount (or fair market value of Property Encumbered if no principal amount is designated) of all Purchase Money Encumbrances and

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Debt described in Section 1.1.139(m) of all Obligors outstanding at the end of such fiscal quarter was $ ;

(viii)	the aggregate amount of Net Cash Proceeds of sale, transfer of other disposition of Property of any Global Group Entity and of Permitted Pari Passu Debt and Permitted Subordinated Debt issued or incurred by any Obligor required by Section 2.5 to be applied in permanent reduction of the Credit during such fiscal quarter is $ ;

(ix)	the aggregate amount of Distributions made by a Global Group Entity to a Person which is not a Global Group Entity during the fiscal quarter and fiscal year to date were and , respectively.

(d)	Appendix A attached sets out (i) the calculations of the ratios referred to above, (ii) the calculations and particulars of Permitted Investments, EBITDA, Purchase Money Encumbrances and Debt referred to above, (iii) the calculations and particulars of all Net Cash Proceeds referred to above and the reconciliation thereof to gross proceeds of sales, transfers and other dispositions of Property referred to in Section 7.4(4)(d) and (iv) Permitted Pari Passu Debt and Permitted Subordinated Debt issued or incurred by any Global Group Entity during such fiscal quarter and during the Borrower’s fiscal year to date, (iv) the particulars of all Distributions referred to above, (v) a reconciliation of all calculations above prepared on an Adjusted Consolidated Basis with calculations prepared on a consolidated basis in accordance with GAAP.

(e)	Appendix B attached contains details of all Other Secured Obligations as of the end of the undersigned’s most-recently completed fiscal quarter that have not previously been listed on Schedule G to the Credit Agreement.

(f)	Appendix C attached is an up to date version of Schedule F to the Credit Agreement. [or There has been no change to the information contained in the version of Schedule F attached to the Credit Agreement.]

(g)	Appendix D attached is an up to date version of Schedule H to the Credit Agreement. [or There has been no change to the information contained in the version of Schedule H attached to the Credit Agreement.]

(h)	Appendix E attached contains details of all Material Contracts and Material Permits entered into by, or issued to, a Global Group Entity as of the end of the undersigned’s most-recently completed fiscal quarter that have not previously been listed on Schedule K or Schedule L to the Credit Agreement.

(i)	Appendix F attached is an up to date version of Schedule M to the Credit Agreement. [or There has been no change to the information contained in the version of Schedule M attached to the Credit Agreement.]

CREDIT AGREEMENT

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DATED                             .

CANWEST MEDIAWORKS INC.

By:
Name:
Title:

By:
Name:
Title:

CREDIT AGREEMENT

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SCHEDULE D

MODEL CREDIT AGREEMENT PROVISIONS

[see reference in Section 1.1]

The attached model credit agreement provisions, which have been revised under the direction of the Canadian Bankers’ Association Secondary Loan Market Specialist Group from provisions prepared by The Loan Syndications and Trading Association, Inc., form part of this Agreement, except for the footnotes to the model credit agreement provisions and subject to the following variations:

1.	The defined term “Related Parties” in the Provisions is deleted. Such term shall have the meaning set out in Section 1.1 of the Agreement.

2.	The term “Release,” which is used in section 9(b) but not defined in the Provisions, shall be interpreted as referring to any release, spill, leakage, emission, deposit, discharge, leaching, migration or disposition. The term “Environmental Liability,” which is used in section 9(b) but not defined in the Provisions, shall be interpreted as referring to any remedial action taken by the Agent or any Lender relating to any Hazardous Materials or any breach of any Environmental Law.

3.	Clause (A) of the defined term “Excluded Taxes” is deleted and replaced with the following provision:

“(A) is imposed or assessed other than in respect of a Loan that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and”

4.	Section 3.2(a) of the Provisions is amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing provisions of this Section 3.2(a), no Obligor shall be required to pay the additional amounts contemplated in clause (i) above to any Lender who becomes a Lender by way of assignment after the occurrence of a Default.”

5.	The first reference to “the Borrower” in each of Sections 3.3(a) and 3.3(b) of the Provisions shall be interpreted as referring to “any Obligor” and the references to “the Borrower” in Section 3.2(b), the first reference to “the Borrower” in Section 3.2(c) and the reference to “the Borrower” in the second paragraph of Section 10(d) of the Provisions shall be interpreted as referring to “each Obligor”.

6.	Clause 5(iii)(y) of the Provisions is deleted and replaced with the following:

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“any reduction arising from an amount owing to an Obligor upon the termination of any derivative entered into between the Obligor and such Lender except for a net amount available after the termination of all derivatives entered into between the Obligors and such Lender and the setoff of resulting amounts owing by the Obligors and to the Obligors”

7.	References in the Provisions to participations by Lenders in respect of Letters of Credit shall be interpreted as referring to the participations and the obligations of Lenders to indemnify the Issuing Bank in accordance with Section 5.20 of this Agreement.

8.	Clause 10(b)(iii) of the Provisions is deleted and replaced with the following:

“any assignment of a Commitment relating to a credit under which Letters of Credit may be issued must be approved by the Issuing Bank in its sole discretion”

9.	Clause 10(b)(i) of the Provisions is amended by deleting the reference to “Cdn. $1,000,000” and replacing it with reference to “Cdn. $5,000,000”.

10.	Clause 10(b)(v) of the Provisions is deleted and replaced with the following:

“(v) any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment or a Default has occurred and is continuing and, in the event approval of the Borrower to any assignment is not required pursuant to this Clause 10(b)(v), the Borrower shall be provided with notice of such assignment, which notice shall indicate whether the assignee is a Foreign Lender or is not a Foreign Lender, but the giving of notice is not in any way a condition to the effectiveness of any such assignment and the Administrative Agent’s failure to give notice shall not impose any liability on the Administrative Agent; and”

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MODEL CREDIT AGREEMENT PROVISIONS

1. Definitions

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means the credit agreement of which these Provisions form part.

“Applicable Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

“Applicable Percentage” means with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage of the total outstanding Loans and participations in respect of Letters of Credit represented by such Lender’s outstanding Loans and participations in respect of Letters of Credit.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any Applicable Law by any Governmental Authority.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings.

“Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.

“Eligible Assignee” means any Person (other than a natural person, any Obligor or any Affiliate of an Obligor), in respect of which any consent that is required by Section 10(b) has been obtained.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder, (a) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrower under Section 3.3(b), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is not imposed or assessed in respect of a Loan that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by Applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Loan Document to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.2(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 3.2(a). For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto.1

“Foreign Lender” means any Lender that is not organized under the laws of the jurisdiction in which the Borrower is resident for tax purposes and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” means the government of Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Issuing Bank” means the Person named elsewhere in this Agreement2 as the issuer of Letters of Credit on the basis that it is “fronting” for other Lenders and not on the basis that it is the attorney of other Lenders to sign Letters of Credit on their behalf, or any successor issuer of Letters of

[1]	Please note that this definition of “Excluded Taxes” will result in Foreign Lenders not being grossed up for withholding taxes that exist at the time of execution and delivery of the Credit Agreement, except in the circumstances specified. If a loan is intended to be exempt from withholding tax as a “5/25” structure or otherwise, this premise should be specified in the Credit Agreement.

[2]	Ensure that the Credit Agreement identifies the Issuing Bank or indicates that there is none.

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Credit. For greater certainty, where the context requires, references to “Lenders” in these Provisions include the Issuing Bank.

“Loan” means any extension of credit by a Lender under this Agreement, including by way of bankers’ acceptance or LIBO Rate Loan, except for any Letter of Credit or participation in a Letter of Credit.

“Obligors” means, collectively, the Borrower and each of the guarantors of the Borrower’s obligations that are identified elsewhere in this Agreement.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned to such term in Section 10(d).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Provisions” means these model credit agreement provisions.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

2. Terms Generally

(1) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise expressly stated, all references in these Provisions to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, these Provisions, but all such references elsewhere in this Agreement shall be construed to refer to this Agreement apart from these Provisions, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(2) If there is any conflict or inconsistency between these Provisions and the other terms of this Agreement, the other terms of this Agreement shall govern to the extent necessary to resolve the conflict or inconsistency.

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3. Yield Protection

3.1 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 3.2 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or the Letters of Credit issued or participated in by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

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3.2 Taxes.

(a) Payments Subject to Taxes. If any Obligor, the Administrative Agent, or any Lender is required by Applicable Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then (i) the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Obligor shall make any such deductions required to be made by it under Applicable Law and (iii) the Obligor shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, (a) any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (b) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) or any successor provision thereto shall within five days thereof notify the Borrower and the Administrative Agent in writing.

(f) Treatment of Certain Refunds and Tax Reductions. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which an Obligor has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrower or Obligor, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Obligor under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the

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Administrative Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Borrower or Obligor as applicable, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

3.3 Mitigation Obligations: Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.3 If any Lender requests compensation under Section 3.1, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, if any Lender’s obligations are suspended pursuant to Section 3.4 or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon 10 days’ notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower pays the Administrative Agent the assignment fee specified in Section 10(b)(vi);

(ii) the assigning Lender receives payment of an amount equal to the outstanding principal of its Loans and participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with Applicable Law.

[3]	Please note that the Breakfunding section in the Credit Agreement should expressly include any amounts payable as a result of an assignment required by this Section.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

3.4 Illegality.

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to participate in, issue or maintain any Letter of Credit (or to maintain its obligation to participate in or to issue any Letter of Credit), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans, or take any necessary steps with respect to any Letter of Credit in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.5 Inability to Determine Rates Etc.

If the Required Lenders determine that for any reason a market for bankers’ acceptances does not exist at any time or the Lenders cannot for other reasons, after reasonable efforts, readily sell bankers’ acceptances or perform their other obligations under this Agreement with respect to bankers’ acceptances, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the Borrower’s right to request the acceptance of bankers’ acceptances shall be and remain suspended until the Required Lenders determine and the Agent notifies the Borrower and each Lender that the condition causing such determination no longer exists. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or that the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing, conversion or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

4. Right of Setoff.

If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders or their respective Affiliates may have. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not

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affect the validity of such setoff and application. If any Affiliate of a Lender exercises any rights under this Section 4, it shall share the benefit received in accordance with Section 5 as if the benefit had been received by the Lender of which it is an Affiliate.

5. Sharing of Payments by Lenders.

If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest,

(i) the provisions of this Section shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in disbursements under Letters of Credit to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and

(ii) the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower’s obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to an Obligor upon the termination of derivatives entered into between the Obligor and such Lender,4 or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

[4]	Those preparing Credit Agreements should consider whether this exclusion of proceeds of derivatives is appropriate in the particular circumstances of the Credit Agreement. It may be appropriate to provide for sharing of, for example, any net amount available after the termination of all derivatives entered into between the Obligors and a Lender and the setoff of resulting amounts owing by the Obligors and to the Obligors if there is more than one such derivative.

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6. Administrative Agent’s Clawback

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Administrative Agent such Lender’s share of such advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such advance. If the Lender does not do so forthwith, the Borrower shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.

7. Agency.

7.1 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Person identified elsewhere in this Agreement as the Administrative Agent5 to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Obligor shall have rights as a third party beneficiary of any of such provisions.

7.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Administrative Agent and without any duty to account to the Lenders.

[5]	Ensure that the Credit Agreement identifies the Administrative Agent for the purpose of this reference

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7.3 Exculpatory Provisions.

(1) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.6 Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

(2) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Administrative Agent by the Borrower or a Lender.

(3) Except as otherwise expressly specified in this Agreement, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

7.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent

[6]	It is anticipated that the Credit Agreement will require the Borrower to be responsible for compliance with all requirements to maintain perfection of security.

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accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

7.5 Indemnification of Administrative Agent. Each Lender agrees to indemnify the Administrative Agent and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Administrative Agent’s gross negligence or wilful misconduct.

7.6 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent from among the Lenders (including the Person serving as Administrative Agent) and their respective Affiliates. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Administrative Agent shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

7.7 Replacement of Administrative Agent.

(1) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto, Ontario or Montréal, Québec, or an Affiliate of any such Lender with an office in Toronto or Montréal. The Administrative Agent may also be removed at any time by the Required Lenders upon 30 days’ notice to the Administrative Agent and the Borrower as long as the Required Lenders, in consultation with the Borrower, appoint and obtain the acceptance of a successor within such 30 days, which shall be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto or Montréal, or an Affiliate of any such Lender with an office in Toronto or Montréal.

(2) If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified in Section 7.7(1), provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in the preceding paragraph.

(3) Upon a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

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After the termination of the service of the former Administrative Agent, the provisions of this Section 7 and of Section 9 shall continue in effect for the benefit of such former Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent was acting as Administrative Agent.

7.8 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

7.9 Collective Action of the Lenders. Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Administrative Agent upon the decision of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

7.10 No Other Duties. etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

8. Notices: Effectiveness; Electronic Communication

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as-provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the addresses or telecopier numbers specified elsewhere in this Agreement7 or, if to a Lender, to it at its address or telecopier number specified in the Register or, if to an Obligor other than the Borrower, in care of the Borrower.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a business day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next business day

[7]	Ensure that the Credit Agreement contains the contact information referred to.

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for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent,8 provided that the foregoing shall not apply to notices to any Lender of Loans to be made or Letters of Credit to be issued if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address. Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

9. Expenses; Indemnity: Damage Waiver 9

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each

[8]	Administrative Agents may wish to prescribe procedures for electronic communications and to disseminate those procedures to Lenders.

[9]	A reference to this Section should be included in the Survival Section, if any, of the Credit Agreement.

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Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Obligor, or any Environmental Liability related in any way to any Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by an Obligor and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Obligor has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Sections 3.1, 3.2 and 9(a).

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(d) Waiver of Consequential Damages. Etc. To the fullest extent permitted by Applicable Law, the Obligors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor. A certificate of the Administrative Agent or a Lender setting forth the amount or amounts owing to the Administrative Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

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10. Successors and Assigns

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i) except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consent to a lower amount (each such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(iii) any assignment of a Commitment relating to a credit under which Letters of Credit may be issued must be approved by any Issuing Bank (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself already a Lender with a Commitment under that credit;

(iv) any assignment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) unless:

(x) in the case of an assignment of a Commitment relating to a revolving credit, the proposed assignee is itself already a Lender with the same type of Commitment,

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(y) no Event of Default has occurred and is continuing, and the assignment is of a Commitment relating to a non-revolving credit that is fully advanced, or

(z) the proposed assignee is a bank whose senior, unsecured, non-credit enhanced, long term debt is rated at least A3, A- or A low by at least two of Moody’s Investor Services Inc., Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Dominion Bond Rating Service Limited, respectively;

(v) any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment or a Default has occurred and is continuing; and

(vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in an amount specified elsewhere in this Agreement10 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3 and 9, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

(c) Register. The Administrative Agent shall maintain at one of its offices in Toronto, Ontario or Montréal, Québec a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an

[10]	Ensure that the Credit Agreement specifies the amount of this fee.

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Obligor or any Affiliate of an Obligor11) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4 as though it were a Lender, provided such Participant agrees to be subject to Section 5 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 and 3.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.2(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11. Governing Law: Jurisdiction: Etc.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province specified elsewhere in this Agreement12 and the laws of Canada applicable in that Province.

(b) Submission to Jurisdiction. Each Obligor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province specified elsewhere in this Agreement, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

[11]	Consideration should be given to the percentage of Lenders required to permit the sale of a participation to an Obligor or any Affiliate or Subsidiary of an Obligor.

[12]	Ensure that the Credit Agreement identifies the Province referred to here and in paragraph (b) immediately below.

CREDIT AGREEMENT

- D17 -

(c) Waiver of Venue. Each Obligor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13. Counterparts: Integration: Effectiveness: Electronic Execution

(a) Counterparts: Integration: Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in the conditions precedent Section(s) of this Agreement, this Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

14. Treatment of Certain Information: Confidentiality

(1) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or

CREDIT AGREEMENT

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under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than an Obligor.

(2) For purposes of this Section, “Information” means all information received in connection with this Agreement from any Obligor relating to any Obligor or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers

(3) In addition, and notwithstanding anything herein to the contrary, the Administrative Agent may provide the information described on Exhibit B concerning the Borrower and the credit facilities established herein to Loan Pricing Corporation and/or other recognized trade publishers of information for general circulation in the loan market.

CREDIT AGREEMENT

- D19 -

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):

4.	Administrative Agent: ,as the administrative agent under the Credit Agreement

5.	Credit Agreement: [The [amount] Credit Agreement dated as of among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date: ][5]

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[5]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

CREDIT AGREEMENT

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][6] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By
Title:

[Consented to:][7]

[NAME OF RELEVANT PARTY]

By
Title:

[6]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[7]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

CREDIT AGREEMENT

ANNEX 1 to Assignment and Assumption

[                                ]1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

14.2 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document2, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

14.3 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section          thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender3, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

15. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and

[1]	Describe Credit Agreement at option of Administrative Agent.

[2]	The term “Loan Document” should be conformed to the term used in the Credit Agreement.

[3]	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

16. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

CREDIT AGREEMENT

EXHIBIT B

LOAN MARKET DATA TEMPLATE

Recommended Data Fields – At Close

The items highlighted in bold are those that Loan Pricing Corporation (LPC) deem essential. The remaining items are those that LPC has seen become more prominent over time as transparency has increased in the U.S. Loan Market.

Company Level	Deal Specific	Facility Specific
Issuer Name	Currency/Amount	Currency/Amount
Location	Date	Type
SIC (Cdn)	Purpose	Purpose
Identification Number(s)	Sponsor	Tenor
Revenue	Financial Covenants	Term Out Option
Expiration Date
	Target Company	Facility Signing Date
*Measurement of Risk	Assignment Language	Pricing
S&P Sr. Debt	Law Firms	Base Rate(s)/Spread(s)/BA/LIBOR
S&P Issuer	MAC Clause	Initial Pricing Level
Moody’s Sr. Debt	Springing lien	Pricing Grid (tied to, levels)
Moody’s Issuer	Cash Dominion	Grid Effective Date
Fitch Sr. Debt	Mandatory Prepays	Fees
Fitch Issuer	Restrct’d Payments (Neg Covs)	Participation Fee (tiered also)
S&P Implied
(internal assessment)	Other Restrictions	Commitment Fee
DBRS
Other Ratings		Annual Fee
*Industry Classification		Utilization Fee
Moody’s Industry		LC Fee(s)
S&P Industry		BA Fee
Parent		Prepayment Fee
Financial Ratios		Other Fees to Market
Security
Secured/Unsecured
Collateral and Seniority of Claim
Collateral Value
Guarantors
Lenders Names/Titles
Lender Commitment ($)
Commited/Uncommited
Distribution method
Amortization Schedule
Borrowing Base/Advance Rates
New Money Amount
Country of Syndication
Facility Rating (Loss given default)
S&P Bank Loan
Moody’s Bank Loan
Fitch Bank Loan
DBRS
Other Ratings

*	These items would be considered useful to capture from an analytical perspective

SCHEDULE E

APPLICABLE PERCENTAGES OF LENDERS

[see references in Section 1.1]

Lender	Commitment	Applicable Percentage
The Bank of Nova Scotia	$130,000,000	26.00%
Royal Bank of Canada	$125,000,000	25.00%
Canadian Imperial Bank of Commerce	$85,350,000	17.07%
Bank of Montreal	$85,350,000	17.07%
The Toronto-Dominion Bank	$53,350,000	10.67%
National Bank of Canada	$15,950,000	3.19%
GE Canada Finance Holding Company	$5,000,000	1.00%

	$500,000,000	100%

SCHEDULE F

DETAILS OF CAPITAL STOCK, PROPERTY, ETC.

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located

CanWest Global Communications Corp.	CanWest Communications Corporation (89% voting, 45% equity) Public (11% voting, 55% equity)	CanWest MediaWorks Inc. (100%) One Central Park West Property Limited (100%)	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	30th Floor 201 Portage Avenue Winnipeg, MB	N/A

CWF Capital Ltd. (100%)

CWF Investments Ltd. (100%)

CanWest Entertainment Inc. (100%)

The CanWest Global Foundation (100%)

One Central Park West Property Limited	CanWest Global Communications Corp. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

CanWest Entertainment Inc.	CanWest Global Communications Corp. (100%)	Fireworks Entertainment Inc. (100%)	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

CWF Capital Ltd.	CanWest Global Communications Corp. (100%)	CWF Unit Trust (New Zealand) (50% units)	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

CWF Investments Ltd.	CanWest Global Communications	CWF Unit Trust (New Zealand) (50% units)	Communications Broadcasting	31st Floor 201 Portage Avenue	N/A	N/A	N/A

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located
	Corp. (100%)			Winnipeg, MB
CanWest MediaWorks Inc.	CanWest Global Communications Corp. (100%)

CanWest (U.S.) Inc. (100%)

3919048 Canada Ltd. (100%)

MBS Productions Inc. (100%)

Yellow Card Productions Inc. (100%)

Global Television Network Quebec, Limited Partnership/Reseau de Television Global Quebec, Societe en Commandite (CKMI-TV, Quebec, PQ) (99.9%)

GTNQ Holdings Inc.

(100%)

CanWest Global Broadcasting Inc./ Radiodiffusion CanWest Global Inc. (100%)

CanWest Finance Inc./Financiere

			Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB

7850 Enterprise Street Burnaby, BC

780 Kings Road Victoria, BC

342 Leon Avenue Kelowna, BC

310 Leon Avenue Kelowna, BC

222-23rd Street NE Calgary, AB

218 Robin Crescent Saskatoon, SK

230 Robin Crescent Saskatoon, SK

370 Hoffer Drive Regina, SK

1401-28 Street North Lethbridge, AB

2840 Bremner Avenue Red Deer, AB

5th & 6th Floors 300 Carlton Street Winnipeg, MB

31st – 33rd Floors 201 Portage Avenue Winnipeg, MB

250 Yonge Street (17th and 27th Floors) Toronto, ON

302-417 Hall Street Nelson, BC

House of Parliament

(165 Sparks Street) Ottawa, ON

501-150

Wellington Street (Floors 1, 3 & 5) Ottawa, ON

135 Taylor Road -

N/A

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located
		CanWest Inc. (100%)				Niagara-on-the-Lake, ON

National Post Holdings Ltd. (100%)

The National Post

Company /La Publication National Post (99.9%)

Men TV General Partnership (49%)

Mystery Partnership (50%)

Lonestar Holdco Inc. (100%)

Lonestar Partnership (99.9%)

RetroVista Holdco Inc. (100%)

DejaView Partnership (99.9%)

Fox Sports World Canada Holdco Inc. (100%)

Fox Sports World Canada Partnership (99.9%)

5325 Allard Way NW Edmonton, AB

36 St. Anne’s Road Winnipeg, MB

589 St. Mary’s Road Winnipeg, MB

603 St. Mary’s Road

Winnipeg, MB

81 Barber Greene Road

Toronto, Ontario

163 Jackson Street West

Hamilton, ON

210 Lakeshore

Road East Oakville, ON

634 Queen Street Fredericton, NB

150 Edmonton Avenue Moncton, NB

A500 One Brunswick Square Saint John, NB

14 Akerley Blvd. Dartmouth, NS

255 George Street Sydney, NS

205-2411 Highway 6

Vernon, BC

Lots 9 & 10, Block

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located

Xtreme Sports Holdco Inc. (100%)

Xtreme Sports Partnership (99.9%)

LifeServ Corporation (25% Basic – with conversion of prefs)

Internet Broadcasting Systems, Inc. (17% Basic)

Global Centre Inc. (100%)

Multisound Publishers Ltd. (100%)

CanWest International Communications Inc. (100%)

CanWest Irish Holdings (Barbados) Inc. (100%)

CanWest Ireland Sales Limited (100%)

All Sport Ventures Inc. (100%)

37, Plan 65 NWT Communications Building Yellowknife

2100 – One Lombard Place Winnipeg, MB

1700 – One Lombard Place Winnipeg, MB

4600 – 5th Street NE Calgary, AB

450 Lake Avenue North Hamilton, ON

75.56 to 75.59 Mile Victoria, BC

3017 Third Avenue

Port Alberni, BC

1701 Peninsula Street

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located

WIC Television Sales Ltd. (100%)

3683303 Canada Inc. (100%)

ONtv Holding Inc. (100%)

BCTV Holdings Inc. (100%)

CHEK Holdings Inc. (100%)

CHBC Holdings Inc. (100%)

3919056 Canada Ltd. (100%)

3629368 Canada Inc (100%)

Apple Box Productions Sub Inc. (100%)

WIC Television Production Sub Inc. – operating as CanWest Studio (100%)

Western Communications Inc.

Ucluelet, BC 1040 Cedar Street Campbell River, BC 407-D Fifth Street Courtenay, BC 469 Whistler Street Duncan, BC 3-141 Memorial Avenue Parksville, BC

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located
(100%)

Prime Television Holdco Inc. (100%)

3740421 Canada Inc. (100%)

Prime TV (general partnership) (99%) (subject to right in favour of Rogers to convert debenture into a 1/3 share (debenture converted, subject to CRTC approval)

CanWest MediaWorks Limited Partnership (70% Class B Units)

CanWest MediaWorks (Canada) Inc. (70%)

CanWest Ireland Nominee Limited (100%)

CanWest MediaWorks Ireland Holdings (99.999%)

CanWest International Distribution Limited

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located
(100%)

CanWest MediaWorks UK Limited (100%)

CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	1411 Peel Street Suite 600 Montreal, QC	N/A	N/A	N/A

CanWest Finance Inc./Financiere CanWest Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	800 Place Victoria Montreal, QC	N/A	N/A	N/A

Global Centre Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

Multisound Publishers Ltd.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

CanWest International Communications Inc.	CanWest MediaWorks Inc. (100%)	CanWest International Management Inc. (100%) CanWest International Corp. (100%)	Communications Broadcasting	Jalabash House 12 Highgate Park St. Michael, Barbados	N/A	N/A	N/A

CanWest International Investments (Luxembourg) S.a.r.l. (100%)

CanWest International	CanWest International	N/A	Communications Broadcasting	Jalabash House 12 Highgate Park	N/A	N/A	N/A

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located
Management Inc.	Communications Inc. (100%)			St. Michael, Barbados

CGS International Holdings (Netherlands) B.V.	CGS International Holdings (Luxembourg) S.a.r.l. (100%)	CGS NZ Radio Shareholding (Netherlands) B.V. (100%) CGS NZ TV Shareholding (Netherlands) B.V. (100%) CGS Shareholding (Netherlands) B.V. (100%) CGS Debenture Holding (Netherlands) B.V. (100%)	Communications Broadcasting	Herengracht 483 Amsterdam	N/A	N/A	N/A

CGS NZ Radio Shareholding (Netherlands) B.V.	CGS International Holdings (Netherlands) B.V. (100%)	N/A	Communications Broadcasting	Herengracht 483 Amsterdam	N/A	N/A	N/A

CGS NZ TV Shareholding (Netherlands) B.V.	CGS International Holdings (Netherlands) B.V. (100%)	CGS Televizyon ve Radyo Yayinciligi Ticaret Anonim Sirketi (Turkey) (25%)[1]	Communications Broadcasting	Herengracht 483 Amsterdam	N/A	N/A	N/A

CGS Shareholding (Netherlands) B.V.	CGS International Holdings (Netherlands) B.V.	The Ten Group PTY Limited (14.53% plus convertible debenture)	Communications Broadcasting	Herengracht 483 Amsterdam	N/A	N/A	N/A

[1]	Subject to a joint venture agreement with Avrasya Yatirim Holding A.S.

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located
	(100%)	The Ten Group PTY Limited (68,249,990 Ordinary Shares)

CGS Debenture Holding (Netherlands) B.V.	CGS International Holdings (Netherlands) B.V. (100%)	The Ten Group PTY Limited (subordinated participating debenture)	Communications Broadcasting	Herengracht 483 Amsterdam	N/A	N/A	N/A

CanWest Irish Holdings (Barbados) Inc.	CanWest MediaWorks Inc. (100%)	CanWest Granada Media Holdings Limited (Ireland) (45%)	Communications Broadcasting	Jalabash House 12 Highgate Park St. Michael, Barbados	N/A	N/A	N/A

CanWest Ireland Nominee Limited	CanWest MediaWorks Inc. (100%)	CanWest MediaWorks Ireland Holdings (0.001%)	Communications Broadcasting	25/28 North Wall Quay Dublin 1, Ireland	N/A	N/A	N/A

CanWest MediaWorks Ireland Holdings	CanWest MediaWorks Inc. (99.999%) CanWest Ireland Nominee Limited (0.001%)	CanWest MediaWorks (NZ) Limited (70%)	Communications Broadcasting	25/28 North Wall Quay Dublin 1, Ireland	N/A	N/A	N/A

CanWest Ireland Sales Limited	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	25/28 North Wall Quay Dublin 1, Ireland	N/A	N/A	N/A

Western Communications Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

ONtv Holdings Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

Entity	Ownership of entity’Corp. (100%)s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located

BCTV Holdings Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

CHEK Holdings Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

CHBC Holdings Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

3919056 Canada Ltd.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

3629368 Canada Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

Apple Box Productions Sub Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

WIC Television Production Sub Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

All Sports Ventures Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

WIC Television Sales Ltd.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

3740421 Canada	CanWest	N/A	Communications	31st Floor	N/A	N/A	N/A

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located

Inc.	MediaWorks Inc. (100%)		Broadcasting	201 Portage Avenue Winnipeg, MB

3683303 Canada Inc.	CanWest MediaWorks Inc. (100%)	2922045 Canada Inc. (100%)	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

Prime TV (general partnership)	CanWest MediaWorks Inc. (99%) Prime Television Holdco Inc. (1%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

Prime Television Holdco Inc.	CanWest MediaWorks Inc. (100%)	Prime TV (general partnership) (1%)	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

LifeServ Corporation	CanWest MediaWorks Inc. (25% Basic (with conversion of prefs))	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

Internet Broadcasting Systems, Inc.	CanWest MediaWorks Inc. (17% Basic)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

CanWest International Distribution Limited	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	25/28 North Wall Quay Dublin 1, Ireland	N/A	N/A	N/A

Southam Digital Inc./ Southam Numerique Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Fox Sports World Canada Holdco Inc.	CanWest MediaWorks Inc. (100%)	Fox Sports World Canada Partnership (0.1%)	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Lonestar Holdco Inc.	CanWest MediaWorks Inc	Lonestar Partnership (0.1%)	Communications Broadcasting	201 Portage Avenue 31st Floor	N/A	N/A	N/A

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located

	(100%)			Winnipeg, MB

RetroVista Holdco Inc.	CanWest MediaWorks Inc (100%)	DejaView Partnership (0.1%)	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Xtreme Sports Holdco Inc.	CanWest MediaWorks Inc (100%)	Xtreme Sports Partnership (0.1%)	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Fox Sports World Canada Partnership	Fox Sports World Canada Holdco Inc. (0.1%) CanWest MediaWorks Inc. (99.9%)	N/A	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Lonestar Partnership	Lonestar Holdco Inc. (0.1%) CanWest MediaWorks Inc. (99.9%)	N/A	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Dejaview Partnership	RetroVista Holdco Inc. (0.1%) CanWest MediaWorks Inc. (99.9%)	N/A	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Xtreme Sports Partnership	Xtreme Sports Holdco Inc. (0.1%) CanWest MediaWorks Inc. (99.9%)	N/A	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located
National Post Holdings Ltd.	CanWest MediaWorks Inc. (100%)	The National Post Company/La Publication National Post (0.1%)	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A

The National Post Company/La Publication National Post	National Post Holdings Ltd. (0.1%) CanWest MediaWorks Inc. (99.9%)	N/A	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	900-1130 Pender Street West Vancouver, BC 425-808-4th Avenue SW Calgary, AB	N/A

Global Television Network Quebec, Limited Partnership/Reseau de Television Global Quebec, Societe en commandite	GTNQ Holdings Inc. (0.1%) CanWest MediaWorks Inc. (99.9%)	N/A	Communications Broadcasting	1600 de Maisonneuve Est Montreal, QC	N/A	9th Floor 1600 de Maisonneuve Blvd. E. Montreal, QC 1050 rue des Parlementaires Quebec City, QC 1000 ave Myrand Sainte-Foy, QC 3330 King Street West Sherbrooke, QC	N/A

GTNQ Holdings	CanWest	Global Television	Communications	31st Floor	N/A	N/A	N/A

Entity	Ownership of entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located

Inc.	MediaWorks Inc. (100%)	Network Quebec, Limited Partnership/Reseau de Television Global Quebec, Societe en commandite (0.1%)	Broadcasting	201 Portage Avenue Winnipeg, MB

MBS Productions Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	201 Portage Avenue 31st Floor Winnipeg, MB	N/A	N/A	N/A

Yellow Card Productions Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	1450 Don Mills Road Toronto, ON	N/A	N/A	N/A

CanWest (U.S.) Inc.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	222 Delaware Avenue Wilmington, New Castle County Delaware 19801	N/A	N/A	N/A

3919048 Canada Ltd.	CanWest MediaWorks Inc. (100%)	N/A	Communications Broadcasting	31st Floor 201 Portage Avenue Winnipeg, MB	N/A	N/A	N/A

SCHEDULE G

OTHER SECURED OBLIGATIONS

[see reference in Section 3.2]

1.	All Swap Transactions existing as of the date hereof with the Borrower to which any of The Bank of Nova Scotia, Royal Bank of Canada, Canadian Imperial Bank of Commerce, The Toronto-Dominion Bank or Bank of Montreal is a party (whether entered into directly or as a result of an assignment or otherwise), including the Swap Transactions associated with (i) the Existing Credit Facilities, including the $150,000,000 swap due November 15, 2009 as well as the existing $250,000,000 swap due December 17, 2009, (ii) the Senior Subordinated Notes, (iii) the 10 5/8% Senior Subordinated Debentures due 2011, and (iv) the 7 5/8% Senior Notes due 2013.

2.	All future Swap Transactions with the Borrower to which any Lender or its Affiliate is a party (whether entered into directly or as a result of an assignment or otherwise), to the extent the Lender was a Lender at the time the Swap Transaction was entered into by or assigned to the Lender or Affiliate.

3.	Cash consolidation, cash management and electronic funds transfer arrangements between an Obligor and the Agent or an Affiliate of the Agent.

CREDIT AGREEMENT

OHH DRAFT: OCTOBER 12, 2005

SCHEDULE H

INTELLECTUAL PROPERTY

1. Copyright

Any and all copyright held in broadcast programming.

2. Trade-marks

Trade-marks App. / Reg No.	Description
2 & 7 Design 0659811/TMA409981

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since 1979.

Representative: Pamela Harrod

Services: Operation of a television station.

Action: Registered: March 26, 1993. Renewal: March 26, 2008.

91.5 THE BEAT NEW HIT MUSIC & Design 1199214/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: McCarthy Tétrault LLP (Toronto)

Services: (1) Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to contemporary hip radio/dance music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compact discs, DVDs.

AGM & Design 1007728/TMA542141

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since December 01, 1998.

Representative: Pamela Harrod

Services: Services relating to the creation, production, scheduling and broadcasting of messages and television programs of every kind; telecommunications services, namely, the transmission of messages and programs of any kind by radio waves, satellite, co-axial cable or fibre optic cable, or other wire, cable, radio, electromagnetic, optical, telephone, computer communications, computer network, global computer network, streamed broadcast signal, stored audio and audio-visual signal broadcast, Internet and on-line means, whether encrypted or not; transmission of messages and television programs of every kind by radio waves, satellite, co-axial cable or fibre optic cable, or other wire, cable, radio, electromagnetic, optical, telephone, computer communications, computer network, global computer network, streamed broadcast signal, stored audio and audio-visual signal broadcast, Internet and on-line means, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable or other wire, cable, radio, electromagnetic, optical, telephone, computer communications, computer network, global computer network, streamed broadcast signal, stored audio and audio-visual signal broadcast, Internet and on-line means.

Wares: (1) Pre-recorded video tapes, video cassettes and digital video disks.

Associated Marks: TMA542140 (AGM-TV).

Action: Registered March 9, 2001. Renewal: March 9, 2016.

AGM-TV 1007727/TMA542140

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since December 01, 1998.

Representative: Pamela Harrod

Services: Services relating to the creation, production, scheduling and broadcasting of messages and television programs of every kind; telecommunications services, namely, the transmission of messages and programs of any kind by radio waves, satellite, co-axial cable or fibre optic cable, or other wire, cable, radio, electromagnetic, optical, telephone, computer communications, computer network, global computer network, streamed broadcast signal, stored audio and audio-visual signal broadcast, Internet and on-line means, whether encrypted or not; transmission of messages and television programs of every kind by radio waves, satellite, co-axial cable or fibre optic cable, or other wire, cable, radio, electromagnetic, optical, telephone, computer communications, computer network, global computer network, streamed broadcast signal, stored audio and audio-visual signal broadcast, Internet and on-line means, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable or other wire, cable, radio, electromagnetic, optical, telephone, computer communications, computer network, global computer network, streamed broadcast signal, stored audio and audio-visual signal broadcast, Internet and on-line means.

Wares: (1) Pre-recorded video tapes, video cassettes and digital video disks.

Associated Marks: TMA542141 (AGM & DESIGN).

Action: Registered March 9, 2001. Renewal: March 9, 2016.

AUCTIONMART 1145916/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Allowed

Date of Use: Used in CANADA since at least as early as January 19, 2002 on services. Proposed Use in CANADA on wares.

Representative: McCarthy Tetrault LLP

Wares: (1) Clothing, namely t-shirts, dress shirts, golf shirts and outerwear, namely vests, jackets and fleecewear; and headwear, namely baseball caps and toques; and promotional wares and novelty items, namely key chains, pins, bookmarks, memo boards, notebooks, address books, scrapbooks, trading cards, posters, post cards, calendars, day planners, umbrellas, towels, mugs, pens and pencils, picture frames, snow globes, brochures, pottery, figurines, stickers and lighters. Services: On-line auction services. Associated Marks: 1145915 (AUCTIONMART & Design) Action:

AUCTIONMART European Community 002870889/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Not Registered

Representative: Shield Mark BV per McCarthy Tetrault LLP

Wares: Clothing and headwear and promotional wares and novelty items.

Services: On-line auction services.

Action: Filing Date October 1, 2002.

AUCTIONMART United States 78/165,758/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Not Registered

Representative: McCarthy Tetrault LLP

Wares: Clothing and headwear and promotional wares and novelty items.

Services: On-line auction services.

Action: Filed

AUCTIONMART & Design 1145915/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Allowed

Date of Use: Used in CANADA since at least as early as January 19, 2002 on services. Proposed Use in CANADA on wares.

Representative: McCarthy Tetrault LLP

Wares: (1) Clothing, namely t-shirts, dress shirts, golf shirts and outerwear, namely vests, jackets and fleecewear; and headwear, namely baseball caps and toques; and promotional wares and novelty items, namely key chains, pins, bookmarks, memo boards, notebooks, address books, scrapbooks, trading cards, posters, post cards, calendars, day planners, umbrellas, towels, mugs, pens and pencils, picture frames, snow globes, brochures, pottery, figurines, stickers and lighters.

Services: On-line auction services.

Associated Marks: 1145916 (AUCTIONMART)

AUCTIONMART & Design European Community 002870418/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Not Registered

Representative: Shield Mark BV per McCarthy Tetrault LLP

Wares: Clothing and headwear and promotional wares and novelty items.

Services: On-line auction services.

Action: Filing Date October 1, 2002.

AUCTIONMART & Design United States 78/165,765/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Not Registered

Representative: McCarthy Tetrault LLP

Wares: Clothing and headwear and promotional wares and novelty items.

Services: On-line auction services.

Action: Filed

BCTV & FLOWER Design 0610226/TMA365459

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as 1973.

Representative: Pamela Harrod

Services: Television broadcasting, the production of television programs, and advertising television programs using promotional literature and other forms.

Associated Marks: TMA373754 (FLOWER DESIGN), TMA612016 (CTV W-FIVE & design)

Action: Registered February 16, 1990. Renewal: February 16, 2005.

BELIEVE BC 1122805/TMA632814

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed January 24, 2005.

Representative: McCarthy Tetrault LLP (Toronto)

Services: (1) Marketing, advertising services, namely marketing and advertising services offered to third parties, namely companies and industries involved in the economy of British Columbia and sponsoring events held by such third parties; promotional services, namely promoting the goods and services of others through the design and production of advertisements and the development of promotional campaigns, for third parties, the distribution of printed material and the distribution and placement of television, radio and newspaper advertisements.

Wares: (1) Novelty items, namely, blankets.

Associated Wares: TMA632826 (BelieveBC & Design), 1200155 (BELIEVE MANITOBA & Design), 1200156 (BELIEVE MANITOBA).

Action: Registered February 15, 2005. Renewal: February 15, 2020.

BelieveBC & Design 1122806/TMA63282

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Proposed Use in CANADA.

Representative: MCCARTHY TETRAULT LLP

Services: Marketing, advertising and promotional services, namely marketing, advertising and promotional services offered to third parties, namely companies and industries involved in the economy of British Columbia and sponsoring events held by such third parties.

Wares: (1) Novelty items, namely, blankets.

Associated Marks: TMA632814 (BELIEVE BC), 1200155 (BELIEVE MANITOBA & Design), 1200156 (BELIEVE MANITOBA)

Action: Registered February 15, 2005. Renewal: February

15, 2020.
Believe Manitoba 1200156/Not Registered

Current Owner: CanWest Global Communication Corp.

Status: Searched

Date of Use: Used in CANADA since at least as early as November 12, 2003 on services (1). Proposed Use in CANADA on services (2).

Representative: Mccarthy Tetrault LLP (Toronto)

Services: (1) Marketing and advertising services, namely, marketing and advertising services offered to third parties, namely companies and industries involved in Manitoba; promotional services, namely, promoting the goods and services of others through the design and production of advertisements and the distribution and placement of advertisements. (2) Marketing and advertising services, namely, marketing and advertising services offered to third parties, namely companies and industries involved in Manitoba, namely sponsoring events held by companies and industries involved in Manitoba; promotional services, namely, promoting the goods and services of others through promotional contests and job fairs, through the development of promotional campaigns and through the distribution of printed material.

Associated Marks: 1122805 (Believe BC), 1122806 (BelieveBC & Design), 1200155 (BELIEVE MANITOBA & Design)

BELIEVE MANITOBA & design 1200155/Not Registered

Current Owner: Global Communications Corp.

Status: Allowed

Date of Use: Used in CANADA since at least as early as November 12, 2003 on services (1). Proposed Use in CANADA on services (2).

Representative: McCarthy Tetrault LLP (Toronto)

Services: (1) Marketing and advertising services, namely, marketing and advertising services offered to third parties, namely companies and industries involved in Manitoba; promotional services, namely, promoting the goods and services of others through the design and production of advertisements and the distribution and placement of advertisements. (2) Marketing and advertising services, namely, marketing and advertising services offered to third parties, namely companies and industries involved in Manitoba, namely sponsoring events held by companies and industries involved in Manitoba; promotional services, namely, promoting the goods and services of others through promotional contests and job fairs, through the development of promotional campaigns and through the distribution of printed material.

Associated Marks: 1122805 (Believe BC), 1122806 (BelieveBC & Design), 1200156 (Believe Manitoba)

BODY & HEALTH 1117209/TMA591898

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as September 10, 2001 on services. Declaration of Use filed September 23, 2003 on wares.

Representative: McCarthy Tetrault LLP

Wares: (1) Pre-recorded video cassettes, video discs, audio tapes, compact discs (excluding software) envelopes; labels, namely printed labels and cloth labels; sweat shirts, t-shirts,

caps, mugs; pens, notepads, decals.

Services: Ongoing television program; entertainment services, namely the development, production, broadcast and distribution of television programs.

Associated Marks: 1151851 (Body & Health)

Action: Registered: October 8, 2003. Renewal: October 8, 2018.

BODY & HEALTH 1151851/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Allowed

Date of Use: Used in CANADA since at least as early as October 10, 2001 on services (2). Proposed use in CANADA on wares and on services (1).

Representative: McCarthy Tetrault LLP

Wares: (1) Newspaper section; printed publications, namely magazines.

Services: (1) Advertising services, namely advertising the wares and services of others through the medium of a newspaper section; staging sporting and cultural events and sponsoring charities and events held by others. (2) Provision of a website featuring information about fitness, wellness, nutrition and medicine on a global computer network, namely providing information and interactive computer communication to the public and transmission of messages and programs offered through the medium of a global computer network; telecommunications services and entertainment services, namely the development, production, recording, broadcast and distribution of programs for computers.

Associated Marks: TMA591898 (BODY & HEALTH)

BODY & HEALTH (US Application) 78/119100/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Not Registered

Date of Use: Not available

Representative: Duane Morris LLP, per McCarthy Tetrault LLP

Goods &/or Services: Television broadcasting.

Action: A non-final action has been mailed. This is a letter from the examining attorney requesting additional information and/or making an initial refusal. However, no final determination as to the registrability of the mark has been made.

BODY MOVES 0661990/TMA423993

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since 1980 on services. Declaration of Use filed December 09, 1993 on wares.

Representative: Pamela Harrod

Wares: T-shirts, sweat shirts, caps, golf shirts, exercise leotards, hats, jackets, sweat suits, tennis outfits (shorts, skirts, pants, shirts, T-shirts, jackets, hats, sweat shirts, socks, shoes, belts, leotards), sweatbands, promotional advertising (posters, post cards, key chains, mugs, glasses, pins, buttons, fridge magnets, sports bags, scarves, pens, pencils, calendars, notepads, address books, decals, sunglasses, water bottles, umbrellas, crests, beach towels).

Services: Television station, the promotion of television broadcasting and the production of television programs.

Action: Registered March 4, 1994. Renewal Date: March 4, 2009.

BYNON Common Law/Not Registered	Current Owner: CanWest Global Communications Corp. Status: Mark used common law

CANADA’S BUSINESS VOICE 0724956/TMA438094

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed November 21, 1994.

Representative: Blake, Cassels & Graydon LLP

Wares: Periodical publications, including newspapers and magazines.

Services: Providing a medium of advertising by means of periodical publications, including newspapers and magazines.

Associated Marks:

Action: Registered January 20, 1995. Renewal: January 20, 2010.

CANAL HORIZON & DESIGN 1101097/TMA612193

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since April 10, 2001.

Representative: MCCARTHY TETRAULT LLP

Services: (1) Promotional audio-visual insertions on television relating to broadcast services of a multilingual, multicultural television station, namely the creation, scheduling and broadcasting of messages and advertisements that promote multilingual television programs and the services of a multilingual television station offering multilingual programs directed at persons of different linguistic and/or cultural backgrounds.

Associated Marks: TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN), TMA525690 (GLOBAL NEWS & DESIGN), TMA542137 (Crescent Design), TMA571081 (CANWEST GLOBAL & Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA622021 (DEJAVIEW & Design), 1103310 (Lonestar & Design ( white on black) Abandoned), 1111694 (MYSTERY & Design Abandoned), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design).

Actions: Registered June 7, 2004. Renewal: June 7, 2019.

CANSPELL 1230268/ Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: MCCARTHY TETRAULT LLP

Services: (1) Organising spelling competitions; computer online services, namely, the provision of a web site available on the global computer network for the provision of information regarding spelling competitions and interactive computer communication to the public featuring information regarding spelling competitions and the transmission of messages and programs featuring information regarding spelling competitions offered through the medium of a global computer network; television programs featuring spelling competitions.

Wares: (1) Pre-recorded tapes, compact discs and DVDs featuring spelling competitions and information regarding spelling competitions; clothing, namely, t-shirts and caps; promotional and novelty wares, namely, school supplies, pens, pencils, stationery, bookmarks, binders, notebooks, rulers; luggage, namely, backpacks; printed materials regarding spelling competitions, namely, spelling guides, application materials, newspaper sections and study guides.

CANWEST 0588487/TMA345425

Current Owner: CanWest Global Communications Corp.

Status: Registered

Representative: Gowling LaFleur Henderson LLP

Date of Use: Used in CANADA since at least April 1987.

Services: Trust company services

Action: Registered September 30, 1988. Renewed: September 30, 2003. Renewal: September 30, 2018.

CANWEST.COM 1012375/TMA540936

Current Owner: CanWest Global Communications Corp.

Status: Registered

Representative: Pitblado

Date of Use: Used in CANADA since at least August 1994.

Services: Creation, production, scheduling and broadcasting of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication or other means of telecommunications.

Associated Marks: TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA494574 (A CANWEST COMPANY DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA540938 (CANWESTGLOBAL.COM), TMA593820 (CanWest Media Sales & Design), TMA594808 (CANWEST STUDIOS, A Can West Company & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1178757 (CNS CANWEST NEWS SERVICE & Design).

Action: Registered February 7, 2001. Renewal: February 7, 2016.

CANWEST GLOBAL & Design 1125923/TMA571081

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since at least as early as December 1998.

Representative: McCarthy Tetrault LLP

Services: Providing financial assistance to enable the development, construction, renovation, upgrade, maintenance, upkeep and promotion of buildings and venues where activities and events that contribute to the development and well-being of individuals, groups and the community can take place; providing financial assistance to support activities and events that contribute to the development and well-being of individuals, groups and the community.

Associated Marks: TMA593820 (CanWest Media Sales & Design), TMA594808 (CANWEST STUDIOS, A Can West Company & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1178757 (CNS CANWEST NEWS SERVICE & Design).

Action: Registered November 21, 2002. Renewal: November 21, 2017.

CANWESTGLOBAL.COM 1012374/TMA540938

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since at least November 1998.

Representative: PITBLADO

Services: Creation, production, scheduling and broadcasting

of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication or other means of telecommunications.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494574 (A CANWEST COMPANY DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540936 (CANWEST.COM), TMA540987 (GLOBALTV.COM), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA594808 (CANWEST STUDIOS, A Can West Company & Design), TMA597951 (GLOBALTV.COM & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design) 1178757 (CNS CANWEST NEWS SERVICE & Design), 1200719 (GLOBAL TV).

Action: Registered February 7, 2001. Renewal February 7, 2016.

CANWEST GLOBAL COMMUNICATIONS CORP. & Design 0786358/TMA458176

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since at least as early as February 15, 1995.

Representative: BUCHWALD ASPER GALLAGHER HENTELEFF

Services: (1) Management and consulting services on: regulatory and political matters; corporate tax strategy and planning; succession planning and executive compensation policies and administration; banking and financial relationships; television operational matters; public relations; corporate development in television business.

Associated Marks: TMA593820 (CanWest Media Sales & Design), TMA594808 (CANWEST STUDIOS, A Can West Company & Design).

Action: Registered May 24, 1996. Renewal: May 24, 2011.

CANWEST GLOBAL PLACE 1261549/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Used in CANADA since at least as early as June 01, 2005.

Representative: MCCARTHY TETRAULT LLP

Services: Operation and management and marketing of real estate projects comprising retail stores, restaurants, underground parking facilities, public meeting places, performance venues and recreational facilities and space for office and commercial purposes; marketing services, namely promoting the goods and services of others by developing and conducting advertising campaigns, conducting market research, development of marketing plans, development and placement of promotional materials, and development, implementation and management of events.

CANWEST GLOBAL SYSTEM 0705792/TMA423703

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since at least as early as April 1990.

Representative: SHAPIRO COHEN

Services: (1) Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunication services, namely the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the retransmission by radio waves, satellite, co-axial cable or fibre optic cable or other means of telecommunications.

Wares: (1) Prerecorded video tapes, film, cassettes and discs.

Associated Marks: TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494574 (A CANWEST COMPANY DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540936 (CANWEST.COM), TMA540938 (CANWESTGLOBAL.COM), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA594808 (CANWEST STUDIOS, A Can West Company & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1178757 (CNS CANWEST NEWS SERVICE & Design).

Action: Registered February 25, 1994. Renewal: February 25, 2009.

CANWEST MEDIAWORKS 1231129/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: MCCARTHY TETRAULT LLP

Wares: (1) Novelty and promotional items; clothing and headwear; printed publications; records, DVDs, videocassettes.

Services: (1) Entertainment services; the collection and dissemination of news and information; the creation and sale of data, text, photographs and video; telecommunication services; radio and television services, namely, radio and television broadcasting services, the operation of radio and television stations and radio and television programming services; printing and publishing services; Internet services; the operation of web sites; production and post-production services; book publishing services; licensing of television and other forms of media content; the publishing of newspapers in print, online or in electronic form.

Associated Marks: 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design).

CANWEST MEDIA SALES & Design 1106723/TMA593820

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed September 26, 2003.

Representative: Pamela Harrod

Services: Sale of advertising during television programs, promotion of television programs via events, television broadcasts and other multi-media services.

Wares: (1) Letterhead, business cards, promotional merchandise, namely sales kits, printed promotional material, sales aids, ad reprints, charts, calendars, forms, manuals, handbooks, instruction sheets, pads, tags, labels, stickers, decals, posters, signs, printed brochures, jackets, baseball caps, mugs, sweaters, t-shirts and golf balls.

Associated Marks: TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA458176 (CANWEST GLOBAL COMMUNICATIONS CORP. DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494574 (A CANWEST COMPANY DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN),TMA525690 (GLOBAL NEWS & DESIGN), TMA540936 (CANWEST.COM), TMA540938 (CANWESTGLOBAL.COM), TMA542137 (Crescent Design), TMA571081 (CANWEST GLOBAL & Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA592602 (CH VICTORIA ), TMA594808 (CANWEST STUDIOS, A Can West Company & Design), TMA595071 (TMA595071), TMA597951 (GLOBALTV.COM & Design), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1103310 (Lonestar & Design ( white on black) Abandoned), 1111694 (MYSTERY & Design Abandoned), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1178757 (CNS CANWEST NEWS SERVICE & Design).

Action: Registered November 4, 2003. Renewal: November 4, 2018.

CANWEST STUDIOS, A CanWest Company & Design 1087591/TMA594808

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since October 23, 2000.

Representative: Pamela Harrod

Services: Services relating to the creation, production, promotion, scheduling and broadcasting of messages and television programs; worldwide computer network; telecommunications services, namely, the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not; transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable.

Wares: (1) Pre-recorded video cassettes, video discs, audio tapes, compact discs, and motion picture films.

Associated Marks: TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA458176 (CANWEST GLOBAL COMMUNICATIONS CORP. DESIGN), TMA494574 (A CANWEST COMPANY DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA540936 (CANWEST.COM), TMA540938 (CANWESTGLOBAL.COM), TMA571081 (CANWEST GLOBAL & Design), TMA593820 (CanWest Media Sales & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1178757 (CNS CANWEST NEWS SERVICE & Design).

Action: Response to Examiner’s Report dated July 9, 2002, filed February 3, 2003. Registered November 14, 2003. Renewal: November 14, 2018.

CGBI & Design 1100966/TMA595071

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since April 09, 2001.

Representative: Pamela Harrod

Services: (1) Services relating to the creation, production, promotion, scheduling, licensing and broadcasting of messages and television programs and services relating to the promotion of messages and television programs, namely advertising and promoting the wares, services and television programs of others; worldwide computer network, namely the dissemination of information and the distribution of programs by means of a global computer network, and interactive electronic communication services; telecommunications services, namely, the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/or to the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable.

Associated Marks: TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN) TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN),TMA525690 (GLOBAL NEWS & DESIGN ), TMA542137 (Crescent Design ),TMA571081 (CANWEST GLOBAL & Design), TMA577254

(GLOBAL SPORTS & DESIGN), TMA592602 (CH VICTORIA), TMA593820 (CanWest Media Sales & Design ), TMA597951 (GLOBALTV.COM & Design), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN),TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1103310 (Lonestar & Design ( white on black) Abandoned), 1111694 (MYSTERY & Design Abandoned), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design).

Action: Registered November 19, 2003. Renewal: November 19, 2018.

CH & Design 1088379/TMA599739

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Proposed Use in CANADA.

Representative: Pamela Harrod

Services: Services relating to the creation, production, promotion, scheduling and broadcasting of messages and television programs; worldwide computer network; telecommunications services, namely, the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not; transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable.

Wares: (1) Pre-recorded video cassettes, pre-recorded video discs, pre-recorded audio tapes, pre-recorded compact discs, and motion picture films.

Associated Marks: TMA494573 (GLOBAL'S GOT IT DESIGN),TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN ),TMA504167 (GLOBAL TELEVISION NETWORK DESIGN ), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN ),TMA525690 (GLOBAL NEWS & DESIGN ), TMA542137 (Crescent Design ), TMA571081 (CANWEST GLOBAL & Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA592602 (CH VICTORIA), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA597951 (GLOBALTV.COM & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1111694 (MYSTERY & Design Abandoned), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1166558 (CH VANCOUVER ISLAND).

Action: Office Action Response required May 04, 2003. Registered January 16, 2004. Renewal: January 16, 2019.

CH NEWS 1166657/TMA618926

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Proposed Use in CANADA.

Representative: MCCARTHY TETRAULT LLP

Wares: (1) Labels, mobiles, posters, decals.

Services: (1) Collection, dissemination and presentation of news stories, feature articles, photographs and audio; telecommunications services, namely the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic to undertakings and/or the public for the reception thereof; operation of a television station, namely the creation, production, scheduling and broadcast of television programs; services relating to the creation, production, scheduling and broadcasting of messages and television programs and services relating to the promotion of messages and television programs, namely advertising and promoting the wares and services of others through the medium of television and by means of a global computer network and advertising and promoting third party television programs.

Associated Marks: 1166558 (CH VANCOUVER ISLAND)

Action: Registered September 8, 2004. Renewal: September 8, 2019.

CH VANCOUVER ISLAND 1166558/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Allowed

Date of Use: Used in CANADA since at least as early as September 05, 2001on services (2). Proposed Use in CANADA on wares and on services

Representative: Pamela Harrod

Wares: Pre-recorded video cassettes, pre-recorded video discs, pre-recorded audio tapes, pre-recorded compact discs and motion picture films; envelopes, labels, cameras, mobiles, sweat shirts, t-shirts, caps, jackets, posters, mugs, pins, buttons, shopping bags, sports bags, pens, pencils, calendars, notepads, address books, decals, drinking glasses, umbrellas, crests and towels.

Services: (1) Telecommunications services, namely the transmission of messages and television programs by radio waves or fibre optic to undertakings and/or the public for the reception thereof. (2) Worldwide computer network services, namely entertainment services, namely television programs provided via a worldwide computer network and interactive electronic communications services; operation of a television station, namely the creation, production, scheduling and broadcast of television programs; services relating to the creation, production, scheduling and broadcasting of messages and television programs and services relating to the promotion of messages and television programs, namely advertising and promoting the wares and services of others through the medium of television and by means of a global computer network and advertising and promoting third party television programs; and telecommunication services, namely the transmission of television programs by satellite and co-axial cable to undertakings and/or the public for the reception thereof.

Associated Marks: TMA592602 (CH VICTORIA), TMA599739 (CH & Design), TMA618926 (CH NEWS).

Action: Filed January 30, 2003. Convention priority filing required July 30, 2003.

CH VICTORIA 1116238/TMA592602

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since at least as early as September 01, 2001 on services (2). Proposed Use in CANADA on wares and on services.

Representative: McCarthy Tetrault LLP (Toronto)

Wares: Pre-recorded video cassettes, video discs, audio tapes, compact discs and motion picture films; envelopes, labels, cameras, mobiles, sweat shirts, t-shirts, caps, jackets,

posters, mugs, pins, buttons, shopping bags, sports bags, pens, pencils, calendars, notepads, address books, decals, drinking glasses, umbrellas, crests and towels.

Services: (1) Telecommunications services, namely the transmission of messages and television programs by radio waves or fibre optic to undertakings and/or the public for the reception thereof. (2) Worldwide computer network services; Operation of a television station; Services relating to the creation, production, promotion, scheduling and broadcasting of messages and television programs; and Telecommunications services, namely the transmission of television programs by satellite and co-axial cable to undertakings and/or the public for the reception thereof.

Associated Marks: TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA622021 (DEJAVIEW & Design), 1166558 (CH VANCOUVER ISLAND).

Action: Registered October 20, 2003. Renewal: October 20, 2018.

CHEK 0731767/TMA434493

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since December 31, 1956.

Representative: Pamela Harrod

Services: Operation of a television station.

Wares: (1) Envelopes, labels, cameras, mobiles, sweat shirts, T-shirts, caps, jackets, posters, mugs, pins, buttons, shopping bags, sports bags, pens, pencils, calendars, notepads, address books, decals, drinking glasses, umbrellas, crests, towels.

Associated Marks: TMA434494 (CHEK 6 & Design), TMA559716 (CHEKTV)

Action: Registered: October 14, 1994. Renewal: October 14, 2009.

CHEK 6 & Design 0731768/TMA434494

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 01, 1991 on services and wares.

Representative: Pamela Harrod

Services: Operation of a television station.

Wares: Envelopes, labels, cameras, mobiles, sweat shirts, T-shirts, caps, jackets, posters, mugs, pins, buttons, shopping bags, sports bags, pens, pencils, calendars, notepads, address books, decals, drinking glasses, umbrellas, crests, towels.

Associated Marks: TMA434493 (CHEK), TMA559716 (CHEKTV)

Actions: Registered: October 14, 1994. Renewal: October 14, 2009.

CHEK-TV DESIGN-HORIZONTAL (BLACK & WHITE) 0846538/TMA525607

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Declaration of Use filed February 15, 2000.

Representative: Pamela Harrod

Services: Television broadcasting services, telecommunications services and interactive electronic communications services; providing information and entertainment services and the like via the media of television, satellite, computer, telephone, audio, video, electronic mail, the Internet and other electronic media; production, distribution, recording and development of television programs, videotapes, CDs, CD-ROMS and computer disks.

Wares: (1) Pre-recorded video tapes, umbrellas; clothing and wearing apparel, namely t-shirts, jackets, sweatshirts, tank tops, hats, caps, scarves, shirts, vests, sport shirts, coats; printed matters, paper goods and stationery supplies, namely calendars, note paper, envelopes, greeting cards, announcement cards, Christmas cards, special occasion cards, note pads, writing paper, posters, pens, invitations, memo pads, thank-you notes, rulers, ball-point pens, rubber stamps, car stickers, periodicals, magazines and newspapers, prints, posters, gummed labels, decals, bumper stickers, crests, stickers, vinyl stickers, beach bags; souvenir items, namely, flags, banners, buttons, lapel pins, watches, mugs and towels.

Associated Marks: TMA525612 (Chek-TV Design – Vertical (Black & White)

Action: Registered: March 23, 2000. Renewal: March 23, 2015.

CHEK-TV DESIGN – VERTICAL (BLACK & WHITE) 0846540/TMA525612

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Declaration of Use filed February 15, 2000.

Representative: Pamela Harrod

Services: Television broadcasting services, telecommunications services and interactive electronic communications services; providing information and entertainment services and the like via the media of television, satellite, computer, telephone, audio, video, electronic mail, the Internet and other electronic media; production, distribution, recording and development of television programs, videotapes, CDs, CD-ROMS and computer disks.

Wares: (1) Pre-recorded video tapes, umbrellas; clothing and wearing apparel, namely t-shirts, jackets, sweatshirts, tank tops, hats, caps, scarves, shirts, vests, sport shirts, coats; printed matters, paper goods and stationery supplies, namely calendars, note paper, envelopes, greeting cards, announcement cards, Christmas cards, special occasion cards, note pads, writing paper, posters, pens, invitations, memo pads, thank-you notes, rulers, ball-point pens, rubber stamps, car stickers, periodicals, magazines and newspapers, prints, posters, gummed labels, decals, bumper stickers, crests, stickers, vinyl stickers, beach bags; souvenir items, namely, flags, banners, buttons, lapel pins, watches, mugs and towels.

Associated Marks: TMA525607 (Chek-TV Design – Horizontal (Black & White)

Action: Registered: March 23, 2000 Renewal: March 23, 2015

CHEKTV 1051398/TMA559716	Current Owner: CanWest MediaWorks Inc. Registered Owner: Global Communications Limited Status: Registered Date of Use: Used in CANADA since at least as early as

December 1956 on wares (1) and on services (1). Used in CANADA since at least as early as September 1999 on wares (2) and on services (2).

Representative: Robert D. McDonald (Miller Thomson LLP)

Wares: (1) Envelopes, labels, cameras, mobiles, sweat shirts, T-shirts, caps, jackets, posters, mugs, pins, buttons, shopping bags, sports bags, pens, pencils, calendars, notepads, address books, decals, drinking glasses, umbrellas, crests, towels. (2) Pre-recorded video tapes, umbrellas; clothing and wearing apparel, namely t-shirts, jackets, sweatshirts, tank tops, hats, caps, scarves, shirts, vests, sport shirts, coats; printed matters, namely periodicals, magazines and newspapers, prints, posters, gummed labels, decals, bumper stickers, crests, stickers, vinyl stickers, car stickers and beach bangs and calendars; paper goods, namely note paper, note pads and memo pads; stationery supplies, namely envelopes, greeting cards, announcement cards, Christmas cards, special occasion cards, writing paper, pens, invitations, thank-you notes, rulers, ball-point pens, rubber stamps; souvenir items, namely flags, banners, buttons, lapel pins, watches, mugs and towels.

Services: (1) Operation of a television station. (2) Television broadcasting services, telecommunications services and interactive electronic communications services; providing information and entertainment services and the like via the media of television, satellite, computer, telephone, audio, video, electronic mail, the Internet and other electronic media; production, distribution, recording and development of television programs, videotapes, CDs, CD-ROMS and computer disks; Internet services namely operation of an Internet web site; operation of a business dealing in the advertisement and operation of an Internet web site; dissemination of advertising via an online electronic communications network.

Associated Marks: TMA434493 (CHEK), TMA434494 (CHEK 6 & Design)

Action: Registered: March 26, 2002. Renewal: March 26, 2017.

CNS CANWEST NEWS SERVICE & Design 1178757/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Used in CANADA since at least as early as February 13, 2003 on wares (2) and on services (2). Proposed Use in CANADA on wares (1) and on services (1).

Representative: McCarthy Tétrault LLP (Toronto)

Services: (1) Broadcasting services, namely radio broadcasting services; radio services, namely creating, producing and recording radio programs, and related commentary and news segments, and broadcasting said programs, commentary and news segments on radio. (2) Providing high speed delivery of news and information, images and recording; wire service for delivery of news and information, images and recording; global communications network services, namely operating satellite and terrestrial communications networks; broadcasting services, namely television, cablevision, satellite and Internet broadcasting services; television and Internet services, namely creating, producing and recording television programs, and related commentary and news segments, and broadcasting said programs, commentary and news segments on television and the Internet; licensing of information and images to third parties.

Wares: (1) Pre-recorded compact discs, digital video discs and audio and video tapes; printed publications; clothing and novelty items. (2) Stationary, namely notebooks; clothing, namely shirts and sweaters and headwear, namely caps; novelty items, namely mugs and pens; briefcases.

Associated Marks: TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN) TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA494574 A CanWest Company DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA540936 (CANWEST.COM), TMA540938 (CANWESTGLOBAL.COM), TMA571081 (CANWEST GLOBAL & Design), TMA593820 (CanWest Media Sales & Design), TMA594808 (CANWEST STUDIOS, A Can West Company & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1180825 (REACHCANADA & DESIGN).

COOL AIR 1122640/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: Shapiro Cohen

Services: Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compact discs, DVDs.

Associated Marks: 1111006 (COOL TV), 1122636 (COOL PRODUCTIONS), 1122637 (COOL VIDEO), 1122638 (COOL MUSIC), 1122639 (COOL RECORDS), 1122641 (COOL RADIO), 1122642 (COOL BROADCASTING), 1149535 (COOL FM).

COOL BROADCASTING 1122642/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: Shapiro Cohen

Services: Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compact discs, DVDs.

Associated Marks: 1111006 (COOL TV), 1122636 (COOL PRODUCTIONS), 1122637 (COOL VIDEO), 1122638 (COOL MUSIC), 1122639 (COOL RECORDS) 1122640 (COOL AIR), 1122641 (COOL RADIO), 1149535 ( COOL FM).

COOL CONCERTS Common Law/ Not Registered	Current Owner: CanWest Global Communications Corp Status: Mark used common law.

COOL FM 1149535/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: Shapiro Cohen

Services: (1) Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compact discs, DVDs.

Associated Marks: 1111006 (COOL TV), 1122636 (COOL PRODUCTIONS), 1122637 (COOL VIDEO), 1122638 (COOL MUSIC), 1122639 (COOL RECORDS) 1122640 (COOL AIR), 1122641 (COOL RADIO), 1122642 (COOL BROADCASTING).

COOL MUSIC 1122638/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: Shapiro Cohen

Services: Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compac discs, DVDs.

Associated Marks: 1111006 (COOL TV), 1122636 (COOL PRODUCTIONS), 1122637 (COOL VIDEO), 1122639 (COOL RECORDS) 1122640 (COOL AIR), 1122641 (COOL RADIO), 1122642 (COOL BROADCASTING), 1149535 (COOL FM).

COOL PRODUCTIONS 1122636/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: Shapiro Cohen

Services: Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compact discs, DVDs.

Associated Marks: 1111006 (COOL TV), 1122637 (COOL VIDEO), 1122638 (COOL MUSIC), 1122639 (COOL

RECORDS) 1122640 (COOL AIR), 1122641 (COOL RADIO), 1122642 (COOL BROADCASTING), 1149535 (COOL FM).
COOL RADIO 1122641/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: Shapiro Cohen

Services: Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compact discs, DVDs.

Associated Marks: 1111006 (COOL TV), 1122636 (COOL PRODUCTIONS), 1122637 (COOL VIDEO), 1122638 (COOL MUSIC), 1122639 (COOL RECORDS) 1122640 (COOL AIR), 1122642 (COOL BROADCASTING), 1149535 (COOL FM).

COOL RECORDS 1122639/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: SHAPIRO COHEN

Services: Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compact discs, DVDs.

Associated Marks: 1111006 (COOL TV), 1122636 (COOL PRODUCTIONS), 1122637 (COOL VIDEO), 1122638 (COOL MUSIC), 1122640 (COOL AIR), 1122641 (COOL RADIO), 1122642 (COOL BROADCASTING), 1149535 (COOL FM).

COOL TV 1111006/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Opposed

Date of Use: Proposed Use in CANADA.

Representative: SHAPIRO COHEN

Services: Operation of a specialty television broadcasting service, multimedia services, namely broadcasting and distribution of television programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Pre-recorded video tapes, audio cassettes and compact discs not containing computer software.

Associated Marks: 1122636 (COOL PRODUCTIONS), 1122637 (COOL VIDEO), 1122638 (COOL MUSIC), 1122639 (COOL RECORDS) 1122640 (COOL AIR), 1122641 (COOL RADIO), 1122642 (COOL BROADCASTING) 1149535 (COOL FM), 1176443 (COOL TV & Design)

COOL TV (US Application) 78/305,313/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use:

Representative: Shapiro Cohen

Goods & Services: Pre-recorded video tapes, audio cassettes and compact discs, not containing computer software; operation of a specialty television broadcasting service, multimedia services, namely broadcasting and distribution of television programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

COOL TV & Design 1176443/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Opposed

Date of Use: Proposed Use in CANADA.

Representative: Shapiro Cohen

Services: (1) Operation of a specialty television broadcasting service, multimedia services, namely broadcasting and distribution of television programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Pre-recorded video tapes, pre-recorded audio cassettes and pre-recorded compact discs, not containing computer software.

Associated Marks: 1111006 (COOL TV)

COOL TV & Design (US Application) 78/305,298/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use:

Representative: Shapiro Cohen

Goods & Services: Pre-recorded video tapes, audio cassettes and compact discs, not containing computer software; operation of a specialty television broadcasting service, multimedia services, namely broadcasting and distribution of television programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

COOL VIDEO 1122637/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: SHAPIRO COHEN

Services: Broadcasting services including operation of a specialty television broadcasting service, multimedia services, including broadcasting and distribution of television, radio and Internet programming relating to jazz music, culture, music festivals, live performances, concerts, artist profiles, documentaries and interview programs.

Wares: (1) Video tapes, audio cassettes and compact discs, DVDs.

Associated Marks: 1111006 (COOL TV), 1122636 (COOL PRODUCTIONS), 1122638 (COOL MUSIC), 1122639 (COOL RECORDS), 1122640 (COOL AIR), 1122641 (COOL RADIO), 1122642 (COOL BROADCASTING), 1149535 (COOL FM).

CORPORATE PROFILE 0474575/TMA275030

Current Owner: The National Post Company

Status: Registered

Date of Use: Filed September 28, 1982

Representative: Blake, Cassels & Graydon LLP

Wares: Periodical publications.

Services: Provision of information services including summaries of current statistical data and corporate objectives with respect to various corporate bodies.

Associated Marks: TMA605755 (FP CORPORATE PROFILER).

Action: Registered December 17, 1982. Renewed: December 17, 1997. Renewal: December 17, 2012.

CRESCENT Design 1020694/TMA542137

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since September 1998.

Representative: Pamela Harrod

Services: Services relating to the creation, production, promotion, scheduling and broadcasting of messages and television programs; worldwide computer network; telecommunications services, namely, the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not; transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial or fibre optic cable.

Wares: (1) Pre-recorded video cassettes, video discs, audio tapes and compact discs, and motion picture films.

Associated Marks: TMA494573 (GLOBAL’S GOT IT DESIGN),TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN), TMA525690 (GLOBAL NEWS & DESIGN), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1103310 (Lonestar & Design (white on black) Abandoned), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design).

Action: Registered March 9, 2001. Renewal March 9, 2016.

DATA-SPEED 0482695/TMA273736

Current Owner: The National Post Company

Status: Registered

Date of Use: Used in CANADA since at least as early as June 28, 1974.

Representative: Blake, Cassels & Graydon LLP

Services: Portfolio evaluation services.

Action: Registered November 12, 1982. Renewed: November 12, 1997. Renewal: November 12, 2012.

DECISION MAKER 0720575/TMA442270

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed March 30, 1995.

Representative: Blake, Cassels & Graydon LLP

Wares: (1) Interactive advertising information for businesses provided through the medium of a computer disc.

Action: Registered April 28, 1995. Renewal: April 28, 2010.

DEJAVIEW & Design 1111697/TMA622021

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed September 03, 2004.

Representative: SHAPIRO COHEN

Services: Operation of a specialty television broadcasting service, multimedia services, namely exploring classic television programming, culture and history.

Wares: (1) Pre-recorded video tapes.

Associated Marks: TMA494573 (GLOBAL’S GOT IT DESIGN),TMA494576 (GLOBAL DESIGN), TMA495529

(GLOBAL A CANWEST COMPANY & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN), TMA525690 (GLOBAL NEWS & DESIGN), TMA542137 (Crescent Design), TMA571081 (CANWEST GLOBAL & Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA592602 (CH VICTORIA), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA597951 (GLOBALTV.COM & Design), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), 1103310 (Lonestar & Design ( white on black) Abandoned), 1111694 (MYSTERY & Design Abandoned), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design).

Action: May 8, 2003, Response required to the Official Action dated July 8, 2002. Registered October 6, 2004. Renewal: October 6, 2019.

DOT.SPOTS 1055249/TMA567760/Registered

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since March 28, 2000.

Representative: Pamela Harrod

Services: Supply to third parties of air time slots to advertise third parties’ on-line business, via applicant's television broadcasting service.

Action: Registered September 20, 2002. Renewal: September 20, 2017.

EVERY CEO STARTS WITH ABC 1129822/TMA594376

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as November 1997 on wares (2). Used in CANADA since at least as early as October 04, 1999 on wares (3). Used in CANADA since at least as early as October 19, 1999 on wares (4). Used in CANADA since at least as early as October 25, 1999 on wares (5). Used in CANADA since at least as early as March 03, 2000 on wares (6). Used in CANADA since at least as early as September 11, 2000 on wares (7) Used in CANADA since at least as early as October 10, 2000 on wares (8). Used in CANADA since at least as early as April 17, 2001 on wares (9). Used in CANADA since at least as early as September 01, 2001 on wares (10). Used in CANADA since at least as early as September 10, 2001 on wares (11). Used in CANADA since at least as early as September 13, 2001 on wares (12). Used in CANADA since at least as early as October 04, 2001 on wares (13). Used in CANADA since at least as early as October 05, 2001 on wares (14). Used in CANADA since at least as early as October 02, 2000 on services. Proposed Use in CANADA on wares (1).

Representative: McCarthy Tetrault

Services: Fundraising activities aimed at raising funds to support children’s literacy programs and promotional events aimed at increasing awareness of the importance of early childhood literacy.

Wares: (1) Printed materials, namely newsletters, reports and programs and clothing, namely aprons. (2) Clothing, namely t-shirts. (3) Novelty items, namely stickers. (4)

Clothing, namely baseball hats and novelty items, namely buttons. (5) Printed materials, namely posters and brochures. (6) Printed materials, namely sponsor kits. (7) Novelty items, namely bookmarks. (8) Novelty items, namely banners and balloons. (9) Printed materials, namely pledge forms. (10) Printed materials, namely invitations and novelty items, namely coinboxes. (11) Printed materials, namely teacher resource kits. (12) Novelty items, namely door hangers. (13) Novelty items, namely night lights. (14) Printed materials, namely direct mail kits.

Action: Registered: November 10, 2003. Renewal: November 10, 2018.

FINANCIAL POST INVESTMENT REPORTS 0719226/TMA431471

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed July 05, 1994..

Representative: Blake, Cassels & Graydon LLP

Wares: Investment information records, tables, charts and data; computer investment data and records.

Services: Collection, correlation, distribution and publication of investment information; collection, correlation, distribution and publication of investment information as computer input and output.

Associated Marks: TMA191246 (THE FINANCIAL POST).

Action: Registered August 5, 1994. Renewal: August 5, 2009.

FP ANALYST 0769106/TMA454375

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed December 21, 1995.

Representative: Blake, Cassels & Graydon LLP

Wares: Data software package.

Associated Marks: TMA343353 (FP ONLINE), TMA550773 (FP CORPORATE ANALYZER), TMA605755 (FP CORPORATE PROFILER).

Action: Registered February 16, 1996. Renewal: February 16, 2011.

FP CORPORATE ANALYZER 1013400/ TMA550773

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed August 28, 2001.

Representative: Blake, Cassels & Graydon LLP

Wares: Database containing information of interest to investors respecting publicly-traded companies, which information is accessible electronically, via the Internet and online; and computer software for analyzing and manipulating information respecting publicly-traded companies that is made available electronically, via the Internet and online, and permitting the user to create portfolios based on indices contained in the information or based on the user's own defined groups.

Services: Provision of information of interest to investors respecting publicly-traded companies, which information is made available electronically, via the Internet and online; and the provision of search capabilities relating to such information.

Associated Marks: TMA454375 (FP ANALYST), TMA605755 (FP CORPORATE PROFILER).

Action: Registered September 13, 2001. Renewal Date September 13, 2016.

FP CORPORATE PROFILER 1013399/TMA605755

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed February 24, 2004.

Representative: Blake, Cassels & Graydon LLP

Wares: Database containing information of interest to investors respecting publicly-traded companies, which information is accessible electronically, via the Internet and online; and computer software for analyzing and manipulating information respecting publicly-traded companies that is made available electronically, via the Internet and online, and permitting the user to create portfolios based on indices contained in the information or based on the user's own defined groups.

Services: Provision of information of interest to investors respecting publicly traded companies, which information is made available electronically, via the Internet and online; and the provision of search capabilities relating to such information.

Associated Marks: TMA275030 (CORPORATE PROFILE), TMA343353 (FP ONLINE), TMA454375 (FP ANALYST), TMA550773 (FP CORPORATE ANALYZER).

Action: Registered March 19, 2004. Renewal: March 19, 2019.

FP ONLINE 0576576/TMA343353

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed June 03, 1988.

Representative: Blake, Cassels & Graydon LLP

Services: Dissemination of information electronically.

Associated Marks: TMA454375 (FP ANALYST), TMA605755 (FP CORPORATE PROFILER).

Action: Registered August 5, 1998. Renewed: August 5, 2003. Renewal: August 5, 2018.

FPX 0823106/TMA499943	Current Owner: The National Post Company Status: Registered Date of Use: Declaration of Use filed August 17, 1998. Representative: Blake, Cassels & Graydon LLP

Services: Provision of an equities index which tracks a broad range of Canadian stocks on North American exchanges. Action: Registered September 1, 1998. Renewal: September 1, 2013.

G Design 0730724/TMA445797

Current Owner: Canwest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since June 20, 1974.

Representative: BUCHWALD ASPER GALLAGHER HENTELEFF

Services: (1) Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunication services namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; to undertakings and/or the public for the reception thereof and the retransmission by radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications.

Wares: (1) Pre-recorded video tapes, film, cassettes and disks.

Action: Registered August 4, 1995. Renewal: August 4 2005.

G3 1207650/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Advertised

Date of Use: Used in CANADA since at least as early as February 11, 2004 on wares (2). Proposed Use in CANADA on wares (1) and on services.

Representative: McCarthy Tetrault LLP

Services: (1) Development, production, recording, broadcast and distribution of programs for television.

Wares: (1) Magazine sections; pre-recorded audio and video discs and cassettes; clothing, namely golf shirts, polo shirts, caps, jackets, fleece wear and raingear; and promotional and novelty items, namely pens, paper weights, mugs, paper clips, picture frames, calendars, umbrellas and golf balls. (2) Printed and on-line publications, namely newspaper sections.

GENERATION NEXT Common law mark	Current Owner: CanWest MediaWorks Inc. Registered Owner: Global Communications Limited Status: Mark used at Common Law

GLOBAL Design 0848417/TMA494576

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed May 04, 1998.

Representative: Pamela Harrod

Services: Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunication services namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications.

Wares: (1) Pre-recorded video tapes, films, cassettes and disks.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA459792 (KID'S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN) TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA542137 (Crescent Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1200719 (GLOBAL TV).

Action: Registered May 14, 1998. Renewal: May 14, 2013.

GLOBAL A CANWEST COMPANY & Design 0849760/TMA495529

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed May 25, 1998.

Representative: Pamela Harrod

Services: Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunications services, namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications.

Wares: (1) Pre-recorded video tapes, film, cassettes and disks.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL'S GOT IT), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494573 (GLOBAL'S GOT IT DESIGN), TMA494574 (A CANWEST COMPANY DESIGN), TMA494576 (GLOBAL DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN) TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL'S GOT YOU COVERED), TMA540936 (CANWEST.COM), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA542137 (Crescent Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA594808 (CANWEST STUDIOS, A Can West Company & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1178757 (CNS CANWEST NEWS SERVICE & Design).

Action: Registered May 29, 1998. Renewal: May 29, 2013.

GLOBAL NEWS & Design 0869570/TMA525690

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since September 01, 1997.

Representative: Pamela Harrod

Services: Services relating to the creation, production, scheduling and broadcasting of messages and television programs; telecommunications services, namely, the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not; transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable.

Wares: (1) Pre-recorded video cassettes, video discs, audio tapes and compact discs, and motion picture films.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT), TMA459792 (KID'S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN), TMA520607 (GLOBAL Q & A), TMA529736 (GLOBAL'S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA542137 (Crescent Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design),TMA622021 (DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design).

Action: Registered March 23, 2000. Renewal: March 23, 2015.

GLOBAL Q & A 0865308/TMA520607

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since September 14, 1997.

Representative: Pamela Harrod

Services: Services relating to the creation, production, scheduling and broadcasting of messages and television programs; telecommunications services, namely, the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not; transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable.

Wares: (1) Pre-recorded video cassettes, video discs, audio tapes and compact discs and motion picture films.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL'S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA577254 (GLOBAL SPORTS &

DESIGN).
Action: Registered December 15, 1999. Renewal: December 15, 2014.

GLOBAL SKYTRACKER & Design Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

GLOBAL SPORTS & Design 1053439/TMA577254

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Proposed Use in CANADA.

Representative: Pamela Harrod

Services: Services relating to the creation, production, promotion, scheduling and broadcasting of messages and television programs; distribution of video-cassettes; multimedia services, namely providing audio and video information and television programs via a global communications network; telecommunications services, namely, transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/or the public for the reception thereof, and the retransmission of radio waves, satellite, co-axial cable or fibre optic cable.

Action: Registered March 11, 2003. Renewal Date: March 11, 2018.

GLOBAL TELEVISION NETWORK & DESIGN 0369988/TMA200674

Current Owner: Canwest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed July 10, 1974.

Representative: BUCHWALD ASPER GALLAGHER HENTELEFF

Services: (1) Operation of a television network, including the creation, production and telecast of programming of every nature and description for broadcast purposes.

Wares: (1) Films, video tapes, discs and cassettes.

Associated Marks: TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA577254 (GLOBAL SPORTS & DESIGN), 1200719 (GLOBAL TV).

Action: Registered July 19, 1974. Renewed: July 19, 1989. Renewal Notice sent August 11, 2004.

GLOBAL TELEVISION NETWORK Design 0848418/TMA504718

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed November 18, 1998.

Representative: Pamela Harrod

Services: Creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunications services, namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications as defined under the Telecommunications Act (Canada), S.C. 1993, c.38 as amended, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications as defined under the Telecommunications Act (Canada), S.C. 1993, c.38 as amended.

Wares: (1) Pre-recorded video tapes, film, cassettes and disks.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT), TMA459792 (KID'S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN) TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA542137 (Crescent Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1200719 (GLOBAL TV).

Action: Registered November 27, 1998. Renewal: November 27, 2013.

GLOBAL TELEVISION NETWORK Design 0848418/TMA504718

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed November 18, 1998.

Representative: Pamela Harrod

Services: Creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunications services, namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications as defined under the Telecommunications Act (Canada), S.C. 1993, c.38 as amended, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications as defined under the Telecommunications Act (Canada), S.C. 1993, c.38 as amended.

Wares: (1) Pre-recorded video tapes, film, cassettes and disks.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN) TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA542137 (Crescent Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1200719 (GLOBAL TV).

Action: Registered November 27, 1998. Renewal: November 27, 2013.

GLOBAL TV 1200719/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Formalized

Date of Use: Used in CANADA since at least as early as 1975 on services. Proposed Use in CANADA on wares.

Representative: McCarthy Tétrault

Wares: Pre-recorded video tapes, film, cassettes and discs.

Services: Creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunications services, namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications as defined under the

Telecommunications Act transmission or messages and programs of every kind by radio waves, satellite, co-axial cable, fibre-optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the retransmission of radio waves, satellite, co-axial cable or fibre-optic cable or other means of telecommunications as defined under the Telecommunications Act.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494576 (GLOBAL DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA597951 (GLOBALTV.COM & Design).

GLOBAL’S GOT IT 0741688/TMA441499

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since at least as early as November 1991.

Representative: Buchwald Asper Gallagher Henteleff

Services: Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunication services, namely the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre-optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre-optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the retransmission by radio waves, satellite, co-axial cable or fibre-optic cable or other means of telecommunications.

Wares: (1) Pre-recorded video tapes, film, cassettes and discs.

Associated Marks: TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA577254 (GLOBAL SPORTS & DESIGN).

Action: Registered March 31, 1995. Renewal: March 31, 2010.

GLOBAL’S GOT IT Design 0848415/TMA494573

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed May 04, 1998.

Representative: Pamela Harrod

Services: Services relating to the creation, production,

scheduling and broadcasting of messages and programs of every kind; telecommunication services namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications.

Wares: (1) Pre-recorded video tapes, films, cassettes and disks.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN) TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA542137 (Crescent Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design).

Action: Registered May 14, 1998. Renewal: May 14, 2013.

GLOBAL’S GOT YOU COVERED 0865006/TMA529736

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed May 30, 2000.

Representative: Pamela Harrod

Services: Services relating to the creation, production, scheduling and broadcasting of messages and television programs; telecommunications services, namely, the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not; transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable.

Wares: (1) Pre-recorded video cassettes, video discs, audio tapes and compact discs and motion picture films.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT),

TMA459792 (), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA577254 (GLOBAL SPORTS & DESIGN).

Action: Registered June 23, 2000. Renewal: June 23, 2015.

GLOBALTV.COM 1012373/TMA540987

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since at least August 1995.

Representative: PAMELA HARROD

Services: Creation, production, scheduling and broadcasting of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, fibre optic interactive computer communication or other means of telecommunications.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA441499 (GLOBAL’S GOT IT ), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED),TMA540938 (CANWESTGLOBAL.COM), TMA577254 (GLOBAL SPORTS & DESIGN), TMA597951 (GLOBALTV.COM & Design), 1200719 (GLOBAL TV).

Action: Registered February 8, 2001. Renewal: February 8, 2016.

GLOBALTV.COM & Design 1063803/TMA597951

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since November 15, 1999.

Representative: Pamela Harrod

Services: (1) Creation, production, scheduling and broadcasting of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication, or other means of telecommunications, whether encrypted or not, to undertaking and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, fibre optic cable, interactive computer communication or other means of telecommunications.

Associated Marks: TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304 (SPECIALTV & DESIGN), TMA622021 (DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1200719 (GLOBAL TV).

Action: Registered December 17, 2003. Renewal: December 17, 2018.

GOLD TRAILS & GHOST TOWNS & Design 0661992/TMA398223

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 24, 1987.

Representative: Pamela Harrod

Services: Operation of a Television Station.

Action: Registered: May 15, 1992. Renewal: May 15, 2007.

GO! 1145544/TMA608614

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 3, 2001 on wares. Used in CANADA since April, 2002 on services (1). Used in CANADA since September 5, 2001 on services (2). Used in CANADA since September 3, 2001 on services (3) and (4). Used in CANADA since May 31, 2001 on services (5) and (6). Declaration of Use filed April 05, 2004 on services (7).

Representative: McCarthy Tétrault

Wares: (1) Pre-recorded audio and video discs and cassettes. (2) Clothing, namely golf shirts, polo shirts, caps, jackets, fleecewear, namely vests, sweaters and pull-overs; raingear, namely rain jackets and rain hats; and promotional and novelty items, namely pens, paper weights, mugs, paper clips, picture frames, calendars, umbrellas and golf balls.

Services: (1) Computer services, namely providing information in the field of the arts, entertainment and lifestyle by means of a global computer network. (2) Advertising services, namely advertising the wares and services of others through the medium of television and by means of a global computer network. (3) Ongoing television program; telecommunication services and entertainment services, namely the development, production, recording, broadcast and distribution of programs for television and computers. (4) Staging sporting and cultural events and sponsoring charities and events held by others. (5) Newspaper section, namely a newspaper section including information in the field of the arts, entertainment and lifestyle. (6) Advertising services, namely advertising the wares and services of others through the medium of a newspaper section. (7) Interactive electronic communication services, namely the operation of an Internet website, electronic transmission of messages and data via electronic mail, the Internet and the Intranet. Action: Registered: April 27, 2004. Renewal: April 27, 2019.

HEALTH MATTERS Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

HIP-HOPTOBERFEST 1225781/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: MCCARTHY TETRAULT LLP

Services: (1) Entertainment services, namely the sponsorship of live musical performances; production and performance of festival-type festivities.

Wares: (1) Clothing, promotional items and novelty items; lanyards, posters and beer mugs.

HOME CHECK WITH SHELL BUSEY & Design 0894841/TMA529557

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as September 1995 on wares (1). Used in CANADA since at least as early as September 09, 1995 on services. Declaration of Use filed May 29, 2000 on wares (2).

Representative: Robert D. McDonald (MILLER THOMSON LLP)

Services: Television Broadcasting

Wares: (1) Pre-recorded video tapes; video box covers; wearing apparel, namely suspenders, hats, caps, vests; printed matters and paper goods, namely point of purchase displays in retail stores, information sheets, calendars, magazines, newspapers, pamphlets, letterhead, envelopes, business cards; stickers; car stickers; decals; vinyl stickers; pressure-sensitive labels; bumper stickers; crests; ornamental novelty pins; lapel pins; rulers; measuring tapes. (2) Printed matters, paper goods and stationery supplies, namely, writing paper.

Action: Registered: June 20, 2000. Renewal: June 20, 2015.

INFOPOST 0451317/TMA257626

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed February 04, 1981.

Representative: Blake, Cassels & Graydon LLP

Wares: Periodical publications.

Action: Registered April 10, 1981. Renewed: April 10, 1996. Renewal: April 10, 2011.

IT STARTS HERE 1263844

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: November 2004 on ware (1) and services

Representative: Shapiro Cohen

Wares: (1) Newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form; promotional items, namely, shirts, hats, golf balls, golf towels. (2) Promotional items, namely, umbrellas, sports bags, tote bags, pens, pencils, notepads, keychains, rulers, mouse pads, stickers, newspaper

Services: Publication services, namely publication of newspapers and periodical publications, namely magazines and magazine supplements, inprint, electronically or in on-line form; advertising services by way of newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form; classified advertising services and display advertising services; publication of advertising via the Internet and on-line; provision of news and information, namely financial, political, entertainment, sports, tourism, travel, weather, all made available by means of a global computer network and via electronic databases.

IT’S OURS 0831183/TMA495994

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 01, 1994 on services. Declaration of Use filed May 19, 1998 on wares.

Representative: Pamela Harrod

Wares: Pre-recorded video tapes, umbrellas; clothing and wearing apparel namely, t-shirts, aprons, jackets, sweatshirts, tank tops, hats, caps, shirts, sport shirts, turtlenecks, coats; printed guides, printed forms, printed invitations, printed labels, printed plans, printed tables, printed awards, printed emblems, magazines, and stationery supplies, namely calendars, agendas, binders, note paper, envelopes, greeting cards, Christmas cards, special occasion cards, note pads, posters, post cards, clip boards, pens, pencils, diaries, thank-you notes, ball-point pens, rubber stamps, car stickers, key tags, luggage tags, decals, crests, stickers; luggage and accessories, namely tote bags, athletic bags, attaché cases, key chains, portfolios; souvenir items, namely lapel pins, insulated beverage containers, cups and mugs.

Services: Television broadcasting services, telecommunications services and interactive electronic communications services, namely production, distribution, recording and development of television programs, television commercials and promotional concepts.

Associated Marks:

Action: Registered: June 12, 1998. Renewal: June 12, 2013.

ITV 0802883/TMA467002

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 01, 1974.

Representative: McCarthy Tetrault LLP

Services: Operation of a television station.

Associated Marks: TMA286066 (ITV Design), TMA490099 (ITV & Design)

Action: Registered: December 3, 1996. Renewal: December 3, 2011.

ITV & DESIGN 0499021/TMA286066

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since August 1982.

Representative: McCarthy Tetrault LLP

Wares: Films, video discs and cassettes, records, video tapes and audio tapes.

Services: Television programs, radio programs, cable

television, and animation production.

Associated Marks: TMA467002 (ITV), TMA490099 (ITV & Design)

Action: Registered: December 23, 1983. Renewed: December 23, 1998. Next Renewal Date: December 23, 2013.

ITV & DESIGN 0801944/TMA490099

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since July 01, 1994 on services. Declaration of Use filed September 18, 1997 on wares.

Representative: McCarthy Tetrault LLP

Wares: Pre-recorded video tapes, umbrellas; clothing and wearing apparel, namely, t-shirts, aprons, jackets, sweatshirts, caps, shirts, sweaters, sport shirts, turtlenecks, coats; stationary supplies, namely, calendars, binders, note paper, envelopes, greeting cards, Christmas cards, note pads, posters, post cards, clip boards, pens, pencils, diaries, invitations, memo pads, rubber stamps, car stickers, souvenir books, magazines and newspapers, posters, paintings, tags, gummed labels, decals, bumper stickers, crests, heated-sealed badges, stickers; luggage and accessories, namely, tote bags, athletic bags, shoulder bags, key chains, portfolios; souvenir items, namely, banners, lapel pins, watches, insulated beverage containers, glassware, mugs.

Services: Television broadcasting.

Associated Marks: TMA286066 (ITV & Design), TMA467002 (ITV)

Action: Registered: February 17, 1998. Renewal: February 17, 2013.

ITV DESIGN 0499021/TMA286066

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since August 1982.

Representative: McCarthy Tetrault LLP

Services: Television programs, radio programs, cable television, and animation production.

Wares: (1) Films, video discs and cassettes, records, video tapes and audio tapes.

Associated Marks: TMA467002 (ITV), TMA490099 (ITV & DESIGN).

Action: Registered December 23, 1983. Renewed: December 23, 1998. Renewal: December 23, 2013. Old Mark

KNOW YOUR STUFF Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

KTV & Design 0857551/TMA499913

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since September 01, 1997.

Representative: Pamela Harrod

Services: Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunications services, namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications.

Wares: (1) Pre-recorded video tapes, film, cassettes and disks.

Associated Marks: TMA200674 (GLOBAL TELEVISION NETWORK & DESIGN), TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA426461 (MEMBER OF THE CANWEST GLOBAL SYSTEM), TMA441499 (GLOBAL’S GOT IT), TMA458613 (KID’S TV & DESIGN), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN), TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540938 (CANWESTGLOBAL.COM), TMA540987 (GLOBALTV.COM), TMA577254 (GLOBAL SPORTS & DESIGN), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1200719 (GLOBAL TV).

Action: Registered September 1, 1998. Renewal: September 1, 2013.

LIRE, C’EST GRANDIR 1173212/TMA614168

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as August 2002.

Representative: McCarthy Tetrault LLP

Wares: (1) Printed materials, namely newsletters, reports, programs, posters, brochures, pledge forms, invitations, teacher resource kits and school kit boxes, sponsor kits, namely mailings and information packages to inform sponsors and potential sponsors about the importance of early childhood literacy and about opportunities to donate time and/or money or otherwise support activities regarding early childhood literacy, direct mail kits, namely mailings and information packages to raise awareness about the importance of early childhood literacy and means of promoting early childhood literacy; stationery, namely letterhead, envelopes and business cards clothing, namely jackets, aprons, t-shirts and baseball hats; novelty items, namely stickers, buttons, bookmarks, banners, balloons, coinboxes, door hangers and night lights; lunch bags and fabric carryalls; binders.

Services: (1) Fundraising activities aimed at raising funds to support children’s literacy programs and promotional events aimed at increasing awareness of the importance of early childhood literacy.

Associated Marks: TMA613948 (Raise a Reader/Lire, c’est grandir & Design)

Action: Registered: July 6, 2004. Renewal: July 6, 2019.

Lonestar 1171535/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Searched

Date of Use: Used in CANADA since at least as early as August 2001.

Representative: McCarthy Tétrault LLP (Toronto)

Services: (1) Operation of television specialty programming service featuring programs relating to “popcorn” action and adventure films and series, classic westerns, rodeo and western horse shows; the production and distribution of programs in the form of pre-recorded video tapes, pre-recorded audio cassettes and pre-recorded compact discs and CD-ROMs and other multimedia formats.

Associated Marks: 1103310 (Lonestar & Design (white on black), Abandoned).

Action:

MECHANIC AT LARGE 0734307/TMA431307

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since August 1985.

Representative: Pamela Harrod

Services: Operation of a television station.

Action: Registered: July 29, 1994. Renewal: July 29, 2009.

MEMBER OF THE CANWEST GLOBAL SYSTEM 0705791/TMA426461

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Used in CANADA since at least as early as April 1990.

Representative: Shapiro Cohen

Services: Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunication services, namely the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the retransmission by radio waves, satellite, co-axial cable or fibre optic cable or other means of telecommunications.

Wares: (1) Prerecorded video tapes, film, cassettes and discs.

Associated Marks: TMA423703 (CANWEST GLOBAL SYSTEM), TMA426460 (CGS CANWEST GLOBAL SYSTEM DESIGN), TMA441499 (GLOBAL’S GOT IT), TMA459792 (KID’S GLOBAL TV & DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494574 (A CANWEST COMPANY DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA520607 (GLOBAL Q & A), TMA525690 (GLOBAL NEWS & DESIGN), TMA529736 (GLOBAL’S GOT YOU COVERED), TMA540936 (CANWEST.COM), TMA540938 (CANWESTGLOBAL.COM), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales

& Design), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1178757 (CNS CANWEST NEWS SERVICE & Design). Action: Registered April 22, 1994. Renewal: April 22, 2009.

MONEY WISE 1122217/TMA621144

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed August 17, 2004.

Representative: McCarthy Tetrault

Services: Television programs featuring financial and consumer news and information; Services relating to the creation, production, scheduling and broadcasting of programs featuring consumer news and information; News distribution services namely gathering and dissemination of financial and consumer news and information; Information, entertainment and telecommunication services namely television programming, broadcasting and production services, wireless transmission and broadcasting of television programs featuring financial and consumer news and information; Cable, satellite and direct to home transmission and distribution through computer networks and video servers of television programs featuring financial and consumer news and information.

Associated Marks: TMA372271 (MONEYWISE MONEYPLANNER).

Action: Revised application filed March 5, 2003 in response to official action dated January 22, 2003. Registered September 30, 2004. Renewal: September 30, 2019.

MONEYWISE MONEY PLANNER 0606250/TMA372271

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed January 12, 1990.

Representative: Blakes Cassels & Graydon LLP

Wares: Computer software and a periodical publication.

Associated Marks: TMA621144 (MONEY WISE).

Action: Registered August 24, 1990. Renewal: August 24, 2005.

MVP MOBILE VIDEO PRODUCTIONS & Design 1206224/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Advertised

Date of Use: Proposed Use in CANADA

Wares: (1) letterhead envelopes; business cards; invoices; decals; brochures; screens and embroidery; pens, pencils, camera stickers, golf balls, shirts, jackets, collapsible chairs, fleece clothing, baseball caps, briefcase bags, lunch bags, mugs, pass holders

Services: (1) mobile special event television production services; website overhaul.

NATIONAL POST 0876463/TMA528677

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed May 05, 2000.

Representative: Blakes Cassels & Graydon LLP

Wares: Newspapers, magazines and periodical publications to be distributed from time to time either together with one or more newspapers, or as a separate publication in print, electronically or both.

Services: Advertising services by way of newspapers, magazines and periodical publications to be distributed from time to time either together with one or more newspapers, or as a separate publication in print, electronically or both; providing information transmitted electronically. Action: Registered May 31st 2000. Renewal Date: May 31, 2015.
NATIONAL POST. A BETTER READ. 1257028/Not Registered

Current Owner: The National Post Company

Status: Searched

Date of Use: Used in CANADA since at least as early as April 2005.

Representative: McCarthy Tetrault LLP

Wares: Newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form.

Services: Publication services, namely publication of newspapers and periodical publications, namely magazines and magazine supplements, in print, electronically or in on-line form; advertising services by way of newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form; classified advertising services and display advertising services; publication of advertising via the Internet and on-line; provision of news and information, namely financial, political, entertainment, sports, tourism, travel, weather, all made available by means of a global computer network and via electronic databases.

NEW HOME SEARCH Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

NIGHTLIFE & Design Common Law Mark (Background shadow picture of a city in the evening with the words, “Nightlife” displayed thereon.)	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

ON THE MONEY Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

OTTAWA INSIDE OUT 1173398/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Television Network Inc.

Status: Allowed

Date of Use: Used in CANADA since at least as early as March 2003 on services (2).

Proposed Use in CANADA on wares and on services.

Representative: MCCARTHY TETRAULT LLP

Services: (1) Online services, namely providing a website featuring audio and video signal streaming in respect of a television program, namely a public affairs program focusing on federal politics and the Canadian capital region. (2) Television program, namely a public affairs program focusing on federal politics and the Canadian capital region; services relating to the creation, production, scheduling and broadcasting of a program, namely a public affairs program focusing on federal politics and the Canadian capital region;
information, entertainment and telecommunications services namely television programming, broadcasting and production services, wireless transmission and broadcasting of a television program, namely a public affairs program focusing on federal politics and the Canadian capital region; distribution through computer networks of interview transcripts from and information related to a television program, namely a public affairs program focusing on federal politics and the Canadian capital region.

Wares: (1) Pre-recorded video tapes, pre-recorded cassettes and pre-recorded compact discs regarding a public affairs program focusing on federal politics and the Canadian capital region; clothing, namely sleepwear, socks, shorts, pants, suits, blazers, dresses, skirts, shirts, hats, aprons, jackets, vests, sweaters, pullovers, gloves; novelty items, namely pens, pencils, pen holders, desk sets, letter openers, rulers, mouse pads, note pads, memo cubes, note stickers, name tags, bookmarks, calendars, refrigerator magnets, memo boards, key chains, key fobs, key tags, money clips, luggage tags, mirrors, buttons, pins, tie clips, cuff links, jewellery boxes, wooden boxes, candle holders, scarves, lighters, clocks, calculators, ice scrapers, flashlights, pocket knives, oven mitts, mugs, beer steins, bottle openers, drink holders, bottles and flasks for wine, water, liquor and other beverages, coolers, lunch boxes, patio umbrellas, balloons, stickers, banners, flags, decals, posters, plaques, trophies, plastic bags, cloth bags, fabric carryalls, beach towels, beach mats, binoculars, beach balls, flyer discs, board games, jigsaw puzzles, bath toys, golf balls, golf tees, playing cards.

PRIME & Design 0864825/TMA510018

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed March 25, 1999.

Representative: Pamela Harrod

Services: Creation, production, scheduling and broadcasting of messages and programs of every kind;-telecommunications services, namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications as defined under the Telecommunications Act (Canada), s.c. 1993, c.38 as amended, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications as defined under the Telecommunications Act (Canada), s.c.1993, c.38 as amended.

Wares: (1) Pre-recorded video tapes, films, cassettes and disks.

Associated Marks: TMA482678 (PRIMETV DESIGN), TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA499913 (KTV & DESIGN),

TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL
TELEVISION NETWORK DESIGN), TMA525690 (GLOBAL NEWS & DESIGN),
TMA542137 (Crescent Design), TMA593820 (CanWest Media Sales & Design),
TMA595071 (CGBI & DESIGN), TMA599739 (CH & Design), TMA601304
(SPECIALTV & DESIGN), TMA612193 (Canal Horizon & Design), TMA622021
(DEJAVIEW & Design), 1154137 (CANWEST MEDIA SALES FIRST CALL &
Crescent Design).

Action: Registered March 25, 1999. Renewal: March 25, 2014.

PRIME & Design (US Application) 75/410322/

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use:

Representative: Pamela Harrod

Services: Prerecorded videotapes, audiocassettes and compact discs all featuring television programming; motion picture films featuring general entertainment.

Action: Application has been published for opposition.

PRIME TIME PAYS 1016982/TMA555606

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as September 1998.

Representative: Miller Thomson LLP

Services: Promoting viewership of television programs and stations through a promotional contest and the distribution of related television, radio and print advertising; conducting and administering a contest whereby television viewers become eligible to win prizes by watching a particular television program and registering in the contest by following on-screen instructions; providing incentives to people to view particular television programs and stations by conducting a contest whereby eligible viewers are awarded prizes; promotional services relating to television programming and television stations; contest offered in association with news, sports and entertainment television broadcasts.

Associated Marks: TMA555503 (Prime Time Pays! Design)

Action: Registered: December 18, 2001. Renewal: December 18, 2016.

PRIME TIME PAYS! & Design 1016983/TMA555503

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as September 1998.

Representative: Robert D. McDonald (Miller Thomson LLP)

Services: Promoting viewership of television programs and stations through a promotional contest and the distribution of related television, radio and print advertising; conducting and administering a contest whereby television viewers become eligible to win prizes by watching a particular television program and registering in the contest by following on-screen instructions; providing incentives to people to view particular television programs and stations by conducting a contest whereby eligible viewers are awarded prizes; promotional services relating to television programming and television stations; contest offered in association with news, sports and entertainment television broadcasts.

Associated Marks: TMA555606 (Prime Time Pays)

Action: Registered: December 19, 2001. Renewal: December 19, 2016.

PRIMETV & Design 0823783/TMA482678

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed August 21, 1997.

Representative: Cassels Brock & Blackwell LLP

Services: Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunication services namely, the transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the reception thereof and the re-transmission by radio waves, satellite, co-axial cable, or fibre optic cable or other means of telecommunications.

Wares: (1) Pre-recorded video tapes, films, cassettes and disks.

Associated Marks: TMA510018 (PRIME & DESIGN).

Action: Registered September 19, 1997. Renewal: September 19, 2012.

RAISE-A-READER 1129819/TMA594491

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as November 1997 on wares (2). Used in CANADA since at least as early as October 04, 1999 on wares (3). Used in CANADA since at least as early as October 19, 1999 on wares (4). Used in CANADA since at least as early as October 25, 1999 on wares (5). Used in CANADA since at least as early as March 03, 2000 on wares (6). Used in CANADA since at least as early as September 11, 2000 on wares (7). Used in CANADA since at least as early as October 10, 2000 on wares (8). Used in CANADA since at least as early as April 17, 2001 on wares (9). Used in CANADA since at least as early as September 01, 2001 on wares (10). Used in CANADA since at least as early as September 10, 2001 on wares (11). Used in CANADA since at least as early as September 13, 2001 on wares (12). Used in CANADA since at least as early as October 04, 2001 on wares (13). Used in CANADA since at least as early as October 05, 2001 on wares (14). Used in CANADA since at least as early as November 05, 1997 on services (1). Used in CANADA since at least as early as December 02, 1997 on services (2). Declaration of Use filed October 08, 2003 on wares (1).

Representative: McCarthy Tetrault LLP (Toronto)

Services: (1) Fundraising activities aimed at raising funds to support children’s literacy programs. (2) Promotional events aimed at increasing awareness of the importance of early childhood literacy.

Wares: (1) Printed materials, namely newsletters, reports and programs and clothing, namely aprons. (2) Clothing, namely t-shirts. (3) Novelty items,

namely stickers. (4) Clothing, namely baseball hats and novelty items, namely buttons. (5) Printed materials, namely posters and brochures. (6) Printed materials, namely sponsor kits, namely mailings and information packages to inform sponsors and potential sponsors about the importance of early childhood literacy and about opportunities to donate time and/or money or otherwise support activities regarding early childhood literacy. (7) Novelty items, namely bookmarks. (8) Novelty items, namely banners and balloons.

(9) Printed materials, namely pledge forms. (10) Printed materials, namely invitations and novelty items, namely coinboxes. (11) Printed materials,

namely teacher resource kits. (12) Novelty items, namely door hangers. (13)

Novelty items, namely night lights. (14) Printed materials, namely direct mail kits, namely mailings and information packages to raise awareness about the importance of early childhood literacy and means of promoting early childhood literacy kits

Associated Marks: TMA597055 (Raise-a-Reader Day), TMA613948

(Raise a Reader/Lire, c’est grandir & Design), TMA613992 (Raise a

Reader & Design), 1129821 (Raise-a-Reader Kids Club)

Action: Registered: November 12, 2003. Renewal: November 12, 2018.

Raise a Reader & Design 1173213/TMA613992

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as September 1997.

Wares: Printed materials, namely newsletters, reports, programs, posters,

brochures, pledge forms, invitations, teacher resource kits and school kit boxes, sponsor kits, namely mailings and information packages to inform sponsors and potential sponsors about the importance of early childhood literacy and about opportunities to donate time and/or money or otherwise support activities regarding early childhood literacy, direct mail kits, namely mailings and information packages to raise awareness about the importance of early childhood literacy and means of promoting early childhood literacy;

stationery, namely letterhead, envelopes and business cards, clothing, namely jackets, aprons, t-shirts and baseball hats; novelty items, namely stickers,

buttons, bookmarks, banners, balloons, coinboxes, door hangers and night lights; lunch bags and fabric carryalls; binders.

Services: Fundraising activities aimed at raising funds to support children’s literacy programs and promotional events aimed at increasing awareness of the importance of early childhood literacy.

Associated Marks: TMA594491 (Raise-a-Reader), TMA597055 (Raise-a

-Reader Day), TMA613948 (Raise a Reader/Lire, c’est grandir & Design),

1129821 (Raise-a-Reader Kids Club)

Action: Registered: July 2, 2004. Renewal: July 2, 2019.

Raise a Reader/Lire, c’est grandir & Design 1173214/TMA613948

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as August 2002

Representative: McCarthy Tetrault LLP

Wares: (1) Printed materials, namely newsletters, reports, programs, posters, brochures, pledge forms, invitations, teacher resource kits and school kit boxes, sponsor kits, namely mailings and information packages to inform sponsors and potential sponsors about the importance of early childhood literacy and about opportunities to donate time and/or money or otherwise support activities regarding early childhood literacy, direct mail kits, namely mailings and information packages to raise awareness about the importance of early childhood literacy and means of promoting early childhood literacy; stationery, namely letterhead, envelopes and business cards clothing, namely jackets, aprons, t-shirts and baseball hats; novelty items, namely stickers, buttons, bookmarks, banners, balloons, coinboxes, door hangers and night lights; lunch bags and fabric carryalls; binders.

Services: (1) Fundraising activities aimed at raising funds to support children’s literacy programs and promotional events aimed at increasing awareness of the importance of early childhood literacy.

Associated Marks: TMA594491 (Raise-a-Reader), TMA597055 (Raise-a-Reader Day), TMA613992 (Raise a Reader & Design), TMA614168 (Lire, c’est grandir), 1129821 (Raise-a-Reader Kids Club)

Action: Registered: June 30, 2004. Renewal: June 30, 2019.

RAISE-A-READER DAY 1129820/TMA597055

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Date of Use: Used in CANADA since at least as early as November 1997 on wares (2). Used in CANADA since at least as early as October 04, 1999 on wares (3). Used in CANADA since at least as early as October 19, 1999 on wares (4). Used in CANADA since at least as early as October 25, 1999 on wares (5). Used in CANADA since at least as early as March 03, 2000 on wares (6). Used in CANADA since at least as early as September 11, 2000 on wares (7). Used in CANADA since at least as early as October 10, 2000 on wares (8). Used in CANADA since at least as early as April 17, 2001 on wares (9). Used in CANADA since at least as early as September 01, 2001 on wares (10). Used in CANADA since at least as early as September 10, 2001 on wares (11). Used in CANADA since at least as early as September 13, 2001 on wares (12). Used in CANADA since at least as early as October 04, 2001 on wares (13). Used in CANADA since at least as early as October 05, 2001 on wares (14). Used in CANADA since at least as early as November 05, 1997 on services (1). Used in CANADA since at least as early as December 02, 1997 on services (2). Proposed Use in CANADA on wares (1).

Representative: McCarthy Tetrault LLP (Toronto)

Services: (1) Fundraising activities aimed at raising funds to support children’s literacy programs. (2) Promotional events aimed at increasing awareness of the importance of early childhood literacy.

Wares: (1) Printed materials, namely, reports and programs and clothing, namely aprons. (2)
Clothing, namely t-shirts. (3) Novelty items, namely stickers. (4) Clothing, namely baseball hats and novelty items, namely buttons. (5) Printed materials, namely posters and brochures.
(6) Printed materials, namely sponsor kits, namely mailings and information packages to inform sponsors and potential sponsors about the importance of early childhood literacy and about opportunities to donate time and/or money or otherwise support activities regarding early childhood literacy. (7) Novelty items, namely bookmarks. (8) Novelty items, namely banners and balloons. (9) Printed materials, namely pledge forms. (10) Printed materials, namely invitations and novelty items, namely coinboxes. (11) Printed materials, namely teacher resource kits. (12) Novelty items, namely door hangers. (13) Novelty items, namely night lights. (14) Printed materials, namely direct mail kits, namely mailings and information packages to raise awareness about the importance of early childhood literacy and means of promoting early childhood literacy kits

Associated Marks: TMA594491 (Raise-a-Reader), TMA613948 (Raise a Reader/Lire,
c’est grandir & Design), TMA613992 (Raise a Reader & Design), 1129821
(Raise-a-Reader Kids Club)

Action: Registered: December 10, 2003. Renewal: December 10, 2018.

RAISE-A-READER KIDS CLUB 1129821/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Allowed

Date of Use: Proposed Use in CANADA.

Representative: McCarthy Tetrault LLP (Toronto)

Services: Fundraising activities aimed at raising funds to support children’s literacy programs and promotional events aimed at increasing awareness of the importance of early childhood literacy.

Wares: (1) Printed materials, namely newsletters, reports, programs, posters, brochures, sponsor kits, namely mailings and information packages to inform sponsors and potential sponsors about the importance of early childhood literacy and about opportunities to donate time and/or money or otherwise support activities regarding early childhood literacy, pledge forms, invitations, teacher resource kits and direct mail kits, namely mailings and information packages to raise awareness about the importance of early childhood literacy and means of promoting early childhood literacy; clothing, namely aprons, t-shirts and baseball hats; novelty items, namely, stickers, buttons, bookmarks, banners, balloons, coinboxes, door hangers and night lights.

Associated Marks: TMA594491 (RAISE-A-READER), TMA597055 (RAISE-A-READER DAY), TMA613948 (Raise a Reader/Lire, c’est grandir & Design), TMA613992 (Raise a Reader & Design)

RATTLEBAG & Design 0661993/TMA402554

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since April 01, 1986.

Representative: Pamela Harrod

Services: The operation of a television station.

Wares: (1) Mobiles, t-shirts, lapel pins, coffee mugs, jackets, hats, letterhead, business cards, name tags, pens, christmas cards, community promotion banners, cassette labels, trophies, key rings and paper weights.

Action: Registered: September 11, 1992. Renewal: September 11, 2007.

REACHCANADA 1008866/TMA540673

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed January 24, 2001.

Representative: MCCARTHY TETRAULT LLP

Services: Advertising services, namely selling advertising space in newspapers, magazines and other periodicals.

Action: Registered February 1, 2001. Renewal: February 1, 2016.

REACHCANADA & DESIGN 1180825/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Used in CANADA since at least as early as September 04, 2001.

Representative: McCarthy Tétrault LLP (Toronto)

Services: (1) Customer support services offered to the newspaper industry; newspaper subscription services, namely providing newspaper subscriber retention services and providing administrative support services regarding the management of newspaper subscriptions; business consulting marketing services in the area of telemarketing, consumer polling and marketing research and analysis.

Associated Marks: 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design), 1178757 (CNS CANWEST NEWS SERVICE & Design)

SERIOUSLY WESTCOAST 1211647/NOT REGISTERED

Current Owner: CanWest Global Communications Corp.

Status: Allowed

Date of Use: Proposed Use in CANADA

Representative: McCarthy Tétrault

Wares: Newspapers; souvenir articles promoting a newspaper, namely, books, cups, umbrellas, shirts, hats, headbands, and waist pouches.

Services: Advertising the wares and services of others through the medium of a newspapers; charity fundraising; ar4ranging and staging of athletic and sporting events; and sponsoring charities and events held by others.

Wares: (1) Newspapers; souvenir articles promoting a newspaper, namely, books, cups, umbrellas, shirts, hats, headbands, and waist pouches.

SHOP GLOBAL TV Common Law Mark	Registered Owner: CanWest MediaWorks Inc. Current Owner: Global Television Network Inc. Status: Mark used common law.

SMART FUNDS 0790411/TMA533625

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed August 17, 2000.

Representative: Blake, Cassels & Graydon LLP

Services:

Wares: Books

Associated Marks:

Action: Registered September 27, 2000. Renewal Date: September 27, 2015.

SOAP DISH Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

SPECIALTV & Design 1106724/TMA601304

Current Owner: CanWest Global Communications Corp.

Status: Registered

Date of Use: Declaration of Use filed January 19, 2004.

Representative: Pamela Harrod

Services: (1) Production and distribution of programs in the form of pre-recorded video tapes and cassettes, pre-recorded compact discs and CD-ROMS and other multimedia formats.

Wares: (1) Business cards, letterhead, sales kits, namely printed promotional sales materials, namely sales aids, advertising banners, ad reprints, charts, calendars, forms, manuals, handbooks, instruction sheets, pads, tags, labels, stickers, decals, posters, signs and promotional items relating to specialty television services, namely, jackets, golf shirts, t-shirts, sweaters, fleece tops, sweatshirts, caps, mugs, golf balls.

Associated Marks: TMA494573 (GLOBAL’S GOT IT DESIGN), TMA494576 (GLOBAL DESIGN), TMA495529 (GLOBAL A CANWEST COMPANY & DESIGN), TMA504167 (GLOBAL TELEVISION NETWORK DESIGN), TMA504718 (GLOBAL TELEVISION NETWORK DESIGN), TMA510018 (PRIME & DESIGN), TMA525690 (GLOBAL NEWS & DESIGN), TMA542137 (Crescent Design), TMA571081 (CANWEST GLOBAL & Design), TMA577254 (GLOBAL SPORTS & DESIGN), TMA593820 (CanWest Media Sales & Design), TMA595071 (CGBI & DESIGN), TMA597951 (GLOBALTV.COM & Design), TMA599739 (CH & Design), TMA612193 (Canal Horizon & Design), TMA622021 (DEJAVIEW & Design), 1103310 (Lonestar & Design ( white on black) Abandoned), 1111694 (MYSTERY & Design Abandoned), 1154137 (CANWEST MEDIA SALES FIRST CALL & Crescent Design).

Action: Office Action Response required May 05, 2003. Registered February 4, 2004. Renewal: February 4, 2019.

SPORTSLINK Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

SPORTSLINE Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

SPORTSLINK Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

SPORTS GLOBAL NEWS Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

SPORTS PAGE 1096927/Not Registered

Current Owner: CanWest MediaWorks Inc. (prior owner is Global Communications
Limited)

Registered Owner: CanWest Television Inc.

Status: Searched

Date of Use: Used in CANADA since September 01, 1977.

Representative: Pamela Harrod

Services: Services relating to the creation, production, promotion, scheduling and distribution of sports and sports related information by way of the broadcasting of messages and television programs and the Internet.

Wares: (1) Pre-recorded video cassettes, video discs, audio tapes and promotional items, namely clothing and sales literature.

SPORTS PAGE & Design 1096928/Not Registered

Current Owner: CanWest MediaWorks Inc. (prior owner is Global Communications Limited)

Registered Owner: CanWest Television Inc.

Status: Searched

Date of Use: Used in CANADA since August 01, 1997.

Representative: Pamela Harrod (CanWest Global Communications Corp..)

Services: Services relating to the creation, production, promotion, scheduling and broadcasting of messages and television programs; telecommunications services, namely, the transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not; transmission of messages and television programs by radio waves, satellite, co-axial cable or fibre optic cable, whether encrypted or not, to undertakings and/ or the public for the reception thereof and the re-transmission of radio waves, satellite, co-axial cable or fibre optic cable.

Wares: (1) Clothing, promotional items, sales literature.

SPORTS PAGE GOLF CLASSIC & DESIGN Common Law Mark	Current Owner: CanWest Global Communications Corp. Status: Mark used common law.

STONY PLAIN 0479537/TMA271268

Current Owner: CanWest MediaWorks Inc.

Registered Owner: WIC Entertainment Ltd.

Status: Registered

Date of Use: Used in CANADA since July 1981.

Representative: Robert D. McDonald (Miller Thomson LLP)

Services: Production, airing, and distribution of a television series.

STUDIO POST AND TRANSFER 0592917/TMA366073

Current Owner: CanWest MediaWorks Inc. (prior owner is Global Communications Limited)

Registered Owner: Octane 5ive Corporation

Status: Registered

Date of Use: Declaration of Use filed December 07, 1989.

Representative: Pamela Harrod

Services: Editing film and video tape; providing computer animation; providing film transfers; and providing special effects on film and video tape projects.

Action: Registered March 2, 1990. Renewal: March 2, 2005.

TASTE OF CANADA	Current Owner: CanWest Global Communications Corp.

1257180

Status: Searched

Representative: McCarthy Tetrault LLP

Wares: Periodicals, namely magazines and magazine supplements, in print, electronically or in on-line form; television programs, pre-recorded video tapes, pre-recorded video-cassettes, pre-recorded video discs. Services: Publication services, namely publication of periodical publication, namely magazines and magazine supplements, in print, electronically or in on-line form; advertising services by way of periodicals, namely magazines and magazine supplements, in print, electronically or in on-line form; classified advertising services; publication of advertising via the Internet and on-line; entertainment services, namely the development, production, broadcast and distribution of television programs.

THE FINANCIAL POST 0353737/TMA191246

Current Owner: The National Post Company

Status: Registered

Date of Use: Used in CANADA since at least as early as January 12, 1907 on wares (1) and on services (1). Used in CANADA since at least as early as May 01, 1929 on wares (2) and on services (2). Used in CANADA since at least as early as May 01, 1966 on wares (3) and on services (3).

Representative: Blake, Cassels & Graydon LLP

Wares: (1) Printed publications, namely periodical newspapers and magazines. (2) Investment information records, tables, charts and data. (3) Computer investment data and records.

Services: (1) The collection, correlation, distribution and publication of business and commercial information through the media of printed publications, namely periodical newspapers and magazines. (2) The collection, correlation, distribution and publication of investment information. (3) The collection, correlation, distribution and publication of investment information as computer input and output.

Associated Marks: TMA431471 (FINANCIAL POST INVESTMENT REPORTS).

Action: Registered May 25, 1973. Renewed: May 25, 1988, Renewed: May 25, 2003. Renewal: May 25, 2018.

THE GARDENER’S JOURNAL 0780176/TMA466410

Current Owner: CanWest MediaWorks Inc.

Registered Owner: WIC Television Ltd.

Status: Registered

Date of Use: Used in CANADA since at least as early as July 30, 1994 on wares (1). Used in CANADA since at least as early as April 1990 on services (1). Declaration of Use filed October 07, 1996 on wares (2) and on services (2).

Representative: Marcel D. Mongeon

Services: (1) Provision of television programming relating to gardening. (2) Advising others on gardening, plants, horticulture, landscaping, vegetables and fruit.

Wares: (1) Prerecorded videocassettes. (2) Gardener’s clothing, namely, shirts, sweaters, jackets, coats, trousers and skirts; gardener’s footwear, namely, boots, over-shoes, shoes and slippers; gardener’s accessories, namely, belts, knee pads, wrist bands, head bands, hats, caps, scarves, gloves, mitts, leg guards, arm guards, and foot guards; gardener’s body care products, namely, soaps, body creams, lotions, balms, bath and shower compounds, namely, gels, salts, and powders; garden accessories, namely, fountains, figurines, bird baths, sundials, arbours, trellises, lamps, and lighting fixtures; lawn furniture; flowers; lawn seeds; vegetable seeds; flower seeds; bulbs, corms, roots and cuttings; rose bushes, shrubs and trees; garden chemicals, namely, fertilizer, plant foods, preserving compounds, rooting stimulators, herbicides, pesticides and insecticides; lawn tools, namely, rakes, shovels, spades, hoes, aerators, rollers, and fertilizer applicators; garden tools, namely, pruners, trowels, forks, and hoes; lawn and garden machinery, namely, lawn mowers, mulchers, blowers, sweepers, chippers, and tillers; lawn and garden watering equipment, namely, hoses, sprinklers and related accessories; soils and soil amendments, namely, sand, peat moss and compost; mulches and decorative stones; pots and planters; landscaping fabric; garden edging; plant propagation devices, namely, starting trays, growing pots, peat pots, and seeders; plant maintenance devices, namely, stakes, supports, twine, wire, and garden netting.

Wares: (1) Prerecorded videocasettes. (2) Gardener’s clothing, namely, shirts, sweaters, jackets, coats, trousers and skirts; gardener’s footwear, namely, boots, over-shoes, shoes and slippers; gardener’s accessories, namely, belts, knee pads, wrist bands, head bands, hats, caps, scarves, gloves, mitts, leg guards, arm guards, and foot guards; gardener’s body care products, namely, soaps, body creams, lotions, balms, bath and shower compounds, namely, gels, salts, and powders; garden accessories, namely, fountains, figurines, bird baths, sundials, arbours, trellises, lamps, and lighting fixtures; lawn furniture; flowers; lawnseeds; vegetable seeds; flower seeds; bulbs, corms, roots and cuttings; rose bushes, shrubs and trees; garden chemicals, namely, fertilizer, plant foods, preserving compounds, rooting stimulators, herbicides, pesticides and insecticides; lawn tools, namely, rakes, shovels, spades, hoes, aerators, rollers, and fertilizer applicators; garden tools, namely, pruners, trowels, forks, and hoes; lawn and garden machinery, namely, lawn mowers, mulchers, blowers, sweepers, chippers, and tillers; lawn and garden watering equipment, namely, hoses, sprinklers and related accessories; soils and soil amendments, namely, sand, peat moss and compost; mulches and decorative stones; pots and planters; landscaping fabric; garden edging; plant propagation devices, namely, starting trays, growing pots, peat pots, and seeders; plant maintenance devices, namely, stakes, supports, twine, wire, and garden netting.

Associated Marks:

Action: Registered November 27, 1996. Renewal November 27, 2011.

THE INTERIOR’S VERY OWN BCI TV 1062262/TMA583518

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as February 1997 on wares (1). Used in CANADA since at least as early as September 1986 on services (1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11). Used in CANADA since at least as early as April 1996 on services (12). Used in CANADA since at least as early as March 31, 2000 on services (13).

Representative: Robert D. McDonald (Miller Thomson LLP

[Edmonton])

Wares: (1) Pre-recorded video cassettes, compact discs and digital audio discs containing audio and visual television programming.

Services: (1) Operation of a business, namely the administration, operation, management and coordination of an entity that develops, produces, distributes, transmits and broadcasts television programming. (2) Development, production, distribution, transmission, and broadcast of television programming. (3) Operation of a programming undertaking for the distribution of television programming offering information, news, entertainment and weather. (4) Development, production, recording, and distribution of pre-recorded video cassettes, compact discs and digital audio discs. (5) Providing information and entertainment services via the medium of television. (6) Telecommunications services, namely the transmission of television programming. (7) Television broadcasting. (8) Entertainment services, namely the development, production, distribution, transmission and broadcast of television programming. (9) Operation of a television station. (10) Promoting the sale of goods and services through the distribution of printed material and promotional contests. (11) Providing advertising services for others through the medium of television. (12) Internet services, namely the operation of an Internet web site. (13) On-line distribution, transmission and broadcast through computer networks and video servers of information and entertainment services.

Associated Marks: TMA583539 (The Interior’s Very Own BCI TV & Design)

Action: Registered: June 11, 2003. Renewal: June 11, 2018.

THE INTERIOR’S VERY OWN BCI TV & Design 1062261/TMA583539

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as February 1997 on wares (1). Used in CANADA since at least as early as September 1986 on services (1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12). Used in CANADA since at least as early as April 1996 on services (13). Used in CANADA since at least as early as March 31, 2000 on services (14).

Representative: Robert D. McDonald (Miller Thomson LLP [Edmonton])

Wares: (1) Pre-recorded video cassettes, compact discs and digital audio discs containing audio and visual television programming.

Services: (1) Operation of a business, namely the administration, operation, management and coordination of an entity that develops, produces, distributes, transmits and broadcasts television programming. (2) Development, production, distribution, transmission, and broadcast of television programming. (3) Operation of a programming undertaking for the distribution of television programming offering information, news, entertainment and weather. (4) Development, production, recording, and distribution of pre-recorded video cassettes, compact discs and digital audio discs. (5) Providing information and entertainment services via the medium of television. (6) Telecommunications services, namely the transmission of television programming. (7) Television broadcasting. (8) Entertainment services, namely the development, production, distribution, transmission and broadcast of television programming.
(9) Operation of a television station. (10) Promoting the sale of goods and services through the distribution of printed material and promotional contests. (11) Providing advertising services for others through the medium of television. (12) Provision of information to the public, namely promotional and advertising material. (13) Internet services, namely the operation of an Internet web site. (14) On-line distribution, transmission and broadcast through computer networks and video servers of information and entertainment services.

Associated Marks: TMA583518 (The Interior’s Very Own BCI TV)

Action: Registered: June 11, 2003. Renewal: June 11, 2018.

THE NEWS. YOU HAVE OUR WORD ON IT. 1085297/TMA584665

Current Owner: The National Post Company

Status: Registered

Date of Use: Used in CANADA since at least as early as September 01, 2000.

Representative: Blake, Cassels & Graydon LLP

Services: (1) Promoting the sale of newspapers through television, radio, newspaper, magazine, flyers, direct mail, letters, Internet and billboards.

Action: Registered July 8, 2003. Renewal: July 8, 2018.

THE NORTH ISLANDER 1232214/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Used in CANADA since at least as early as November 16, 2000.

Representative: MCCARTHY TETRAULT LLP

Services: (1) Services of providing a medium of advertising by means of a periodical publication to be distributed from time to time either together with one or more newspapers, or as a separate periodical publication.

Wares: (1) Periodical publication to be distributed from time to time either together with one or more newspapers, or as a separate periodical publication.

THE OKANAGAN’S VERY OWN CHBC TELEVISION 1062263/TMA582738

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as February 1997 on wares (1). Used in CANADA since at least as early as September 1986 on services (1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11). Used in CANADA since at least as early as April 1996 on services (12). Used in CANADA since at least as early as March 31, 2000 on services (13). Declaration of Use filed May 12, 2003 on wares (2).

Representative: ROBERT D. MCDONALD (MILLER THOMSON LLP)

Wares: (1) Pre-recorded video cassettes, compact discs and digital audio discs containing audio and visual television programming. (2) Clothing, namely, jackets and t-shirts.

Services: (1) Operation of a business, namely the administration, operation, management and coordination of an entity that develops, produces, distributes, transmits and broadcasts television programming. (2) Development, production, distribution, transmission, and broadcast of television programming. (3) Operation of a programming undertaking for the distribution of television programming offering information, news, entertainment and weather. (4) Development, production, recording, and distribution of pre-recorded video cassettes, compact discs and digital audio discs. (5) Providing information and entertainment services via the medium of television. (6) Telecommunications services, namely the transmission of television programming. (7) Television broadcasting. (8) Entertainment services, namely the development, production, distribution, transmission and broadcast of television programming. (9) Operation of a television station. (10) Promoting the sale of goods and services through the distribution of printed material and promotional contests. (11) Providing advertising services for others through the medium of television. (12) Internet services, namely the operation of an Internet web site. (13) On-line distribution, transmission and broadcast through computer networks and video servers of information and entertainment services.

Associated Marks: TMA390923 (The Okanagan’s Very Own CHBC Design),TMA582664 (The Okanagan’s Very Own CHBC Television (Design))

Action: Registered: May 29, 2003. Renewal: May 29, 2018.

THE OKANAGAN’S VERY OWN CHBC Design 0659812/TMA390923

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 1986.

Representative: Pamela Harrod

Services: Operation of a television station.

Associated Marks: TMA582664 (THE OKANAGAN’S VERY OWN CHBC TELEVISION (Design)), TMA582738 (THE OKANAGAN’S VERY OWN CHBC TELEVISION), 1161253 (COMPAGNIE DE LA BAIE D’HUDSON & Design)

Action: Registered: November 29,1991. Renewal: November 29, 2006.

THE OKANAGAN’S VERY OWN CHBC TELEVISION Design 1062264/TMA582664

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as September 1998 on wares (1) and on services (1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12). Used in CANADA since at least as early as March 31, 2000 on services (13). Declaration of Use filed May 12, 2003 on wares (2).

Representative: Robert D. Macdonald (Miller Thomson LLP)

Services: (1) Operation of a business, namely the administration, operation, management and coordination of an entity that develops, produces, distributes, transmits and broadcasts television programming. (2) Development, production, distribution, transmission, and broadcast of television programming. (3) Operation of a programming undertaking for the distribution of television programming offering information, news, entertainment and weather. (4) Development, production, recording, and distribution of pre-recorded video cassettes, compact discs and digital audio discs. (5) Providing information and entertainment services via the medium of television. (6) Telecommunications services, namely the transmission of television programming. (7) Television broadcasting. (8) Entertainment services, namely the development, production, distribution, transmission and broadcast of television programming. (9) Operation of a television station. (10) Promoting the sale of goods and services through the distribution of printed material and promotional contests. (11) Providing advertising services for others through the medium of television. (12) Internet services, namely the operation of an Internet web site. (13) On-line distribution, transmission and broadcast through computer networks and video servers of information and entertainment services.

Wares: (1) Pre-recorded video cassettes, compact discs and digital audio discs containing audio and visual television programming. (2) Clothing, namely, jackets and t-shirts.

Associated Marks: TMA390923 (The Okanagan’s Very Own CHBC Design), TMA582738 (The Okanagan’s Very Own CHBC Television)

Action: Registered: May 28, 2003. Renewal: May 28, 2018.

THE PET GUYS 1086627/TMA622805

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 2000 on wares (1). Used in CANADA since at least as early as September, 1998 on services (1). Declaration of Use filed September 17, 2004 on wares (2) and on services (2).

Representative: McCarthy Tétrault

Wares: (1) Clothing, namely shorts, hats, t-shirts, socks, key chains and sweaters. (2) Various wares associated with pets and pet-care, namely: baths, beds, beverages, biscuits, brushes, cages, clothing, collars, cushions, edible treats, feeding dishes, feed supplements, feeders and waterers, flea collars, foods, harnesses, indoor aquariums and terrariums, kennels, leashes, litter, litter boxes and pans, litter box liners, modular and pre-fabricated houses, indoor aquariums and terrariums, raw hide chews and bones, toys, scratching posts, seed, shampoo, and whistles; live animals for pets; printed instructional, educational and teaching materials on the subject-matter of animal and pet-care, namely: audio-visual recordings, books, calendars, CDs, pre-recorded CD-ROMs, charts, compact disks, pre-recorded computer software and interactive multimedia computer software programs featuring information on the subject matter of animals and pet care, guides, magazines, periodicals, photographs, sound recordings, videotapes.

Services: (1) Entertainment services, namely television and radio programs and motion pictures with advice on pets and pet care. (2) Computer online services, namely the provision of a web site available on the global computer network for the provision of information and advice, education in the field of pets and pet care and interactive computer communication to the public featuring information on the subject of pets and pet care and the transmission of messages and programs featuring information on the subject of animals, pets and pet care offered through the medium of a global computer communication network; entertainment, namely programs and shows in the nature of pet care distributed over the Internet, radio, television, and other forms of electronic and audio-video media; production of audio-visual works, Internet, radio, and television programs on the subject of pets and pet care; publication of printed instructional, educational and teaching materials namely calendars, CDs,
CD-ROMs, magazines, periodicals, photographs, videotapes, web sites and other forms of print and electronic media in the nature of pet care programs, on the subject of pet care.

Action: Registered: October 19, 2004. Renewal: October 19, 2019.

TOON CREW 0823880/TMA498135

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since March 1994 on services. Declaration of Use filed July 10, 1998 on wares.

Representative: Pamela Harrod

Services: Television broadcasting.

Wares: Pre-recorded video tapes; toys and games, namely mechanical toys, plastic toys, plush toys, stuffed animals, dolls, puppets, squeeze toys, jigsaw puzzles, geometric puzzles, electronic games, card games, playing cards, board games, inflatable toys, stuffed toys, beach toys, noisemakers, wind-up toys, battery-operated toys, radio-controlled toys, toy cameras, toy rockets, kites, toy trains, toy blocks, talking dolls, jack-in-the-boxes, sand pails, shovels, tops, flying discs, masks; camping equipment, namely, tents, cooking sets, sleeping bags, duffel bags, beachballs, beach umbrellas; clothing and wearing apparel, namely, pyjamas, aprons, bibs, jumpers, rompers, tank tops, hats, scarves, neckties, belts, sun visors, ponchos, shirts, vests, sweaters, shorts, suspenders, sport shirts, gloves; sleepwear, namely, nightgowns, robes; clothing, namely, raincoats, rain suits, rain hats, handkerchiefs, cardigans, sun hats, straw hats, turtlenecks, coats; printed matters, paper goods and stationary supplies, namely, calendars, agendas, photo albums, blotters, book covers, greeting cards, announcement cards, Christmas cards, bulletin boards, books, calculators, note pads, post cards, letter openers, memo pads, note books, paperweights, pencil cases, pencil boxes, clipboards, leather portfolios, desk organizers, felt pens, fountain pens, rubber stamps, telephone number lists, comic books, periodicals, souvenir books, colouring books, story books, prints, lithographs, paintings, sketch pads, tags, gummed labels, wall paper, decals, bumper stickers, crests, heated-sealed badges and emblems, iron-on decals, seals, pressure-sensitive labels; party goods, namely, party hats, paper plates and cups, napkins, table covers, coasters, placemats, scrapbooks, drinking straws, masks, Christmas and
Halloween decorations and costumes; luggage and accessories, namely, briefcases, traveling cases, wallets, billfolds, money belts, tote bags, athletic bags, duffle bags, shoulder bags, change purses, card holders, trunks, garment bags, attaché cases, purses, key chains, glass cases, portfolios, flight bags, purse mirrors and compacts, vanity cases, handbags, school bags, key tabs, umbrellas, traveling kits, shaving kits, change holders, beach bags, overnight cases, watch straps, comb cases; souvenir times, namely, pennants, flags, banners, buttons, key chains, cigarette lighters, bumper stickers, prefabricated toy models of vehicles, license holders, car emblems, piggy banks, bottles and flasks, Christmas decorations, plaques, teaspoons, prints, dolls, mascots, baskets, nail clippers, patches, trinkets, belts, novelty hats, beer mugs; jewelry, namely, pins, tie bars, straps, wrist bands; lunch boxes and pails, insulated beverage containers, glassware, drinking glasses, cups, mugs, pitchers, trays, blankets, towels and washcloths.

Associated Marks:

Action: Registered: July 30, 1998. Renewal: July 30, 2013.

TRAILBLAZERS: CANADIANS OF EXCELLENCE 1146424/Not Registered

Current Owner: CanWest MediaWorks Inc.

Registered Owner: CanWest Global Communications Limited

Status: Allowed

Date of Use: Proposed Use in CANADA.

Representative: McCarthy Tetrault LLP (Toronto)

Wares: (1) Pre-recorded video cassettes, pre-recorded video tapes, pre-recorded video discs featuring vignettes; CD-ROM programs featuring information regarding noteworthy Canadians in the form of vignettes; pre-recorded computer software featuring information regarding noteworthy Canadians in the form of vignettes; interactive multimedia software programs featuring information regarding noteworthy Canadians in the form of vignettes; games and playthings, namely, board games, card games, trading cards and trading card collector albums, puzzles, paint-by-numbers, stencils, crayons and activity and colouring books, arts and crafts sets, invisible ink sets and invisible picture books, tracing kits, modelling clay, stained glass activity sets, stick-on play sets (consisting of vinyl and plastic cut outs to be placed on a board), cut-out dolls and clothes and paper dolls, plush dolls, plush toys, stuffed animals, wind-up toys, action figures and play figures, puppets, toy models, stamps, namely rubber stamps and stamp pads, toy watches; promotional wares, merchandising items and novelty items namely, key chains, pins, bookmarks, memo boards, notebooks, address books, scrapbooks, trading cards, posters, post cards, calendars, day planners, umbrellas, towels, mugs, pens and pencils, picture frames, snow globes, brochures, pottery, figurines, stickers, lighters; printed matter and paper products namely, books, magazines and newsletters, comic books, trading cards, napkins, table cloths, napkins, place mats, paper plates, paper cups, hats, party favours and decorations, writing paper, gift wrapping paper, gift bags, merchandise bags and tissue paper, calendars, photo albums, diaries, engagement books, telephone and address books, guest books, binders, folders, note books, note pads, memo pads, copy books, greeting cards, post cards, writing paper, posters, banners and paper signs, bookmarks, book covers; and clothing namely, shirts, t-shirts, golf shirts, polo shirts, vests, cardigans, sweaters, sweat shirts, pants, jeans, overalls, shorts, jackets, coats, raincoats and rainjackets, capes, ponchos, shawls and scarves, warm-up suits, jogging suits, jump suits, bathing suits, robes, beach and swim cover-ups, slippers, sleepwear and loungewear, namely bathrobes, dressing gowns, pyjamas, boxer shorts, sleep shorts, nightgowns and nightshirts; headwear namely, caps, hats, visors, berets and toques.

Services: Entertainment services, namely television programming services and services involving the creation, development, production, recording, distribution and presentation of video and television programs, namely vignettes and video tapes, cassettes, compact discs,
CD-ROMs, computer discs, video discs and computer software, all of which feature vignettes; broadcasting and presentation of vignettes on television and on specialty channels;
television vignettes; computer on-line services, namely the provision of a web site available on a global computer communication network for the provision of entertainment, information and interactive computer communication to the public and the transmission of messages and programs offered through the medium of a global computer communication network.

TRAVEL POST 0460453/TMA262763

Current Owner: The National Post Company

Status: Registered

Date of Use: Declaration of Use filed August 25, 1981.

Representative: Blake, Cassels & Graydon LLP

Wares: Publication, namely a travel column.

Action: Registered October 2, 1981. Renewed: October 2, 1996. Renewal: October 2, 2011.

Travel, Travel 0671743/TMA400514

Current Owner: CanWest MediaWorks Inc.

Registered Owner: WIC Entertainment Ltd.

Status: Registered

Date of Use: Used in CANADA since October 1988.

Representative: MCM & Co.

Services: Entertainment services in the nature of a television series in the nature of a travelogue.

Action: Registered July 24, 1992. Renewal: July 24, 2007.

TV FOR BC 0774407/TMA498555

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 06, 1994. Registrability Recognized under Section 12(2) of the Trade-marks Act.

Representative: Pamela Harrod

Services: Operation of a television station.

Action: Registered: August 12, 1998. Renewal: August 12, 2013.

TV PEOPLE TALK ABOUT 1267852

Current Owner: CanWest Global Communications Corp.

Status: Searched

Representative: McCarthy Tetrault LLP

Wares: (1) Pre-recorded video cassettes, video discs, audio tapes and compact discs and motion picture films. (2) Newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form.

Services: (1) Services relating to the creation, production, scheduling and broadcasting of messages and programs of every kind; telecommunication services, namely the transmission of messages and programs of every kind of radio waves, satellite, co-axial cable, fibre-optic cable, or other means of telecommunications, whether encryped or not; transmission of messages and programs of every kind by radio waves, satellite, co-axial cable, fibre-optic cable, or other means of telecommunications, whether encrypted or not, to undertakings and/or the public for the receiption thereof and the retransmission by radio waves, satellite, co-axial or fibre-optic cable or other means of telecommunications. (2) Publication services, namely publication of newspapers and periodical publications, namely magazines and magazine supplements, in print, electronically or in on-line form; advertising services for third parties by way of newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with magazines or as a separate publication, in print, electronically or in on-line form; classified advertising services and display advertising services; publication of advertising via the Internet and on-line; provision of news and information, namely financial, political, entertainment, sports, tourism, travel, weather, all made available by means of a global computer network via electronic database.

VALUE PLUS 0569092/TMA334850

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as April 1986.

Representative: Blake, Cassels & Graydon LLP

Services: Distribution and advertising material.

Wares: Discount coupons for the purchase of the goods and services of others.

Action: Registered: December 4, 1987. Renewed: December 4, 2002. Next Renewal Date: December 4, 2017.

WESTERN	Current Owner: CanWest Global Communications Corp. Status: Registered

INTERNATIONAL COMMUNICATIONS 0572471/TMA337010

Date of Use: Used in CANADA since October 07, 1981.

Representative: Robert D. McDonald (Miller Thomson LLP)

Services: (1) Management and operation of radio, television, telecommunications, sales and production facilities across Canada.

Action: Registered February 12, 1988. Renewed: February 12, 2003. Renewal: February 12, 2018.

WIC WESTERN INTERNATIONAL COMMUNICATIONS LTD. Design 0763955/TMA450243

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since September 08, 1994.

Representative: Pamela Harrod

Services: Broadcasting and communications, namely television, radio and satellite communications.

Actions: November 17, 1995. Renewal: November 17, 1995.

WINTAPS & Design 0781895/TMA460816

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since February 21, 1995.

Representative: Pamela Harrod

Wares: (1) Computer program originated documents and Tee-shirts.

Services: Computer software.

Action: Registered: August 2, 1996. Renewal: August 2, 2011.

WOMAN OF VISION 0897990/TMA525903

Current Owner: CanWest MediaWorks Inc.

Registered Owner: Global Communications Limited

Status: Registered

Date of Use: Used in CANADA since at least as early as March 1995.

Representative: Pamela Harrod

Services: Television programming, namely a television news series featuring the careers, interests, excellence and achievements of women in their personal lives, in business and in the community; entertainment, namely a television news series featuring the careers, interests, excellence and achievements of women in their personal lives, in business and in the community; educational services, namely providing incentives to women to demonstrate excellence and achievement in their personal lives, in business and in the community, through featuring such women on a television program, through hosting an event to publicly recognize such women and through the issuance of awards and prizes; providing educational scholarships, awards and bursaries; fund raising for the purposes of establishing educational scholarships, awards and bursaries; promoting the interests of women in the field of excellence and achievement in their personal lives, in business and in the community.

Action: Registered: March 28, 2000. Renewal: March 28, 2015.

X-TREME Sports & Design 1168451/Not Registered

Current Owner: CanWest Global Communications Corp.

Status: Searched

Date of Use: Proposed Use in CANADA.

Representative: MCCARTHY TETRAULT LLP

Wares: (1) Pre-recorded video tapes, pre-recorded audio cassettes, pre-recorded compact discs, pre-recorded video cassettes.

Services: (1) The operation of specialty television broadcasting services featuring programs involving dangerous sporting pastimes and athletic pursuits and the production and distribution of programs in the form of pre-recorded video tapes and pre-recorded cassettes, pre-recorded audio cassettes, pre-recorded compact discs and other multimedia formats containing music.

Action: Filing receipt received February 18th, 2003. Convention priority filing date: August 18th, 2003.

YOUR BUSINESS. YOUR POST 1180827/Not Registered

Current Owner: The National Post Company

Status: Searched

Date of Use: Proposed Use in CANADA.

Services: (1) Publication services, namely publication of newspapers and periodical publications, namely magazines and magazine supplements, in print, electronically or in on-line form; advertising services by way of newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form; classified advertising services and display advertising services; publication of advertising via the Internet and on-line; provision of news and information, namely financial, political, entertainment, sports, tourism, travel, weather, all made available by means of a global computer network and via electronic databases.

Wares: (1) Newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form.

YOUR CANADA. YOUR POST 1180828/Not Registered

Current Owner: The National Post Company

Status: Searched

Date of Use: Proposed Use in CANADA.

Services: (1) Publication services, namely publication of newspapers and periodical publications, namely magazines and magazine supplements, in print, electronically or in on-line form; advertising services by way of newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form; classified advertising services and display advertising services; publication of advertising via the Internet and on-line; provision of news and information, namely financial, political, entertainment, sports, tourism, travel, weather, all made available by means of a global computer network and via electronic databases.

Wares: (1) Newspapers, published in print, electronically or in on-line form, and periodicals, namely magazines and magazine supplements, distributed together with newspapers or as a separate publication, in print, electronically or in on-line form.

SCHEDULE I

PERMITTED ENCUMBRANCES

[see references in Sections 1.1 and 7.4]

Nil

CREDIT AGREEMENT

SCHEDULE J

GUARANTORS

[see references in Section 1.1]

Canadian Guarantors

1.	CanWest Global Communications Corp.

2.	National Post Holdings Ltd.

3.	GTNQ Holdings Inc.

4.	Multisound Publishers Ltd.

5.	Western Communications Inc.

6.	ONtv Holdings Inc.

7.	BCTV Holdings Inc.

8.	CHEK Holdings Inc.

9.	CHBC Holdings Inc.

10.	3629368 Canada Inc.

11.	WIC Television Production Sub Inc.

12.	3919056 Canada Ltd.

13.	Fox Sports World Canada Holdco Inc.

14.	Lonestar Holdco Inc.

15.	RetroVista Holdco Inc.

16.	Xtreme Sports Holdco Inc.

17.	MBS Productions Inc.

18.	Global Centre Inc.

19.	Yellow Card Productions Inc.

20.	Fox Sports World Canada Partnership, by its partners Fox Sports World Canada Holdco Inc. and CanWest MediaWorks Inc.

CREDIT AGREEMENT

21.	Lonestar Partnership, by its partners Lonestar Holdco Inc. and CanWest MediaWorks Inc.

22.	Dejaview Partnership, by its partners RetroVista Holdco Inc. and CanWest MediaWorks Inc.

23.	Xtreme Sports Partnership, by its partners Xtreme Sports Holdco Inc. and CanWest MediaWorks Inc.

24.	The National Post Company/La Publication National Post, by its partners CanWest MediaWorks Inc. and National Post Holdings Ltd.

Quebec Guarantors

1.	CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.

2.	CanWest Finance Inc./Financiere CanWest Inc.

3.	Global Television Network Quebec Limited Partnership

Barbados Guarantors

1.	CanWest International Communications Inc.

2.	CanWest Irish Holdings (Barbados) Inc.

3.	CanWest International Management Inc.

Ireland Guarantors

1.	CanWest International Distribution Limited

2.	CanWest MediaWorks Ireland Holdings

3.	CanWest Ireland Nominee Limited

4.	CanWest Ireland Sales Limited

Netherlands Guarantors

1.	CGS Debenture Holding (Netherlands) B.V.

2.	CGS International Holdings (Netherlands) B.V.

3.	CGS Shareholding (Netherlands) B.V.

4.	CGS NZ Radio Shareholding (Netherlands) B.V.

5.	CGS NZ TV Shareholding (Netherlands) B.V.

CREDIT AGREEMENT

-J2-

SCHEDULE K

MATERIAL CONTRACTS

[see references in Sections 1.1,4.1(3),6.1 and 7.2(1)]

Nil

SCHEDULE L

MATERIAL PERMITS

CRTC LICENSES

Conventional Television Stations	Licensee	Call letters

Global Atlantic	CanWest MediaWorks Inc.	CIHF-TV

Global Quebec (regional licence)	CanWest MediaWorks Inc. (the general partner) and GTNQ Holdings Inc. (the limited partner) carrying on business as Global Television Network Quebec Limited Partnership	CKMI-TV

CH Montreal (independent-ethnic)	CanWest MediaWorks Inc.	CJNT-TV

Global Ontario (regional licence)	CanWest MediaWorks Inc.	CIII-TV

Global Ontario (regional licence)	CanWest MediaWorks Inc.	CIII-TV-41

CH Hamilton	CanWest MediaWorks Inc.	CHCH-TV

CH Hamilton	CanWest MediaWorks Inc.	CHCH-TV Hamilton

Global Winnipeg	CanWest MediaWorks Inc.	CKND-TV

Global Regina	CanWest MediaWorks Inc.	CFRE-TV

Global Saskatoon	CanWest MediaWorks Inc.	CFSK-TV

Global Lethbridge	CanWest MediaWorks Inc.	CISA-TV

Global Calgary	CanWest MediaWorks Inc.	CICT-TV

Global Edmonton and Red Deer	CanWest MediaWorks Inc.	CITV-TV

CKRD (Red Deer)	CanWest MediaWorks Inc.	CKRD –TV

CHBC (Kelowna)	CanWest MediaWorks Inc.	CHBC-TV

Global Vancouver	CanWest MediaWorks Inc.	CHAN-TV, CHKL-TV, CHKM-TV, CIFG-TV

Global Vancouver	CanWest MediaWorks Inc.	CHAN-TV Vancouver

CH Vancouver Island	CanWest MediaWorks Inc.	CHEK-TV

Specialty Services	Licensee
Prime TV (Analog)	CanWest MediaWorks Inc. and Prime Television Holdco Inc. partnership in a general partnership carrying on business as Prime TV
Men TV (Category 1)	CanWest MediaWorks Inc. and TVA Group Inc. partners in a general partnership carrying on business as Men TV Partnership
Mystery (Category 1)	CanWest MediaWorks Inc. and TVA Group Inc. partners in a general partnership carrying on business as Mystery Partnership
X-Treme Sports (Category 2)	CanWest MediaWorks Inc. and Xtreme Sports Holdco Inc. partners in a general partnership carrying on business as Xtreme Sports Partnership
Lonestar (Category 2)	CanWest MediaWorks Inc. and Lonestar Holdco Inc., partners in a general partnership carrying on business as Lonestar Partnership
Deja View (Category 2)	CanWest MediaWorks Inc. and RetroVista Holdco Inc., partners in a general partnership carrying on business as Deja View Partnership
Fox Sports World Canada (Category 2)	CanWest MediaWorks Inc. and Fox Sports World Canada Holdco Inc., partners in a general partnership carrying on business as Fox Sports World Canada Partnership
Cool TV (Category 2)	CanWest MediaWorks Inc.

Radio	Licensee	Format
CBKT-FM Kitchener/Waterloo	CanWest MediaWorks Inc.	The Beat – Rhythmic Contemporary Hit Radio
CJZZ-FM Winnipeg	CanWest MediaWorks Inc.	Cool FM – Specialty –Jazz and Smooth Jazz

SCHEDULE M

ORGANIZATION STRUCTURE

[see references in Sections 1.1 and 0]

CANWEST GLOBAL COMMUNICATIONS CORP. – ORGANIZATION CHART (

CANADIAN OPERATIONS
as at October 13, 2005

CanWest Communications Corporation MB
Approx. 89% voting (Approx. 45% equity)
CANWEST GLOBAL COMMUNICATIONS CORP. CBCA
Approx. 11% voting
(Approx. 55% equity)
Public
100%
One Central Park West Property Limited CBCA
CWF Capital Ltd. CBCA
CWF Investments Ltd. CBCA
To Page 6
CanWest Entertainment Inc. Production Business ONT
To Page 5
Fireworks Entertainment Inc. ONT
To Page 5
CANWEST MEDIAWORKS INC. MB
100%
100%
CanWest (U.S) Inc. Delaware
100%
3919048 Canada Ltd. CBCA
TO PAGE 2, 3 & 4
MBS Productions Inc. CBCA
Yellow Card Productions Inc. ONT
The CanWest Global Foundation

1

CREDIT AGREEMENT

CANWEST GLOBAL COMMUNICATIONS CORP. -- ORGANIZATION CHART (

as at October 13, 2005

CANWEST MEDIAWORKS INC.
MB
100%
National Post Holdings Ltd.
MB
GTNQ Holdings Inc.
MB
40%
Men TV General Partnership
QUE
60%
Mystery Partnership
ONT
100%
Lonestar Holdco Inc.
CBCA
0.1%
Lonestar Partnership
ONT
99.9%
100%
RetroVista Holdco Inc.
CBCA
0.1%
DejàView Partnership
ONT
99.9%
100%
Fox Sports World Canada Holdco Inc.
CBCA
0.1%
Fox Sports World Canada Partnership
ONT
99.9%
100%
Xtreme Sports Holdco Inc.
CBCA
0.1%
Xtreme Sports Partnership
ONT
99.9%
100%
CanWest Global Broadcasting Inc. / Radiodiffusion CanWest Global Inc.
WIC and Global programming
QUE
CanWest Finance Inc. / Financière CanWest Inc.
Finance Business
QUE
.1%
99.9%
Global Television Network Québec, Limited Partnership/Réseau de Télévision Global Québec, Société en commandite (CKMI-TV, Quebec, PQ)
QUE
The National Post Company / La Publication National Post (general partnership)
ONT
.1%
99.9%

2

CANADIAN OPERATIONS
As at October 13, 2005

CANWEST GLOBAL COMMUNICATIONS CORP. -- ORGANIZATION CHART (

CANWEST MEDIAWORKS INC.
MB
17% Basic
100%
Internet Broadcasting Systems, Inc. Delaware
LiteServ Corporation Nevada
CanWest Western Independent Producers Fund CCA (non-share)
Global Centre Inc. ONT
Multisound Publishers Ltd. CBCA
CanWest International Communications Inc. BARBADOS
To Page 6
CanWest Irish Holdings (Barbados) Inc. BARBADOS
To Page 6
CanWest Ireland Sales Limited IRELAND
To Page 6
All Sport Ventures Inc. CBCA
WIC Television Sales Ltd. Inactive B.C
OHtv Holdings Inc. CBCA
BCTV Holdings Inc. CBCA
CHEK Holdings Inc. CBCA
CHBC Holdings Inc. CBCA
Apple Box Productions Sub Inc. CBCA
WIC Television Production Sub Inc. Operating as CanWest Studio CBCA
Western Communications Inc. CBCA
Prime Television Holdco Inc. CBCA
1%
Prime TV (general partnership) ONT

3

CANWEST GLOBAL COMMUNICATIONS CORP. – ORGANIZATION CHART

Fireworks Corporate Organization Chart

As at at October 13, 2005

All holdings are 100%, unless otherwise noted.

CanWest Global Communications Corp.
100%
CanWest Entertainment Inc. (OBCA)
Fireworks Entertainment Inc. (OBCA) Canadian Operations
CEIDI (Canada) I Inc. (CBCA) Holding Company
CEIDI (Canada) II Inc. (CBCA) Holding Company
50%
50%
CanWest Entertainment International Distribution (Ireland) International Sales - All Television and All Non-Hoffman Involved Films
Seven Arts International Distribution IRE
Fireworks Films International Distribution IRE
Fireworks International (UK) Limited (UK) International Sales Consulting (TV)
Fireworks Entertainment (US) Inc. (Nevada) US Holding Company
CanWest IDP Holdings, LLC (Delaware) (33 1/3rd % Interest in IDP P'ship)
Chaross Investments, Inc. (CA) Gap Financing
Chaross Pictures, Ltd. (CA) Chaross Owner & Distributor
Fireworks Communications Inc. (Delaware) US Television Distribution
Fireworks (Finance Co) Inc. (CA Special Purpose Sub Cells Test Interstate 60
Fireworks (Hardball) Inc. (CA) Hardball Loan
Fireworks Pictures Inc. (Nevada) Sales Consulting (International Films)
Fireworks Pictures Releasing (US) Inc. (CA) Acquisition of Films for US Distribution
Fireworks (Rat Race) Inc. (CA) Rat Race Loan
Fireworks Television (US) Inc. (CA) US TV Development, Sales & Marketing
Long Hello Productions US, Inc. (Nevada) Long Hello, Short Goodbye
SLW Distribution, Inc. (CA) Chaross, Secret Laughter of Women
Fireworks Distributing Corporation (CBCA) Canadian Distribution
WIC JV Subco Inc. (CBCA) (SCTV) – to confirm
50%
Firecom Syndication Inc. (CBCA) (SCTV)
WIC Entertainment Ltd. (BCCA) Holding Company
Intruder Productions Inc. (BCCA) Cosmos Rocket, Goose Squad, Dark Dog
RDA Film Distribution Inc. Red Scorpion, Distribution rights
RSII Productions Inc. Red Scorpion, Copyright
Westcom TV Corporation (BCCA) Financing Vehicle
PGL Productions Ltd. (BCCA) Christmas of Division Street, Beyond Obsession [50% WIC/50% Sextant Entertainment]
428565 B.C. Ltd. "Digger" [50% Westcom/50% Chris Bowell]
Fireventures I Inc. (CBCA) Inactive
Fireworks Media Inc. (OBCA) Canadian Production & Development
Amalgamated Firecorp Inc. (CBCA)
Consists of the following predecessor entities:
- 3637747 Canada Inc.
- Banff Television Ltd.
- Captain Speaking Productions Inc.
- Firecorp I Productions Inc.
- Firecorp II Productions Inc.
- North West Video Ltd.
- Stone Fox Productions Ltd.
- Studio Entertainment Ltd.
- WIC Music Corporation
- Winterset Productions Inc.
- Winterset (1996) Productions Inc.
- Winterset (1997) Productions Inc.
- Firecorp III Productions Inc.
- Firecorp IV Productions Inc.
- Firecorp V Productions Inc.
- Firecorp VI Productions Inc.
- Firecorp VII Productions Inc.
- Firecorp VIII Productions Inc.
- Firecorp IX Productions Inc.
- Firecorp X Productions Inc.
- Firecorp XI Productions Inc.
- Firecorp XII Productions Inc.
- Long Hello Production Services Inc.
- LFN II Productions Inc.
- LFN III Productions Inc.
- MMS Production Services Corporation
Cameron Cruz Productions Inc. Cameron Cruz, Pilot
Firecorp Music Inc. (OBCA) Music Publishing
FYI Entertainment Inc. (OBCA) Unused
Riverwood Productions Inc. (ABCA) Caitlyn's Way" [20% FM/80% HSW Films]

5

INTERNATIONAL OPERATIONS
- October 13, 2005

CANWEST GLOBAL COMMUNICATIONS CORP. -- ORGANIZATION CHART (

CANWEST GLOBAL COMMUNICATIONS CORP.
CBCA
CANWEST MEDIAWORKS INC.
MB
FROM PAGE 3
CanWest Ireland Sales Limited
IRELAND
FROM PAGE 3
CanWest Irish Holdings (Barbados) Inc.
BARBADOS
45%
CanWest Granada Media Holdings Limited
IRELAND
100%
TV3 Television Network Limited
IRELAND
100%
TV3 Ireland Productions Limited
IRELAND
100%
CanWest Ireland Hostines Limited
IRE
2
CanWest MediaWorks Ireland Holdings
IRE
1
70%
CanWest MediaWorks (NZ) Limited
NZ
CanWest TVWorks Limited
NZ
CanWest RadioWorks Limited
NZ
FROM PAGE 3
CANWEST INTERNATIONAL COMMUNICATIONS INC.
BARBADOS
CANWEST INTERNATIONAL INVESTMENTS (LUXEMBOURG) S.a r.l.
CANWEST INTERNATIONAL HOLDINGS (LUXEMBOURG) S.a r.l.
CGS INTERNATIONAL INVESTMENTS (LUXEMBOURG) S.a r.l.
CGS INTERNATIONAL HOLDINGS (LUXEMBOURG) S.a r.l.
CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.
100%
CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.
25%
CGS Televizyon ve Radyo Yayinciligi Ticaret Anonim Sirketi
(Turkey)
100%
CGS DEBENTURE HOLDING (NETHERLANDS) B.V.
100%
CGS SHAREHOLDING (NETHERLANDS) B.V.
100%
CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.
SUBORDINATED PARTICIPATING DEBENTURE
14.53% PLUS CONVERTIBLE DEBENTURE
THE TEN GROUP PTY LIMITED
(formerly OLTEC LIMITED)
A.C.N. 057 664 708
AUS
TO PAGE 7
100%
CANWEST INTERNATIONAL MANAGEMENT INC.
BARBADOS
100%
CANWEST INTERNATIONAL CORP.
DELAWARE
100%
CANWEST PACIFIC COMMUNICATIONS PTY LIMITED
AUSTRALIA
(to be wound up)
CanWest International Distribution Limited
IRELAND
CanWest MediaWorks UK Limited
UK
Live 105 Limited
UK
89FM Limited
UK
Original 106 FM Limited
UK
FROM PAGE 1
CWF CAPITAL LTD.
CBCA
CWF INVESTMENTS LTD.
CBCA
50% Units
50% Units
CWF LIMITED
100%
CWF HOLDINGS LIMITED
(in liquidation)
TRUSTEE
CWF UNIT TRUST (NEW ZEALAND)
(in liquidation)

1 999,999 Ordinary shares
180,999 Redeemable Preference shares

2 1 Ordinary share
1 Redeemable Preference share

6

CANWEST GLOBAL COMMUNICATIONS CORP. – ORGANIZATION CHART

The Ten Group Pty Limited Corporate Structure

as at October 13, 2005

TEN NETWORK HOLDINGS LIMITED
TELECASTERS NORTH QUEENSLAND PTY LIMITED (In liquidation)
from page 6
AMP
COPPLEMERE
THE TEN GROUP PTY LIMITED (formerly Oltac Limited)
to page 8
TELEVISION & MEDIA SERVICES LIMITED
NETWORK TEN PTY LIMITED (formerly Television & Telecasters Limited)
TEN ONLINE PTY LIMITED
TX AUSTRALIA PTY LIMITED
OZTAM PTY LIMITED
RALLYCORP PTY LIMITED
NETWORK TEN (MELBOURNE) PTY LIMITED (Formerly TELEVISION & TELECASTERS (MELBOURNE) PTY LTD)
NETWORK TEN (BRISBANE) PTY LIMITED (Formerly TELEVISION & TELECASTERS (BRISBANE) PTY LTD)
NETWORK TEN (SYDNEY) PTY LIMITED (Formerly TELEVISION & TELECASTERS (SYDNEY) PTY LTD)
TELEVISION & TELECASTERS (PROPERTIES) PTY LTD
NETWORK TEN NOMINEES PTY LTD
CAPRICE PTY LIMITED
CHARTREUSE PTY LIMITED
TEN EMPLOYEE SHARE PLANS PTY LIMITED
NETWORK TEN (ADELAIDE) PTY LIMITED (Formerly TELEVISION BROADCASTERS LTD)
NETWORK TEN (PERTH) PTY LIMITED (Formerly WEST COAST TELECASTERS LTD)
MELBOURNE TRANSLATOR FACILITY PTY LTD
MISTY RIVER PTY LIMITED
S.T.F. PTY LTD
COMBINED TRANSLATOR FACILITIES PTY LTD
TRANSMITTERS PTY LTD
GOLD COAST TRANSLATORS PTY LTD
PERTH TRANSLATOR FACILITY PTY LTD
100%
75%
60%
33.3%
6%

7

CANWEST GLOBAL COMMUNICATIONS CORP. -- ORGANIZATION CHART

as at October 13, 2005

THE TEN GROUP PTY LIMITED
(Formerly Oltec Limited)
A.B.N. 50 057 584 708
from page 7
100%
EYE CORP PTY LIMITED
ACN 064 684 496
TENVENTURES PTY LIMITED
50%
VIO CORPORATION PTY LIMITED
SCAPE ENTERTAINMENT PTY LIMITED
EYE CORP MEDIA PTY LIMITED
ACN 091 136 168
ADVAL HOLDINGS PTY LIMITED
ADVAL AUSTRALIA PTY LIMITED
EYE CORP AUSTRALIA PTY LIMITED
ACN 069 009 614
EYE FLY (SYDNEY) P/L (Formerly BOYER GROUP PTY LIMITED)
ACN 007 305 179
OLYMPIC MURALS 2000 PTY LTD
EYE DRIVE MELBOURNE PTY LIMITED
AUSTRALIAN AIRPORT ADVERTISING PTY LIMITED
EYE CORP AIRPORT ADVERTISING PTY LIMITED
EYE DRIVE SYDNEY PTY LIMITED
EYE MALL MEDIA PTY LIMITED
EYE SHOP PTY LIMITED
EYE OUTDOOR PTY LIMITED
RAIL ADVERTISING SERVICES PTY LIMITED
EYE SHOP NEW ZEALAND PTY LIMITED (New Zealand)
ROAM SYSTEMS PTY LIMITED
(as Trustee of the ADAMS Unit Trust in which Eye Corp Pty Limited holds 20% of the units)
80%
EYE CORP NEW ZEALAND LIMITED
EYE CORP ASIA PTY LIMITED
EYE CORP ASIA LIMITED (Mauritius)
33 1/3%
BIG TREE OUTDOOR SDN BHD (Malaysia)
LINTEERS OUTDOOR ADVERTISING Sdn Bhd
BIG TREE PRODUCTIONS Sdn Bhd
BIG EVENTS Sdn Bhd
51%
PT NETRA ESTHA MUDA (Indonesia) 1
PT EYE CORP (Indonesia) 2
70%
PT AGUNG BALI (Indonesia)

1 Eye Corp Asia Limited holds 90% directly and further 5% beneficially - balance held by Eye Corp Fly Limited

2 Interest held by nominees for benefit of Eye Corp Asia Limited

8

SCHEDULE N

EXISTING SCOTIA L/Cs

[see references in Section1.1.101]

Beneficiary	Applicant	L/C Number	Date of Issue	Face Amount		Expiry Date
Royal Trust Corporation of Canada	CGCC	S18572/171651	Nov 30, 2004	Cdn. $	25,538,000	Dec 31, 2005
Canadian Chamber of Commerce	Borrower	S18572/188962	Mar 5, 2003	Cdn. $	59,588.40	Mar 4, 2006
Canadian Chamber of Commerce	Borrower	S18572/189638	Mar 20, 2003	Cdn. $	31,090	Mar 19, 2006
Canadian Chamber of Commerce	Borrower	S18572/192470	May 22, 2003	Cdn. $	13,200	May 21, 2006
Canadian Chamber of Commerce	Borrower	S18572/193610	Jun 13, 2003	Cdn. $	17,022	Dec 12, 2005
Canadian Chamber of Commerce	Borrower	S18572/197387	Sept 9, 2003	Cdn. $	23,480	Mar 8, 2006
Canadian Chamber of Commerce	Borrower	S18572/200981	Nov 27, 2003	Cdn. $	17,422	Nov 26, 2005
Canadian Chamber of Commerce	Borrower	S18572/201020	Nov 27, 2003	Cdn. $	91,220	Nov 26, 2005
Canadian Chamber of Commerce	Borrower	S18572/205963	Mar 24, 2004	Cdn. $	51,520	Mar 23, 2006
Canadian Chamber of Commerce	Borrower	S18572/206298	Mar 31, 2004	Cdn. $	44,420	Mar 30, 2006
Canadian Chamber of Commerce	Borrower	S18572/207697	Apr 30, 2004	Cdn. $	44,500	Apr 30, 2006
Regie des Alcools, des Courses et des Jeux du Quebec	National Post	S18572/209736	Jun 14, 2004	Cdn. $	12,900	Jan 30, 2006
Canadian Chamber of Commerce	Borrower	S18572/212735	Aug 17, 2004	Cdn. $	13,200	Aug 17, 2006
Canadian Chamber of Commerce	Borrower	S18572/213205	Aug 26, 2004	Cdn. $	50,288	Aug 26, 2006
Canadian Chamber of Commerce	Borrower	S18572/213224	Aug 26, 2004	Cdn. $	31,090	Aug 26, 2006
Canadian Chamber of Commerce	Borrower	S18572/216799	Nov 18, 2004	Cdn. $	20,748	Nov 18, 2005
Canadian Chamber of Commerce	Borrower	S18572/218463	Dec 24, 2004	Cdn. $	33,310	Dec 28, 2005
Canadian Chamber of Commerce	Borrower	S18572/219686	Jan 27, 2005	Cdn. $	51,520	Jan 27, 2006

CREDIT AGREEMENT

Beneficiary	Applicant	L/C Number	Date of Issue	Face Amount		Expiry Date
Canadian Chamber of Commerce	Borrower	S18572/220393	Feb 14, 2005	Cdn. $	16,902	Feb 13, 2006
Regie des Alcools, des Courses et des Jeux du Quebec	National Post	S18572/221715	Mar 11, 2005	Cdn. $	30,000	Mar 10, 2006
Canadian Chamber of Commerce	GTNI	S18572/222886	Apr 8, 2005	Cdn. $	51,160	Apr 8, 2006
Canadian Chamber of Commerce	Borrower	S18572/222399	Mar 30, 2005	Cdn. $	44,200	Mar 30, 2006
Canadian Chamber of Commerce	GTNI	S18572/224263	May 6, 2005	Cdn. $	46,500	May 6, 2006
Canadian Chamber of Commerce	Borrower	S18572/224591	May 12, 2005	Cdn. $	39,170	May 12, 2006
Canadian Chamber of Commerce	GTNI	S18572/226362	Jun 17, 2005	Cdn. $	46,380	Jun 17, 2006
Regie des Alcools, des Courses et des Jeux du Quebec	National Post	S18572/226850	Jun 23, 2005	Cdn. $	5,400	Dec 30, 2005
Canadian Chamber of Commerce	GTNI	S18572/227884	Jul 18, 2005	Cdn. $	46,380	Jul 18, 2006
Regie des Alcools, des Courses et des Jeux du Quebec	National Post	S18572/228386	Jul 25, 2005	Cdn. $	2,400	Nov 20, 2005
Citibank Turkey	CGS Televizyon ve Radyo Yayinciligi Ticaret A.S	S18572/230302	Sept 12, 2005	US $	1,387,500	Sept 12, 2006
Citibank Turkey	Pasifik Televizyon ve Radyo Yayinciligi Ticaret A.S.	S18572/230419	Sept 12, 2005	US $	1,162,500	Sept 12, 2006
Citibank Turkey	Galata Televizyon ve Radyo Yayinciligi Ticaret A.S.	S18572/230420	Sept 12, 2005	US $	330,000	Sept 12, 2006
Citibank Turkey	Karakoy Televizyon ve Radyo Yayinciligi Ticaret A.S.	S18572/230421	Sept 12, 2005	US $	675,000	Sept 12, 2006
Citibank Turkey	Halic Televizyon ve Radyo Yayinciligi Ticaret A.S.	S18572/230422	Sept 12, 2005	US $	202,500	Sept 12, 2006
Citibank Turkey	Pasifik Televizyon ve Radyo Yayinciligi Ticaret A.S.	S18572/230424	Sept 12, 2005	US $	3,375,000	Sept 12, 2006

CREDIT AGREEMENT

-N2-

SCHEDULE O

REAL PROPERTY

[see references in Section 3.1(2)]

7850 Enterprise Street, Burnaby

222-23rd Street NE, Calgary

5325 Allard Way, Edmonton

81 Barber Green Road, Toronto

CREDIT AGREEMENT

SCHEDULE P

EXCLUDED INVESTMENTS

[see references in Section 1.1.72]

Name of Excluded Investment	Owner of Excluded Investment’s Capital Stock	Percentage of Outstanding Equity
CanWest (U.S.) Inc.	Borrower	100%
Men TV General Partnership	Borrower	49%
Mystery Partnership	Borrower	50%
LifeServ Corporation	Borrower	25%
Internet Broadcasting Systems, Inc.	Borrower	17%
CanWest Western Independent Producers Fund	Borrower	100%
WIC Television Sales Ltd.	Borrower	100%
3683303 Canada Inc.	Borrower	100%
Prime Television Holdco Inc.	Borrower	100%
3740421 Canada Inc.	Borrower	100%
3919048 Canada Ltd.	Borrower	100%
Southam Digital Inc.	Borrower	100%
Apple Box Productions Sub Inc.	Borrower	100%
All-Sport Ventures Inc.	Borrower	100%
One Central Park West Property Limited	CanWest Global Communications Corp.	100%
CWF Capital Ltd.	CanWest Global Communications Corp.	100%
CWF Investments Ltd.	CanWest Global Communications Corp.	100%
CanWest Entertainment Inc.	CanWest Global Communications Corp.	100%

CREDIT AGREEMENT

Name of Excluded Investment	Owner of Excluded Investment’s Capital Stock	Percentage of Outstanding Equity
CanWest International Corp.	CanWest International Communications Inc.	100%
CanWest Pacific Communications Pty Limited	CanWest International Communications Inc.	100%

CREDIT AGREEMENT

-P2-

SCHEDULE Q

FORM OF BORROWER DEBENTURE

[see references in Section 5.1]

DEBENTURE

[●Advance Type]	No. ________________________

Cdn. $550,000,000	Date: ________________________

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby acknowledges its indebtedness to the Lenders in respect of and promises to pay to The Bank of Nova Scotia, as Agent for and on behalf of the Lenders, (the “Agent”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each [Prime Rate Advance/Base Rate Advance/LIBOR Advance/BA Equivalent Loan] (an “Applicable Advance”) from time to time made by each Lender to Borrower under that certain Credit Agreement, dated as of October 13, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Borrower, as borrower, Agent, as administrative agent, the guarantors from time to time parties thereto and the lenders from time to time parties thereto.

Borrower promises to pay interest on the unpaid principal amount of each Applicable Advance from the date of such Applicable Advance until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Debenture is one of the Borrower Debentures referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Debenture is also entitled to the benefits of the other Loan Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Debenture shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The amount of Applicable Advances made by each Lender shall be recorded in one or more loan accounts or records maintained by the Lender in the ordinary course of business.

Borrower, for itself, its successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonour and non-payment of this Debenture.

CREDIT AGREEMENT

THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

CANWEST MEDIAWORKS INC.

By:
Name:
Title:

By:
Name:
Title:

CREDIT AGREEMENT

-Q2-